UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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OraSure Technologies, Inc.

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Proxy Statement Notice of Annual Meeting of Stockholders
2024 Tuesday, May 14, 2024 ● 10:00 a.m. (Eastern Time)

Letter to the Stockholders

Carrie Eglinton Manner Chief Executive Officer (“CEO”)
April __, 2024
Dear Fellow Stockholders:
At OTI, our a vision is to transform health through actionable insights, powering the shift that connects people to healthcare wherever they are. We believe our mission of improving access, quality, and value of healthcare with innovation in effortless tests, sample management solutions, and services is aligned with where healthcare is headed, and we are proud to be part of this evolution that empowers people to manage their health.
This year, we have made fantastic progress on our three-part transformation journey to strengthen our foundation, elevate our core growth, and accelerate profitable growth. In 2023, we had a record year for revenue, driven by our InteliSwab® COVID-19 test, and we generated significant positive operating cash flow, fueled by our enterprise-wide focus on innovating and operating with disciplined execution. In 2024, we will maintain our focus on achieving our target of break-even in cash flow from operations for the core business.
As contracts for our InteliSwab® tests taper down, we are investing in our innovation roadmap, both organically and inorganically, and building opportunities for future growth. External partnerships are a fundamental part of our strategy to drive expansion in our core business, and we believe the progress we are making positions us for profitable growth, strengthens our medium to long-term competitiveness, and creates additional shareholder value.
I believe we are in a strong strategic position to play an important role in the future of healthcare as we expect to see the increased importance of empowering consumers. Paired with our mantra of innovating and operating with disciplined execution and accountability, I anticipate that we will profitably power the shift that connects people to better healthcare.
We will be holding our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of OraSure Technologies, Inc. (the “Company”) on Tuesday, May 14, 2024 at 10:00 a.m. (Eastern Time). This year’s Annual Meeting will (again) be a virtual meeting, conducted as a live webcast. You will be able to attend the Annual Meeting online, vote your shares electronically if you wish, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OSUR2024.

Pursuant to the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the internet, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be sent to stockholders on or about April 4, 2024. The Notice contains information on how to access copies of the proxy materials and vote your shares.

At the Annual Meeting, you will be asked to (i) elect two Class III Directors to serve on the Board of Directors until the Annual Meeting of Stockholders in 2027; (ii) ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2024 fiscal year; (iii) approve, by an advisory (non-binding) vote, the compensation of the Company’s named executive officers as disclosed in the proxy materials; (iv) approve, an amendment to our Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law; (v) approve an amendment and restatement of the OraSure Technologies, Inc. Stock Award Plan (the "Stock Award Plan" or the "Plan") to increase the number of shares to be authorized for grant under the Plan by 3,000,000 shares; (vi) approve one or more adjournments of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes to adopt the foregoing proposals; and (vii) transact such other business as may properly come before the meeting, and any adjournment(s) or postponement(s) thereof.
The Board of Directors has approved two nominees for the Class III Directors and recommends that you vote FOR their election to the Board of Directors. In addition, the Board of Directors recommends that you vote FOR the ratification of Grant Thornton LLP’s appointment, FOR the approval of the Company’s executive compensation, FOR the approval of an amendment to our Certificate of Incorporation to limit the liability of certain officers of the Company, FOR the approval of the amendment and restatement of the Company’s Stock Award Plan, and FOR the approval of adjournments to the Annual Meeting if necessary or appropriate to permit further solicitation and vote of proxies.
Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting online, we urge you to submit your vote as soon as possible. You will have the option to vote by telephone, via the internet, or by completing, signing, dating and returning a paper proxy card. Additional details on these options can be found in the Notice sent to you and in the other proxy materials. You may, of course, attend the Annual Meeting online and vote your shares during the meeting regardless of whether you have previously voted by phone, the internet or mail.
Thank you for your cooperation and your ongoing support of, and continued interest in, OraSure Technologies, Inc.
Sincerely yours,
Carrie Eglinton Manner
CEO & President

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED MARCH 22, 2024
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS OF ORASURE TECHNOLOGIES, INC.
DATE AND TIME
Tuesday, May 14, 2024
10:00 a.m. (Eastern Time)
To be held virtually by visiting:
www.virtualshareholdermeeting.com/OSUR2024
ITEMS OF BUSINESS
The 2024 Annual Meeting of Stockholders will be held for the following purposes:
1.To elect two (2) Class III Directors to serve for a term expiring at the Company’s Annual Meeting of Stockholders in 2027;
2.To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;
3.To approve, by an advisory (non-binding) vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement accompanying this Notice;
4.To approve an amendment to our Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law;
5.To approve an amendment and restatement of the Company’s Stock Award Plan to increase the number of shares of Common Stock authorized to be granted under the Plan;

6.To approve one or more adjournments of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes to adopt the foregoing proposals; and

7.To consider such other business as may properly come before the meeting, and any adjournment(s) or postponement(s) thereof.

HOW TO VOTE
Via the Internet. Go to www.proxyvote.com to vote your shares online prior to the Annual Meeting. Have the control number that is printed in your Notice of Internet Availability of Proxy Materials or Proxy Card available and follow the instructions. You may also vote online during the Annual Meeting by going to www.virtualshareholdermeeting.com/OSUR2024 and following the instructions.
By Phone. Call the toll-free number on your Notice of Internet Availability of Proxy Materials or Proxy Card and follow the prompts.
By Mail. You can vote by mail by requesting a paper copy of the materials, which will include a Proxy Card. Please review your Notice of Internet Availability of Proxy Materials for instructions on how to request a paper copy of the materials. Mark, sign and date your Proxy Card and return it as indicated on the Proxy Card.
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS OF ORASURE TECHNOLOGIES, INC.

Who Can Vote: Only holders of shares of the Company’s Common Stock of record at the close of business on March 22, 2024 will be entitled to vote at the Annual Meeting of Stockholders and any adjournment(s) or postponement(s) thereof. Additional information is included in the Proxy Statement accompanying this Notice.
A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting beginning 10 days before the meeting at the Company’s headquarters at 220 East First Street, Bethlehem, PA 18015 during ordinary business hours. In addition, such list will be available for inspection during the meeting in the virtual meeting room at: www.virtualshareholdermeeting.com/OSUR2024.

By Order of the Board of Directors,
Stefano Taucer
Secretary
April ____, 2024

Proxy Statement Table of Contents

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED MARCH 22, 2024

PROXY STATEMENT SUMMARY

We are providing these proxy materials to stockholders of OraSure Technologies, Inc., a Delaware corporation (as used herein, “we,” “us,” “our”, “OraSure” or the “Company”), and we are first making available or mailing the materials on or about April 4, 2024, in connection with the Company’s solicitation of proxies (each, a “Proxy”) for use at the Annual Meeting of Stockholders to be held on Tuesday, May 14, 2024 at 10:00 a.m. (Eastern Time), and at any adjournment(s) or postponement(s) thereof (the “Annual Meeting”).
As a stockholder, you are invited to participate in the Annual Meeting and are requested to vote on the matters described in this Proxy Statement. The
Annual Meeting will be conducted in a completely virtual manner through a live webcast that you can access online by going to www.virtualshareholdermeeting.com/OSUR2024. The webcast will not include a presentation by management. A question and answer session will be provided at the Annual Meeting only for questions that are germane to the matters being discussed and voted on at the meeting.
This summary highlights information contained elsewhere in this Proxy Statement but does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting your shares.

2024 ANNUAL MEETING INFORMATION
•Date and Time:     Tuesday, May 14, 2024 at 10:00 a.m. (Eastern Time)
•Location:    Online by visiting www.virtualshareholdermeeting.com/OSUR2024
•Record Date:     March 22, 2024

PROPOSALS FOR STOCKHOLDER CONSIDERATION

	Proposals	Board Recommendation	Page Reference for More Detail
1.)	Election of two Class III Directors	FOR EACH NOMINEE	71
2.)	Ratification of appointment of our independent registered public accounting firm for 2024	FOR	75
3.)	Advisory (non-binding) vote to approve executive compensation	FOR	76
4.)	Approval of an amendment to our Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law	FOR	77
5.)	Approval of an amendment and restatement of our Stock Award Plan to increase the shares authorized for issuance thereunder	FOR	79
6.)	Approval to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposals	FOR	84

Proposal No. 1 – Election of Directors
The table below provides summary information about each of our nominees for Class III Directors, whose new terms will expire at the 2027 Annual Meeting of Stockholders. The Board of Directors (the “Board”) is recommending that stockholders vote for each Director nominee.

				Committee Memberships[1]			Other Public Boards
Name and Principal Occupation	Age	Director Since	Independent	AC	CC	N& CG
Nancy J. Gagliano, M.D.
Managing Director, Granite Healthcare Advisors	64	2021	Yes	No	√	C	No
Lelio Marmora
President, Former Executive Director, Unitaid	57	2020	Yes	√	No	√	No
______________________
1AC = Audit Committee; CC = Compensation Committee; N&CG = Nominating & Corporate Governance Committee; C = Chairperson; √ = Member.
Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has selected Grant Thornton LLP (“GT”) to be our independent registered public accounting firm for the 2024 fiscal year. The Board believes GT is well qualified to serve in this capacity and is recommending that the engagement of GT be ratified by our stockholders. The Board is recommending that stockholders vote for the appointment of GT as provided above.
Proposal No. 3 – Advisory (Non-Binding) Vote to Approve Executive Compensation
Our compensation program is designed to focus and reward our executives for balancing both short and long-term priorities. To fulfill this mission, we have adopted a pay-for-performance philosophy that forms the foundation for executive compensation decisions made by our Board and the Compensation Committee of the Board (the “Compensation Committee”).
The Compensation Discussion and Analysis portion of this Proxy Statement (the “CD&A”) contains a detailed description of our executive compensation philosophy and program, the compensation decisions the Board and Compensation Committee have made under that program and the factors considered in making those decisions, focusing on the compensation of our named executive officers (“NEOs”) for the year ended December 31, 2023, who were:

Name	Position(s)
Carrie Eglinton Manner	President and CEO
Kenneth McGrath	Chief Financial Officer
Kathleen G. Weber	Chief Product Officer
As described further in the CD&A and elsewhere in this Proxy Statement, the following should be considered by stockholders in evaluating the compensation of our NEOs for 2023:
•We delivered record revenue, generated strong cash flow, significantly improved profitability, invested in our innovation pipeline, established strategic relationships with key partners, and outperformed our peers and industry in Total Shareholder Return in 2023.
•OraSure is a diverse portfolio business operating in highly competitive and evolving healthcare market segments; the Company provided demonstrable value for customers, employees, and stockholders in 2023 while fulfilling its contract obligations to the U.S. Government in service of the COVID-19 pandemic ahead of schedule and on budget.

•The Compensation Committee applied no positive discretion in determining performance and payouts for our NEOs.
•We regularly solicit input from our stockholders on executive compensation matters. In response to the 2023 Say-on-Pay results (66% approval), and as discussed in the Say-on-Pay Results in 2023, Stockholder Feedback and Company Response section of this Proxy Statement, we initiated an even more robust shareholder engagement program and integrated the feedback we received from investors into our executive compensation program. We plan to continue to engage with our stockholders in the future to help ensure that our executive compensation programs are well understood by our stakeholders and that we remain responsive to stockholder concerns.
•We maintain and adhere by a full suite of good governance policies and processes.
The Board is recommending that stockholders vote in favor of the compensation of our NEOs, as described in this Proxy Statement.
Proposal No. 4 – Approval of an Amendment to the Company's Certificate of Incorporation

The State of Delaware, which is the Company’s state of incorporation, enacted legislation, effective August 1, 2022, that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). Amended DGCL Section 102(b)(7) only permits exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

The Board believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current directors from accepting or continuing membership on corporate boards and prospective or current officers from serving corporations. The Board believes that by providing exculpation in accordance with DGCL Section 102(b)(7), the Company would be able to attract and retain the services of highly qualified individuals to serve the Company as key officers and potentially reduce litigation costs associated with frivolous lawsuits.

The Board balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of the Company and our stockholders to amend our Certificate of Incorporation to adopt amended DGCL Section 102(b)(7) and extend exculpation protection to our officers in addition to our directors. The proposed Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) reflecting this amendment is attached as Exhibit A to this Proxy Statement.

The Board is recommending that stockholders vote in favor of an amendment to our Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law, as described in this Proxy Statement.
Proposal No. 5 – Amendment and Restatement of Stock Award Plan

In order to enable the Company to continue to attract qualified directors, officers, employees and outside advisors, and to compensate these individuals in a manner that is competitive with compensation provided by other medical diagnostic and healthcare companies, the Board has determined that additional shares of Common Stock are needed to be available for grants under the Company’s Stock Award Plan. In addition, the Board wants to ensure that sufficient shares are available, if needed, to provide retention or other equity awards in connection with potential acquisitions or other business development activities.

Accordingly, subject to stockholder approval, the Board approved an amendment and restatement of the OraSure Technologies, Inc. Stock Award Plan (last amended and restated, March 31, 2023) (the “Stock Award Plan” or the “Plan”) to increase the number of shares to be authorized for grant under the Plan by 3,000,000 shares. On and after March 25, 2024, as a result of this increase, there will be a total of          shares available in the Plan for future issuance, subject to stockholder approval. A copy of the Amended and Restated Stock Award Plan reflecting this amendment is attached as Exhibit B to this Proxy Statement.

Proposal No. 6 – Adjournment of Annual Meeting

If, at the Annual Meeting, the number of shares of Common Stock present or represented and voting in favor of the approval of any of Proposal 1, 2, 3, 4 or 5 (collectively, the “Proposals”) is not sufficient to approve the Proposals, our management may move to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in favor of the Proposals.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Annual Meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve this proposal, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.

2023 PERFORMANCE HIGHLIGHTS
In 2023, we delivered meaningful progress on our three pillars of strategic transformation to:

1) Strengthen our foundation;
2) Elevate growth in our core business; and
3) Accelerate profitable growth.

Notable highlights in 2023 include:

•We reported record revenue of $405 million, representing 5% growth compared to the prior year and 74% cumulative growth over the past two years.

•We demonstrated strong execution on our Covid-19 contracts and generated $257 million of revenue from our Covid-19 products.

•We grew our Core revenue (which excludes Covid-19 revenue) by 2% compared to the prior year while navigating headwinds in our end markets and the macroeconomy.

•We delivered significant expansion in both our gross margin and our operating margin through our initiatives focused on operational efficiency, cost reductions, and building an enterprise-wide mindset that is focused on continuous improvement.

•We exceeded our target of $15 million of annualized cost savings.

•We generated operating income of approximately $33 million compared to an operating loss of approximately $22 million in 2022.

•We reported net income of approximately $54 million compared to a net loss of approximately $17 million in 2022.

•We completed the milestones and collected the corresponding milestone payments included in our contract with the U.S. government related to capacity expansion at our Opus Way facility earlier than expected, and we made progress in streamlining our operational footprint in order to leverage the automation and infrastructure at our new facility.

•We generated $142 million of Cash Flow from Operations and increased our cash and short-term investments balance at the end of 2023 to $290 million, which is an increase of $180 million compared to the end of 2022.

•With our stronger balance sheet, we are investing in our internal innovation roadmap and evaluating external opportunities to expand our product portfolio in order to accelerate our long-term growth rate.

•We continued to diversify and expand our client base through new and expanded agreements with diagnostic, pharma, biotech companies, along with other innovators.

•We expanded the portfolio of products that our sales teams can provide to our customers in several important segments through new distribution relationships.

•In January 2024, we announced our investment in KKR Sapphiros, L.P. ("Sapphiros") and our entry into a wide-ranging distribution relationship with Sapphiros and certain of its related entities. Through this strategic relationship, we expect to be able to offer a more comprehensive range of low-cost diagnostic tests and sample management solutions to our customers globally.

•We outperformed our peers and the NASDAQ Healthcare index Total Shareholder Return (TSR) of 0.4% by delivering 54% TSR based on the average stock price for the last twenty trading days of the year in 2023 compared to the last twenty trading days of 2022.

MOST SIGNIFICANT COMPENSATION COMPONENTS
We have structured the components of our executive compensation program to be directly tied to the performance of both the Company and our executives and aligned with the best interests of our stockholders. These components consist of the following:

Base Salary	Salaries are based on the individual executive’s position relative to market and the executive’s individual performance and contribution.
Annual Cash Incentive Plan Bonuses
Annual incentive cash bonuses through our OraSure Technologies Incentive Plan (“OTIP”) reflect market-based targets with individual bonus payouts and are contingent upon (i) our achievement of corporate financial and/or strategic objectives, and (ii) the executive’s individual performance against pre-determined objectives.

Equity Awards under our Long-Term Incentive Policy (“LTIP”)	Long-term incentive equity compensation reflects market-based targets with the value of individual awards contingent upon each executive’s individual performance against pre-determined objectives during the fiscal year prior to award. Fifty percent (50%) of each NEO’s annual LTIP award consists of performance-vested restricted units (“PRUs”) which require achievement of certain financial performance measures selected by the Board and Compensation Committee and the satisfaction of a 3-year service period for vesting of the award. The other fifty percent (50%) consists of time-vested restricted stock (“RS”) which vests in equal installments over a three-year service period.

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Key features of our compensation program illustrate our commitment to pay-for-performance, the strong alignment of our executives’ interests with those of our stockholders, and strong corporate governance. Several of the more significant of these features are summarized below:

•Compensation is market driven with total compensation of our executives targeted at the 50th percentile of the Company’s peer group (as set forth in the CD&A) (the “Peer Group”).	•Regular stockholder outreach on compensation and governance matters.
•Compensation is predominantly variable or performance based.	•Use of a third-party compensation consultant to provide executive compensation market assessment and independent advice on compensation matters.
•Balanced mix of cash/equity, fixed/variable, short-term/long-term compensation components.	•Strong stock ownership/retention requirements for executives and Directors.
•In order to incentivize growth, performance objectives for annual bonus incentives target key financial measures and/or important strategic goals.	•As a general matter, no perquisites for NEOs that are not offered to all employees of the Company.
•The Board’s discretionary ability to adjust annual incentive bonus payment is limited to +/- 10% in order to avoid excessive discretionary bonus adjustments. In 2023, the Compensation Committee and Board included a condition that the annual incentive bonus may be further adjusted downward based on profitability and cash liquidity needs of the Company.
•Use of peer company benchmarking.
•Long-term equity incentive awards include 50% PRUs that vest based on (i) three-year cumulative revenue, (ii) three-year relative total stockholder return (“rTSR”) and (iii) three years of continued service.
•Compensation recoupment or “clawback” policy, under which we are required to recover excess compensation paid to an executive if our financial statements are restated.
•No excise tax gross-up in any of our NEO employment agreements and no “single trigger” change-in-control severance in any of our new executive employment agreements.	•No hedging or pledging of our Common Stock.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND VOTING

1. WHY DID I RECEIVE THESE PROXY MATERIALS?
Our Board of Directors (the “Board”) is furnishing proxy materials, including this Proxy Statement, a Proxy Card and the Company’s Annual Report to Stockholders for the year ended December 31, 2023 (the “2023 Annual Report”), to our stockholders in order to solicit proxies to be voted at the Annual Meeting (each, a “Proxy”). On or about April 4, 2024, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to each stockholder at the holder’s address of record, indicating that this Proxy Statement is now available to our stockholders of record entitled to vote at the Annual Meeting. Please carefully review this Proxy for information on the matters to be presented at the Annual Meeting and for instructions on how to vote your shares. Our 2023 Annual Report, including financial statements for such period, does not constitute any part of the material for the solicitation of proxies, but copies are available to stockholders upon request.
Securities and Exchange Commission (“SEC”) rules permit us to deliver only one copy of the Notice or a single set of proxy materials to multiple stockholders sharing the same address. Upon written or oral request, we will deliver separate Notices and/or copies of our 2023 Annual Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of the Notice was delivered. Stockholders may notify the Company of their requests by calling or writing us at OraSure Technologies, Inc., 220 East First Street, Bethlehem, Pennsylvania 18015, Attention: Corporate Secretary; (610) 882-1820.

2. WHAT IS A PROXY?
A Proxy is your legal designation of another person to vote the shares of Common Stock you own. That other person is called a “proxy.” If you designate someone as your proxy in a written document, that document also is called a Proxy or a Proxy Card.
Carrie Eglinton Manner and Stefano Taucer, each of whom are officers of the Company, have been designated by the Board as proxies to vote on behalf of stockholders for the Annual Meeting.

3. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?
The record date for the Annual Meeting is March 22, 2024 (the “record date”). The record date is established by the Board as required by Delaware law. Only stockholders of record at the close of business on the record date are entitled to:
(a)receive notice of the Annual Meeting; and
(b)vote at the Annual Meeting and any adjournment(s) or postponement(s) of the meeting.
Each stockholder of record on the record date is entitled to one vote for each share of Common Stock held.
On the record date, there were 76,509,975 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting.
A list of stockholders will be open for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the meeting at our principal executive offices at 220 East First Street, Bethlehem, PA 18015, and electronically during the Annual Meeting at www.virtualshareholdermeeting.com/OSUR2024 when you enter the control number provided in the Notice sent to you.

4. WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?
If your shares of stock are registered in your name on the books and records of our transfer agent, Computershare, Inc., you are a stockholder of record.
If your shares of stock are held for you in the name of your broker, bank or other nominee, your shares are held in “street name.” The answer to Question 7 describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares of stock without instructions from you.
It is important that you vote your shares if you are a stockholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 7.

5. HOW CAN I VOTE MY SHARES FOR THE ANNUAL MEETING?
All stockholders have a choice of voting via the internet, over the telephone or by completing and mailing a paper Proxy Card, as described below.
Voting via the Internet or by Telephone. Stockholders of record desiring to vote online via the internet or by telephone prior to the Annual Meeting, should go to www.proxyvote.com or call the toll-free number indicated on the Proxy Card or Notice. You may vote via the internet or by telephone provided you do so by 11:59 p.m. (Eastern Time) (8:59 p.m. Pacific Time) on Monday, May 13, 2024. Stockholders who attend the Annual Meeting via the internet may vote their shares at that time up to and during the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/OSUR2024.
Street name holders may vote via the internet or by telephone if their brokers, banks or other nominees make those methods available. If that is the case, each broker, bank or nominee will include instructions with the Notice or Proxy Statement.
The telephone and internet voting procedures, including the use of control numbers, are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that your instructions have been recorded properly.
If you vote via the internet, you should understand that you will be responsible for any costs associated with this method of voting, such as usage charges from internet access providers and telephone companies.
Voting by Mail. If you desire to vote prior to the Annual Meeting by mail by using a paper Proxy Card instead of by telephone or via the internet, you will need to follow the instructions in your Notice that will be mailed to you. You will then need to complete, sign, date and return the Proxy Card, as described on the Proxy Card. Street name holders should complete and return the voting card provided by their broker, bank or nominee.
Voting at the Annual Meeting. All stockholders of record may vote online during the Annual Meeting, as described above. Submitting a Proxy via the internet, over the telephone or by mail will not affect your right to withdraw your Proxy and vote during the Annual Meeting.

6. HOW WILL MY SHARES BE VOTED IF I SEND IN A PROXY?
If you are represented by a properly executed Proxy, whether delivered by phone, the internet or mail, your shares will be voted in accordance with your instructions.
If you do not provide instructions with your Proxy, your shares will be voted according to the recommendations of our Board as stated on the Proxy.

7. WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?
Stockholders of Record: If you are a stockholder of record, your shares will not be voted if you do not provide your Proxy, unless you vote online during the Annual Meeting. It is, therefore, important that you vote your shares.
Street Name Holders: If your shares are held in street name and you do not provide your signed and dated voting instruction form to your bank, broker or other nominee, your shares may be voted by your broker, bank or other nominee but only under certain circumstances. Specifically, under rules of the New
York Stock Exchange, which also apply to companies listed on the Nasdaq Stock Exchange (“Nasdaq”), shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions.
At the upcoming Annual Meeting, only the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at our Annual Meeting (specifically, the election of each of the Director nominees, the advisory vote to approve the compensation of the Company’s NEOs, the vote on the Charter Amendment and the vote to approve the amendment and restatement of the Company’s Stock Award Plan are not considered “routine”, so the broker, bank or other nominee cannot vote your shares on any of these proposals unless you provide to the broker, bank or other nominee voting instructions for each of these matters. If you do not provide voting instructions on these matters, your shares will not be voted on the matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

8. HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
Your shares are counted as present at the meeting if you attend the meeting and vote online or if you properly return a Proxy by internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of our outstanding shares of Common Stock as of the record date, must be present online or by Proxy at the meeting. This is referred to as a quorum. Broker non-votes, votes withheld and abstentions are included in determining whether there are a sufficient number of shares present to constitute a quorum.

9. HOW CAN I REVOKE A PROXY?
You can revoke a Proxy before the completion of voting at the Annual Meeting by:
(a)Giving written notice to the Corporate Secretary of the Company to revoke your Proxy; or
(b)Delivering a later-dated Proxy that indicates the change in your vote; or
(c)Logging on to www.proxyvote.com in the same manner you would to submit your Proxy electronically or calling the telephone number indicated in your Notice, and in each case, following the instructions to revoke or change your vote; or
(d)Attending the Annual Meeting online and voting, which will automatically cancel any Proxy previously given. Attendance alone will not revoke any Proxy that you have given previously.
If you choose any of the first three methods, you must take the described action no later than 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on Monday, May 13, 2024. Once voting on a particular matter is completed at the Annual Meeting, you will not be able to revoke your Proxy or change your vote. If your shares are held in street name by a broker or other nominee, you must contact that institution to change or revoke your vote.

10. WHAT ITEMS WILL BE VOTED ON AT THE ANNUAL MEETING?
At the Annual Meeting, action will be taken on the matters set forth in the accompanying Notice and described in this Proxy Statement. The Board knows of no other matters to be presented for action at the Annual Meeting.
If any other matters do properly come before the Annual Meeting, the persons named in the Proxy Card will have discretionary authority to vote on those matters in accordance with their best judgment.

11. WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?
Solicitation of Proxies is made on behalf of the Board. The cost of soliciting Proxies will be borne by the Company. In addition to solicitations by e-proxy and/or by mail, certain of our Directors, officers and regular employees may solicit Proxies personally or by telephone or other means without additional compensation.
We have also engaged Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003, to provide proxy solicitation services at an estimated fee of $15,000, plus expenses. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons, and we will, upon request, reimburse them for their reasonable expenses in so doing.

12. HOW CAN I PARTICIPATE IN THE ANNUAL MEETING?

This year’s Annual Meeting will be a virtual meeting of stockholders and will be conducted via live webcast on the Internet. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on March 22, 2024, the record date for the meeting, or if you hold a valid Proxy for the Annual Meeting.
You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OSUR2024. To participate in the Annual Meeting, you will need the control number that is included on your Notice, on our Proxy Card or on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 10:00 a.m. (Eastern Time), and you should allow ample time to complete the online check-in procedures.

13. WHAT IF I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

14. ARE VOTES CONFIDENTIAL?
We will continue our long-standing practice of holding the votes of each stockholder in confidence from Directors, officers and employees, except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the
Company; (b) in the case of a contested proxy solicitation; (c) if a stockholder makes a written comment on the Proxy Card or otherwise communicates his or her vote to the Company; or (d) as needed to allow the independent inspectors of election to certify the results of the vote.

15. WHO COUNTS THE VOTES?
We will continue, as we have for many years, to retain an independent inspector of election to receive and tabulate the Proxies and certify the results. These activities will be handled electronically.

16. MAY STOCKHOLDERS ASK QUESTIONS AT THE ANNUAL MEETING?
Yes. The CEO will answer stockholders’ written questions submitted during the question and answer period of the meeting. Stockholders should confine their questions to matters that relate to the business of the meeting. The CEO will determine which questions are appropriate to answer during the meeting.
We reserve the right to edit or reject any questions we deem profane or otherwise inappropriate, or that do not relate to the business of the meeting. Detailed guidelines for submitting written questions during the meeting are available at www.virtualshareholdermeeting.com/OSUR2024.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the March 22, 2024 record date, regarding the beneficial ownership of the Company’s Common Stock by (a) each person who is known by us to be the beneficial owner of more than five percent of the Common Stock outstanding; (b) each Director and nominee for election as Director; (c) each of our executive officers named in the Summary Compensation Table in this Proxy Statement; and (d) all of our Directors, the nominees for election as Director and executive officers as a group. Unless otherwise indicated, the address of each person identified below is c/o OraSure Technologies, Inc., 220 East First Street, Bethlehem, Pennsylvania 18015.
Pursuant to Rule 13d-3 under the Exchange Act, shares of Common Stock which a person has a right to acquire pursuant to the exercise of stock options held by that person that are exercisable within 60 days of March 22, 2024 are deemed to be outstanding for the purpose of computing the ownership percentage of that person, but are not deemed outstanding for computing the ownership percentage of any other person.

Name and Address of Beneficial Owner	Amount and Nature of the Beneficial Ownership[1,2]	Percent of Class
Black Rock, Inc.[3] 55 East 52nd Street New York, NY 10055	12,622,864	16.5%
The Vanguard Group[4] 100 Vanguard Blvd. Malvern, PA 19355	5,309,456	6.9%
Camber Capital Management, LP5 101 Huntington Avenue Boston, MA 02199	4,250,000	5.6%
Dimensional Fund Advisors[6] 6300 Bee Cave Road, Building One Austin, TX 787746	3,906,687	5.1%
Carrie Eglinton Manner	1,582,657	2.1%
Kenneth McGrath	326,131	*
Kathleen G. Weber	307,296	*
Mara G. Aspinall	136,335	*
James Datin	85,164	*
Nancy Gagliano, M.D.	58,831	*
David J. Shulkin, M.D.	45,338	*
Lelio Marmora	44,737	*
Robert W. McMahon	22,703	*
All Directors, the nominees for election as Director, and executive officers as a group (9 people)	2,609,192	3.4%
__________________________
*Less than 1%.
1Subject to community property laws where applicable, beneficial ownership consists of sole voting and investment power except as otherwise indicated.
2Includes shares subject to options exercisable within 60 days of March 22, 2024, as follows: Ms. Weber, 10,404 shares; and Ms. Aspinall, 40,000 shares; and all Directors, the nominees for election as Director and executive officers as a group, 50,404 shares. Also includes unvested RS, as follows: Ms. Eglinton Manner, 1,464,849 shares; Mr. McGrath, 182,434; Ms. Weber, 103,739 shares; Ms. Aspinall, 24,517 shares; Mr. Datin, 19,802 shares; Dr. Shulkin, 19,802 shares; Mr. Marmora, 19,802 shares; Dr. Gagliano, 19,802 shares; and Mr. McMahon 22,703 shares; and all Directors, the nominees for election as Director and executive officers as a group, 1,877,450 shares. Does not include unvested PRUs.
3Based on information contained in a Schedule 13G/A filed January 22, 2024. The filing person has sole voting power with respect to 12,385,548 shares and sole dispositive power with respect to all of the indicated shares.

4Based on information contained in a Schedule 13G/A filed February 13, 2024. The filing person has shared voting power with respect to 46,646 shares, sole dispositive power with respect to 5,203,056 shares and shared dispositive power with respect to 106,400 shares.
5Based on information contained in a Schedule 13G filed February 2, 2023. The filing person has sole voting power with respect to 4,250,000 shares and sole dispositive power with respect to all of the indicated shares.
6Based on information contained in a Schedule 13G filed February 9, 2024. The filing person has sole voting power with respect to 3,823,054 shares and sole dispositive power with respect to all of the indicated shares.

CORPORATE GOVERNANCE

BOARD RESPONSIBILITIES, OPERATION AND COMPOSITION
The primary responsibility of the Board of Directors is to promote the long-term success of the Company. In fulfilling this role, each Director must exhibit good faith business judgment as to what is in the best interests of the Company. The Board is responsible for establishing broad corporate policies, setting strategic direction and overseeing management. The Company’s management is responsible for the day-to-day operations of the Company.
Currently, the Board is divided into three classes with Class I consisting of two Directors, Class II consisting of two Directors and Class III consisting of three Directors. There are currently seven Directors serving on the Board. The Board has determined that Mr. Datin, a current Class III member of the Board, will not stand for re-election at the Annual Meeting, and his service as a member of the Board will end effective as of the Annual Meeting. Accordingly, Mr. Datin's seat shall remain vacant until such seat is filled or the size of the Board is reduced, in each case in accordance with our Bylaws. At each annual meeting of stockholders, the nominees for the class of Directors whose term is expiring at that annual meeting are elected for a three-year term. A Director holds office until the annual meeting of stockholders for the year in which his or her term expires or until his or her successor is elected and duly qualified, subject to prior death, resignation, retirement, disqualification or removal. Each nominee for election at our upcoming Annual Meeting currently serves as a Director.

The Board typically holds regular, quarterly, meetings, with additional meetings held as needed. The Board’s organizational meeting follows the annual meeting of stockholders. The Board usually meets in executive session at all regularly scheduled meetings. The Board held 13 meetings and acted by written consent on 6 occasions during the fiscal year ended December 31, 2023. Each member of the Board attended more than 75 percent of the combined total of meetings of the Board and of the Committees of the Board on which such member served during the period in the year in which he or she served as a Director.
The Board holds four regularly scheduled meetings each year and special meetings as needed. Directors attended greater than 75% of all Board and Committee meetings during 2023.

GOVERNANCE GUIDELINES AND CODE OF CONDUCT
The Board has adopted Corporate Governance Guidelines which, along with the Charters for each of its Committees and the Company’s Code of Business Conduct and Ethics, as amended through November 14, 2023, provide a framework for the governance of the Company. The Company’s Corporate Governance Guidelines address matters such as the responsibilities and composition of the Board, Director independence and the conduct of Board and Committee meetings. The Company’s Code of Business Conduct and Ethics sets forth guiding principles of business ethics and certain legal requirements applicable to all Company employees, contractors and non-employee Directors. Copies of the current Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Investor Relations — Corporate Governance section of the Company’s website, https://orasure.gcs-web.com/governance. Upon request, the Company will provide a copy of each policy free of charge to any stockholder.
If we make substantive amendments to or grant any waiver from the Code of Business Conduct and Ethics applicable to our directors or executive officers, we will disclose the nature of such amendments or waiver to our stockholders to the extent and in the manner required by applicable exchange listing standards or any other regulation. For conduct involving an executive officer or Board member, only the Board of Directors or the Audit Committee of the Board has the authority to waive a provision of the Code of Business Conduct and Ethics. Should the Company amend or grant a waiver to its Code of Business Conduct and Ethics, the Company intends to post such amendment or notice of the waiver to its website at https://orasure.gcs-web.com/governance. Any waivers granted to the Code of Business Conduct and Ethics will be available on the website for at least a 12-month period.

We operate under a Code of Business Conduct and Ethics and Corporate Governance Guidelines, which apply to all employees, contractors and non-employee Board members.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE MATTERS
We believe that conducting our business in a socially, environmentally and ethically responsible manner, and in compliance with applicable legal requirements, is important to our long-term success and the health and well-being of our employees, customers, the communities that we serve, and other stakeholders. As a result, environmental, social and governance (“ESG") issues have become an area of increasing focus for our management team and our Board.
On March 6, 2024, the SEC adopted extensive and comprehensive new rules that will require us to provide detailed climate-related disclosures. These disclosures will include information about material climate-related risks, financial statement disclosures, together with details relating to our governance of climate-related risks and risk-management processes, the likelihood of those risks having a material impact on our business and financial statements, among others. Additionally, the new rules will require us to disclose information about our Scope 1 and Scope 2 greenhouse gas emissions in fiscal year beginning in 2028.
ESG Oversight
Historically, ESG issues have been addressed by our management team with the primary focus on regulatory and legal compliance, ethical operations, and development of our human capital resources. Material risks in these areas have been regularly reviewed with our Board, either directly or through the Audit Committee.
In 2023, we established an ESG Steering group with representation from a broad set of functional areas with our Company, including Operations, Legal, Quality & Regulatory, Product Management, Human Resources, and Finance. This cross-functional team will guide our Sustainability initiatives, review ESG issues in order to identify material ESG risks impacting our business, and determine appropriate mitigation and corrective strategies. These risks were discussed by the Board in 2023 and will be discussed by the Board at least annually as part of the Board’s oversight of risk management.
We released our second “OraSure Cares” ESG report in 2023, which provides a snapshot of the ways that we are preserving the environment, empowering our people, modeling integrity, and positively impacting the communities that we serve and in which we are located. A copy of the report may be accessed on our website at www.orasure.com. We intend to issue our next ESG report in 2024.
Environmental
We endeavor to implement responsible and sustainable environmental practices throughout our organization. Our goal is to eliminate or minimize any harm to our employees, the communities that we serve and the environment. For the last several years, we have identified and adopted sustainable practices to reduce our global environmental footprint, reuse and repurpose resources, and inspire action in others. Sustainability is a company priority and is considered in our business decisions, from making purchases, to investing in research efforts, to designing and shipping products.
Formed in 2020, our Sustainability Initiative focuses on identifying additional steps we can take to reduce our impact on the environment and our carbon footprint, including through the use of renewable energy sources and promoting clean communities and positive environmental stewardship.
In each of the last 2 years, we have engaged an advisory firm to create a Greenhouse Gas (“GHG”) Emissions Inventory Report (the “GHG Report”) for our Bethlehem, Pennsylvania sites covering emissions for the prior year. The GHG Report, which contains a detailed accounting of our Scope 1 and Scope 2 GHG emissions associated with those sites, provides us with a data-focused foundation for effective management of our GHG emissions. We conducted this study independently given our stated goal of positive environmental stewardship, and we plan to share additional data regarding our GHG emissions in our 2024 ESG Report.
We undertook several initiatives that significantly lessened our emissions in 2022 and 2023. For example, based upon the results of our GHG inventory, we identified that the largest source of emissions associated with our InteliSwab® manufacturing process was related to supplier materials. As a result, in early 2023 we implemented a re-design of the packaging of our InteliSwab® COVID-19 Rapid Tests to significantly reduce the amount of plastic and paper included in the product packaging. We estimate this change could save 90 tons of plastic and 1,500 tons of paper, reduce required delivery truckloads by approximately 50%, and drive cost savings of approximately $0.50 per test.
Healthcare Access & Quality
Our mission is to improve access, quality, and value of healthcare with innovation in effortless tests, sample management solutions, and services. Health equity is a significant priority around the globe, and our technologies, which are available in more than 100 countries, are valuable tools for reducing health inequities and making healthcare more accessible to underserved populations.
We aim to earn customer loyalty by consistently meeting or exceeding expectations while helping advance health and wellness worldwide. We endeavor to continuously improve our quality system and provide our customers with solutions that are safe and effective, comply with all applicable laws and regulations, and satisfy our customers. In 2023, we successfully completed 15 external assessments of our quality system, which led to continued registration, licensure, and confirmation of our commitment to quality to regulatory agencies and our customers. We also consolidated three separate quality systems into one global system.
Social & Human Capital
We believe our employees are our most important resource and are critical to our continued success. The health and safety of our workforce is a critical priority across our organization. We safeguard our people, projects, and reputation by striving for zero employee injuries, while operating and delivering our work responsibly and sustainably. We provide our employees upfront and ongoing safety training to ensure that safety policies and procedures are effectively communicated and implemented. Personal protective equipment is provided to those employees where needed to safely perform their job function. We have a Safety Committee consisting of employees from various functional departments to administer our internal safety inspection program, monitor compliance, investigate safety incidents and oversee the effectiveness of our safety procedures and policies.
We focus significant attention on attracting and retaining talented and experienced individuals to manage and support our operations, and our management team routinely reviews employee turnover rates at various levels of the organization. Management also reviews employee engagement and satisfaction surveys to monitor employee morale and receive feedback on a variety of issues.
As part of our compensation philosophy, we believe that we must offer and maintain market competitive compensation and benefits programs for our employees in order to attract and retain superior talent. In addition to competitive base wages, additional programs include annual bonus opportunities, a Company matched 401(k) Plan or other savings plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, flexible work schedules, and employee assistance programs.
We are committed to a thoughtful, robust, and proactive talent acquisition strategy that focuses on competitively hiring top talent to join our teams. By creating trusting partnerships and through enhanced candidate engagement initiatives, we empower and advise our business leaders to hire talent that innovates and elevates the business. We encourage applications from all qualified candidates who represent the communities in which we operate. We work to cultivate a sense of belonging for all via providing exceptional, responsive, and considerate candidate experiences. We have developed standardized, quality-driven talent acquisition processes. In 2023, we improved both our internal and external job posting experiences to make it easier for qualified applicants to apply to our open positions. We have moved forward with posting our external positions to a wider range of job boards, allowing for an increased audience of potential applicants.
The OraSure family of companies is committed to creating and fostering an inclusive workplace that reflects and contributes to the global communities in which we do business and the customers and partners we serve. This includes all communities impacted by our corporate presence. Our management teams and our employees are expected to exhibit and promote honest, ethical, and respectful conduct in the workplace. All of our employees must adhere to a Code of Business Conduct and Ethics that sets standards for appropriate behavior and includes required annual training on preventing, identifying, reporting, and stopping any type of unlawful discrimination, breach of laws or unethical behavior. We strive to recruit the best people for the job regardless of gender, ethnicity, or other protected trait and it is our policy to fully comply with all laws (domestic and foreign) applicable to discrimination in the workplace. We have established a hotline and other communication methods that employees can use to anonymously report discrimination or other complaints.
We have an active All Means U Council that strives to drive belonging and inclusion within the workplace. At the end of 2023, the composition of the Board of Directors was 43% female and 57% male while the executive leadership team was 45% female and 55% male. We believe a variety of perspectives are critical to achieving success, and that belonging and inclusion are key drivers to growth-based innovation and profitability. We are committed to creating a culture where all people feel valued, supported, and inspired to be themselves fearlessly, without judgement. We believe that when all voices are heard, we honor and exemplify our core values and best serve our customers and communities.
Governance
In pursuing our mission and vision, we are committed to operating our business in accordance with the highest moral, legal and ethical standards. We have adopted a Code of Business Conduct and Ethics in order to define the high standards under which all members of our Board and our employees are expected to operate. We also have an Anti-Corruption Policy, a Policy on Interactions with Healthcare Professionals, and other policies which further require honest, ethical, and lawful behavior. These policies are part of a broader compliance program designed to ensure that all policies and legal requirements are followed, that we make and sell high-quality products in accordance with applicable regulatory requirements, and that we otherwise operate in a responsible, ethical, and compliant manner.

INDEPENDENT BOARD CHAIRPERSON

The positions of Chairman of the Board and CEO of the Company are held by different individuals, with the Chairman being independent of management.	The Board has carefully considered its leadership structure and believes that the Company and its stockholders are best served by having the positions of Chairperson and CEO filled by different individuals. This allows the CEO to, among other things, focus on the Company’s day-to-day business, while allowing the Chairperson to lead the Board in its fundamental role of providing strategic advice and oversight of management.

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines require, among other things, that a majority of the members of the Board meet the independence requirements of the SEC and Nasdaq, on which our Common Stock is listed. Each year our Board, with assistance from the Nominating and Corporate Governance Committee, conducts a review of Director independence. The most recent annual review occurred in the first quarter of 2024, during which the Board considered transactions and relationships, if any, between each
A majority of our Directors are independent as required under applicable SEC and Nasdaq rules. All standing Board Committees consist of independent Directors.
Director and any member of such Director’s immediate family and the Company. As a result of this review, the Board determined that Mara G. Aspinall, Dr. Nancy J. Gagliano, M.D., James A. Datin, Lelio Marmora, David J. Shulkin, M.D. and Robert W. McMahon, are “independent,” as that term is defined in the applicable rules of Nasdaq and the SEC. Ms. Carrie Eglinton Manner was determined by the Board not to be independent because she is serving as an executive officer employed by the Company. Based on the foregoing, the Board of Directors is comprised of a majority of independent Directors. The Audit Committee, the Nominating and Corporate Governance Committee and Compensation Committee of the Board are also comprised solely of independent Directors. Additionally, the Board previously determined that Anne Whitaker, a former director who served as a member of the Board for a portion of the 2023 fiscal year, was “independent” as that term is defined in the applicable rules of Nasdaq and the SEC.

OVERSIGHT OF RISK MANAGEMENT

As part of its oversight of the Company’s operations, the Board and Audit Committee monitor the management of risks by the Company’s executives. The Audit Committee reviews the risks that the Company may face and receives reports from senior management on the nature of these risks and the procedures. Processes are implemented to manage and mitigate such risks. Substantive areas of risk reviewed by the Audit Committee include financial, legal, regulatory, operational, information technology, cybersecurity and employment matters. The Audit Committee provides a report to the full
The Board and Audit Committee monitor the major risks facing the Company and the procedures and processes implemented by the management to mitigate those risks.
Board on the matters covered during each of its meetings, including its risk monitoring activities. In addition, senior management provides periodic reports to the full Board on the major risks facing the Company and the processes and procedures in place to manage such risks. Management also conducts a risk assessment of the Company’s compensation policies and practices, including its executive compensation program, as described in greater detail in the Section of this Proxy Statement entitled, “Compensation Committee Matters.”

ANNUAL MEETING ATTENDANCE AND STOCKHOLDER COMMUNICATIONS
The Board has approved a policy concerning Board members’ attendance at our Annual Meeting of Stockholders and a process for security holders to send communications to members of the Board. A description of the Board’s policy on Annual Meeting attendance is provided on our website, at www.orasure.com. As a general matter, each Board member is required to attend each Annual Meeting of Stockholders.
Security holders may communicate with the Board by sending their communications to OraSure Technologies, Inc., 220 East First Street, Bethlehem, Pennsylvania 18015, Attention: Corporate Secretary, fax: (610) 882-2275, email: corporatesecretary@orasure.com.

All Board members are required to attend each Annual Meeting of Stockholders. The entire Board attended the 2023 Annual Meeting.

COMMITTEES OF THE BOARD
The Board currently has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Members of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee are each “independent,” as defined in the Exchange Act and Nasdaq rules applicable to such Committees. In addition, the Board has determined that Mara G. Aspinall and Robert W. McMahon are each an “audit committee financial expert,” as that term is defined by applicable rules of the SEC. Each committee operates pursuant to a written charter, copies of which are available on our website, at www.orasure.com. Additional information on each standing committee is provided below:

AUDIT COMMITTEE

Committee Members*:
Responsibilities include but are not limited to:
•Oversees accounting and financial reporting process, internal controls and audits.
•Consults with management and the Company’s independent registered public accounting firm on, among other items, matters related to the annual audits, the published financial statements and the accounting principles applied.
•Appoints, evaluates and retains our independent registered public accounting firm.
•Responsible for the compensation, termination and oversight of our independent registered public accounting firm.
•Evaluates the independent registered public accounting firm’s qualifications, performance and independence.
•Pre-approves all services provided by the independent registered public accounting firm.
•Monitors the Company’s major risk exposures and reviews risk assessment and mitigation policies and determines the appropriate levels and types of insurance policies to be purchased by the Company.
•Maintains procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.
• Reviews the Company’s cybersecurity program and risks, as identified by Company management, and the steps that the Company management has taken to protect against threats to the Company’s assets including information systems and data security.

Robert W. McMahon(1)	(C, I)
Mara G. Aspinall(1)	(I)
James A. Datin(2)	(I)
Lelio Marmora	(I)

Number of Meetings during fiscal 2023: 6
____________

C	– Committee Chairperson
I	– Determined by the Board to be independent under applicable SEC and Nasdaq rules.
(1)	– Determined by the Board to be an audit committee financial expert as defined under applicable SEC Rules.
(2)	– The Board has determined that Mr. Datin will not stand for re-election at the Annual Meeting, and his service as a member of the Board will end effective as of the Annual Meeting.

COMPENSATION COMMITTEE
Committee Members*:
Responsibilities include but are not limited to:
•Oversees compensation for executives and non-employee Directors.
•Reviews and recommends to the Board for approval the performance criteria, goals and objectives for CEO compensation.
•In consultation with other independent non-employee Directors, evaluates the CEO’s annual performance.
•Evaluates and recommends the CEO’s compensation to the Board for approval.
•In consultation with the CEO, reviews and approves the compensation of other executive officers.
•Oversees compliance with SEC and Nasdaq rules and regulations regarding stockholder approval of certain executive compensation matters.
•Establishes performance measures and goals and evaluates the attainment of such goals under performance-based incentive compensation plans.
•Reviews compensation and benefits issues relating to the Company.
•Reviews and recommends for Board approval, the terms of any employment agreements between the Company and each executive officer.
•Periodically reviews and administers the Company’s Compensation Recoupment Policy for executive officers and non-employee Directors.
•Reviews compliance with the Company’s stock ownership guidelines and monitors compliance by directors and executive officers.

James A. Datin(1)	(C, I)
Mara G. Aspinall	(I)
Nancy J. Gagliano, M.D.	(I)
David J. Shulkin, M.D.	(I)
Number of Meetings during fiscal 2023: 6

C	– Committee Chairperson
I	– Determined by the Board to be independent under applicable SEC and Nasdaq rules.
(1)	– The Board has determined that Mr. Datin will not stand for re-election at the Annual Meeting, and his service as a member of the Board will end effective as of the Annual Meeting.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Committee Members:
Responsibilities include but are not limited to:
•Identifies, evaluates and recommends candidates for nomination or re-election to the Board.
•Reviews and makes recommendations to the Board on the range of skills, qualifications, diversity and expertise required for service as a Director.
•Reviews and recommends for Board approval the appropriate structure of the Board and Board committees.
•Recommends committee assignments and candidates for the position of Chairperson of each committee.
•Develops and recommends for Board approval Corporate Governance Guidelines and a Code of Business Conduct and Ethics, and procedures for the implementation thereof.
•Periodically reviews and recommends for Board approval the Board’s leadership structure, including whether the same person should serve as both CEO and Chairperson of the Board.
•Assists in the development of succession plans for the Company’s CEO and other executives.
•Assists the Board in evaluating the independence of individual Directors for purposes of Board and committee service.
•Develops and implements an annual self-evaluation process for the Board and its committees.

Nancy J. Gagliano, M.D.	(C, I)
Lelio Marmora	(I)
David J. Shulkin, M.D.	(I)

Number of Meetings during fiscal 2023: 4
____________

C	– Committee Chairperson
I	– Determined by the Board to be independent under applicable SEC and Nasdaq rules.

NOMINATION OF DIRECTORS

Our Bylaws provide that nominations for election to the Board may be made by the Board or by any stockholder entitled to vote for the election of Directors at the Annual Meeting. A stockholder’s notice of nomination must be made in writing to the Company’s Corporate Secretary and must be delivered to or received at our principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the meeting.	Stockholders can nominate individuals to serve on the Board by the following procedures described in our Bylaws.
However, in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, in order for notice by the stockholder to be timely, notice must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The notice to the Corporate Secretary must set forth, with respect to the nominee, the name, age, business address, residence address, principal occupation or employment of the person, the class and number of shares of capital stock of the Company which are beneficially owned by the person, and any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Exchange Act. The notice must also include, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of the stockholder and such beneficial owner; (ii) the class and number of shares of capital stock of the Company which are held of record or beneficially owned by such stockholder and such beneficial owner and any other direct or indirect pecuniary or economic interest in any capital stock of the Company of such stockholder and beneficial owner, including without limitation, any derivative instrument, swap, option, warrant, short interest, hedge, profit sharing arrangement or borrowed or loaned shares; (iii) a description of any arrangements or understandings between such stockholder and beneficial owner and each proposed nominee and any other person (including their names) pursuant to which the nomination(s) are to be made by such stockholder and such beneficial owner or with respect to actions to be proposed or taken by such nominee if elected as a Director; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors, or may otherwise be required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. We may also require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a Director of the Company.
The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates. Candidates recommended by stockholders will be considered by the Nominating and Corporate Governance Committee in the same manner as candidates recommended by other sources, but only if the stockholder makes a recommendation in accordance with the advance notification provisions set forth in our Bylaws.

DIRECTOR QUALIFICATIONS

The Board considers diversity, including personal factors such as race and gender, and other relevant factors in evaluating Director candidates. In determining whether an incumbent Director will be nominated for re-election, we evaluate the individual’s background, experience and prior service as a Director.
Although there is no formal policy governing Board diversity, the Nominating and Corporate Governance Committee considers diversity as one of many important factors in identifying new candidates for the Board. Such diversity includes personal characteristics such as race and gender as well as diversity in background and skills and experience that relate to our Board’s performance of its responsibilities. The Nominating and Corporate Governance Committee does not assign specific weight to any particular criteria when reviewing candidates and may not apply the same criteria to all prospective nominees.
The following matrix highlights the mix of key skills, qualities, attributes, and experiences of the Directors.

	Aspinall	Datin	Eglinton Manner	Gagliano	Marmora	McMahon	Shulkin
Business Operations	X	X	X	X	X	X	X
Financial Analysis and Control	X	X	X			X	X
Global Business	X	X	X		X	X	X
Regulatory US and International	X		X	X	X	X	X
Health systems and Life Sciences	X	X	X	X	X	X	X
Commercial Execution	X	X	X
As currently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view. The recently adopted listing requirements of Nasdaq require each listed company to have, or explain why it does not have, two diverse directors on the board, including at least one diverse director who self-identifies as female and at least one diverse director who self-identifies as an underrepresented minority or LGBTQ+. Each term used above and in the matrix below has the meaning given to it in Nasdaq Listing Rule 5605(f).
As a company listed on the Nasdaq Global Select Market, we are required to have, or explain why we do not have, at least one diverse director by December 31, 2023 and at least two diverse directors by

December 31, 2025. We currently have four diverse directors on our Board. The matrix below provides certain highlights of the composition of our Board members based on self-identification.

Board Diversity Matrix (As of April __, 2024)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific
Islander	—	—	—	—
White	3	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

INSIDER TRADING

Our Insider Trading Policy prohibits trading by Directors, executive officers or employees who are in possession of material nonpublic information about the Company.	We have a policy designed to prevent any trading in the Company’s Common Stock or other securities by Directors, executive officers and certain other employees of the Company and its affiliates while such person is in possession of material nonpublic information. The policy prohibits trading in the Company’s securities on the basis of material nonpublic information, requires preapproval of transactions in Company securities for Directors, executive officers and all other employees and establishes regular trading windows after each calendar quarter following the Company’s announcement of its quarterly financial results.

PROHIBITION AGAINST SHORT SALES, HEDGING AND PLEDGING

We believe it is inappropriate for any employee of the Company or its affiliates or any member of the Board to engage in short-term or speculative transactions involving Company securities, including entering into financial instruments or engaging in other transactions that hedge or offset, or that are designed to hedge or offset, any decrease in the market value of our Common Stock. As a result, our insider trading policy prohibits Directors, executive officers and all other employees from entering into transactions involving our Common Stock, such as short sales, the buying or selling of puts or calls, the purchase of securities on margin, prepaid variable forward contracts, equity swaps, collars, exchange funds and other similar financial instruments. Our policy also prohibits employees and Directors from pledging shares of our Common Stock as collateral.	We have implemented several governance policies related to our Common Stock. Our policies prohibit short-term, speculative transactions in our stock, such as hedging, pledging and short sales.

STOCK OWNERSHIP AND RETENTION GUIDELINES

We have implemented stock ownership and retention guidelines for our CEO, other executives and members of the Board.	The Board has adopted stock ownership and retention guidelines applicable to our President and CEO, our Chief Financial Officer and all of our other executive officers and all non-employee members of the Board. Under these guidelines, the covered individuals must meet the following ownership requirements, as of December 31 of each year, expressed either as a multiple of base salary (in the case of Company officers) or annual cash fees (in the case of non-employee Board members):

Covered Individual	Multiple of Base Salary or Director Cash Fees
President and CEO	6x
Chief Financial Officer	2x
Other Executive Officers	1x
Non-Employee Directors	3x
Any individual who becomes subject to the guidelines is required to meet the guidelines within five years. Any individual already subject to the guidelines who becomes subject to a higher ownership requirement, due to a promotion, a further amendment to the guidelines or an increase in compensation, is required to meet the new ownership requirement within five years following the effective date of promotion, change in compensation or guideline amendment. In determining whether an individual meets the required ownership requirement, shares owned directly or indirectly, restricted stock (including both time and performance-based) and shares deferred under our deferred compensation plan will be counted. Compliance will be determined as of December 31 of each fiscal year. The guidelines also require each covered individual to retain at least 50% of the net shares acquired upon the exercise of stock options and the vesting of restricted stock until the individual’s holdings of Common Stock equal or exceed the applicable ownership requirement. As of December 31, 2023, one of the non-employee Directors was not in compliance with the stock ownership guidelines as they have recently joined the Company. The Company will ensure they are in compliance within five years, which is the guideline.

AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE FOR THE YEAR ENDED DECEMBER 31, 2023
The information contained in this report shall not be deemed to be “soliciting material” or “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that Section. This report shall not be deemed “incorporated by reference” into any document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether such filing occurs before or after the date hereof, regardless of any general incorporation language in such filing.
The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee (i) the integrity of the Company’s financial statements, (ii) management’s conduct of the Company’s accounting and financial reporting processes, (iii) the Company’s systems of internal control over financial reporting and disclosure controls and procedures, (iv) the outside auditor’s qualifications, engagement, compensation, independence and performance, (v) the Company’s compliance with legal and regulatory requirements and management of financial and other risks, including insurance review and cybersecurity, (vi) the annual independent audit of the Company’s financial statements and internal control over financial reporting, (vii) the application of the Company’s related person transaction policy and (viii) such other matters as directed by the Board or as set forth in the Audit Committee Charter. The Audit Committee selects the Company’s outside independent registered public accounting firm, and once selected, the outside independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for approving both audit and non-audit services to be provided by the outside independent registered public accounting firm.

The Audit Committee is composed of four (4) non-employee directors and operates pursuant to a Charter that was last amended and restated by the Board on August 1, 2023 (which can be found on the Company’s website at orasure.gcs-web.com/committee-details/audit-committee).
Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews.
In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management, which included a discussion of not only the quality, but also the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee met with the independent registered public accounting firm, with and without management, to discuss the results of their audit and their judgments regarding the Company’s accounting policies. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed under applicable standards, including those in Public Company Accounting Oversight Board Auditing Standard No. 1301, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board as currently in effect, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the firm’s independence and has discussed with the independent registered public accounting firm the firm’s independence.
Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC and selected Grant Thornton, LLP to succeed KPMG as the independent registered public accounting firm for fiscal year 2024. The Board is recommending that stockholders ratify that selection at the Annual Meeting.
Submitted by the Audit Committee of the Company’s Board of Directors:
Robert W. McMahon, Chairperson
Mara G. Aspinall
James A. Datin
Lelio Marmora

April __, 2024

AUDIT FEES; AUDIT RELATED FEES; TAX FEES; ALL OTHER FEES
The following table presents fees for professional audit services rendered by KPMG LLP ("KPMG") (i) for the audits of our annual consolidated financial statements and review of the financial statements in our Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2023 and 2022, and (ii) for the audits of our internal control over financial reporting as of December 31, 2023 and 2022. The following table also includes fees billed for other services rendered by KPMG:

	2023	2022
Audit fees[1]	$1,681,614	$1,475,304
Tax fees[2]	$140,464	$258,854
Total fees	$1,822,078	$1,734,158
__________
1Includes fees related to the audits of our consolidated annual financial statements, interim reviews of our quarterly financial statements and audits of our internal control over financial reporting for each indicated year and preparation of written consents for Registration Statements on Form S-8 in 2023 filed by OraSure Technologies, Inc.
2During the fiscal years ended December 31, 2023 and 2022, KPMG was engaged to provide tax compliance, planning and consulting services.

PRE-APPROVAL PROCEDURES
The Audit Committee has adopted a practice of pre-approving all audit and non-audit services provided to the Company by our independent registered public accounting firm. The Chairperson of the Audit Committee has been delegated the authority to pre-approve audit and non-audit services having an aggregate value of up to $50,000 between meetings of the Audit Committee, provided that such pre-approval is communicated to the Audit Committee at its next scheduled meeting. All services by KPMG in 2023 and 2022 were approved in accordance with these practices.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously disclosed in a Current Report on Form 8-K filed with the SEC on December 5, 2023 (“Auditor 8-K”), effective upon the completion of the audit of our consolidated financial statements as of and for the year ended December 31, 2023 and the effectiveness of our internal control over financial reporting as of December 31, 2023, and the issuance of their reports thereon, on March 11, 2024, we dismissed KPMG as our independent registered public accounting firm. The decision to dismiss KPMG as the Company’s independent registered public accounting firm was at the direction of and approved by the Audit Committee after a competitive selection process. The Audit Committee and the Board approved the appointment of Grant Thornton LLP (“GT”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024, which became effective immediately upon the dismissal of KPMG.

The audit reports of KPMG on our consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of our internal control over financial reporting as of December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s consolidated financial statements and internal control over financial reporting for the fiscal years ended December 31, 2023 and 2022 and through March 11, 2024, the effective date of KPMG’s dismissal, there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports for such fiscal years.

There were no “reportable events” (within the meaning of Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2023 and 2022, or in the subsequent interim period through March 11, 2024, the effective date of KPMG’s dismissal, except that in the third quarter of fiscal 2023 our management identified the existence of a material weakness in internal control over financial reporting related to customer pricing in the revenue recognition process as disclosed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The financial statements for the nine months ended September 30, 2023 and for the year ended December 31, 2023 were not impacted by this material weakness and are not misstated. During the quarter ended December 31, 2023, we implemented controls to validate accurate pricing in customer sales orders and remediated the material weakness. This reportable event was discussed among the Company’s management, the Audit Committee and KPMG. We have authorized KPMG to respond fully to the inquiries of GT concerning this reportable event.

We provided KPMG with a copy of the disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from KPMG addressed to the SEC stating that it agreed with the above statements. This letter was filed as an exhibit to the Auditor 8-K.

During the two most recent fiscal years ended December 31, 2023 and 2022, and in the subsequent interim period through March 11, 2024, neither the Company nor anyone on its behalf has consulted with GT with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written nor oral advice was provided to the Company that GT concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and (v), respectively.

It is anticipated that a representative of GT will attend the Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders.

COMPENSATION COMMITTEE MATTERS

The Compensation Committee assists the Board in developing and managing the compensation provided to executive officers of the Company and non-employee members of the Board. The Compensation Committee is responsible for developing and overseeing the implementation of the Company’s compensation philosophy and for setting executive compensation at levels that are sufficiently competitive so that the Company can attract, retain, motivate and reward high quality executives who can contribute to the Company’s success.

COMPENSATION PROCESSES AND PROCEDURES
Compensation for executives is established by the Compensation Committee in accordance with the compensation philosophy established under its charter as set forth in the CD&A Section of this Proxy Statement. In setting executive compensation, the Compensation Committee considers the Company’s and each executive’s performance against previously established objectives, internal pay equity, the compensation practices of the Company’s Peer Group, the Company’s industry position and general industry compensation data. The Compensation Committee periodically retains independent compensation consultants to review our executive compensation practices and to assist in establishing competitive compensation levels for our executives.

ANNUAL PERFORMANCE EVALUATIONS
On an annual basis, the Compensation Committee and other non-employee Directors evaluate the performance of the CEO, based on the overall performance of the Company. The CEO also evaluates the performance of the other NEOs against their respective predetermined performance objectives. Annual performance objectives for the NEOs are established at the beginning of the applicable year and generally include two parts: (1) the Company’s overall target financial objectives, and (2) individual objectives in the functional areas for which the executive is responsible. The Compensation Committee has implemented a policy that positive discretion will not be applied to individual objectives in determining payouts for our NEOs.
Depending on the Company’s overall performance and the extent to which an executive achieves his or her individual objectives for a particular year, the executive will be rated as “Does Not Meet,” “Does Not Consistently Meet,” “Meets Expectations,” “Exceeds Expectations” or “Outstanding.” On occasion, a blended rating such as “Meets/Exceeds” or “High Meets” will be used to indicate performance between the foregoing performance rating levels. The Compensation Committee uses the performance ratings and other factors to determine base salary adjustments, incentive cash bonuses and long-term incentive equity awards. Although this approach was also followed in evaluating Ms. Eglinton Manner’s performance for 2023, Ms. Eglinton Manner’s performance assessment was primarily based on the Company’s overall performance.

ROLE OF THE COMPENSATION COMMITTEE
The Compensation Committee is comprised of independent non-employee Directors who oversee our executive compensation program. Each year, the Compensation Committee determines the appropriate level of compensation for all NEOs other than the CEO, and in the case of the CEO, recommends to the Board the appropriate level of compensation for the CEO. As an initial guideline, the Compensation Committee sets the total direct compensation opportunity (base salary, annual incentive bonus target, and long-term incentive equity target) for each of our executive officers within a range around the 50th percentile of comparable medical diagnostics and healthcare companies. The variation of actual pay relative to the market data is dependent on the executive officer’s performance, experience, knowledge, skills, level of responsibility, potential to impact our performance and future success, and the need to retain and motivate strategic talent.
The Compensation Committee generally determines an executive officer’s compensation based upon the objectives of our executive compensation program. The Compensation Committee makes compensation recommendations to the Board for the CEO and approves decisions for the other NEOs after careful review and analysis of appropriate performance information and market compensation data. Compensation for the CEO is approved by the independent members of the Board of Directors.
Beyond determining and recommending (in the case of the CEO) specific compensation for the NEOs, the Compensation Committee works with the executive management team to review and adjust compensation policies and practices to ensure that they remain consistent with the Company’s values and philosophy, support the recruitment and retention of executive talent, and help the Company achieve its business objectives. The Compensation Committee also determines a market-based level of compensation for non-employee Directors.

ROLE OF THE CEO
The CEO provides performance assessments and recommendations to the Compensation Committee on the compensation for each executive of the Company. The CEO’s recommendations are based on her review of each executive’s performance, job responsibilities, importance to our overall business strategy, and our compensation philosophy. Although the CEO’s recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation.

ROLE OF THE COMPENSATION CONSULTANT
To assist in the review of executive compensation and to obtain information regarding market trends and governance best practices, the Compensation Committee engages independent executive compensation consultants to analyze our executive compensation structure and plan designs, and to assess whether our compensation program is competitive and supports our goal of aligning the interests of our executive officers with those of our stockholders. Such consultants also provide the Compensation Committee with the Peer Group and other market data that is discussed in the CD&A, which the Compensation Committee evaluates when establishing programs and features and determining compensation for executive officers. In connection with its 2023 compensation decisions, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) to provide market assessments of the target compensation for our executives and consult on the preparation of this Proxy Statement.
The Compensation Committee has the sole authority to approve any independent compensation consultant’s fees and terms of engagement. The Compensation Committee annually reviews its relationship with each consultant to ensure their independence. The process in 2023 included a review of the services Pay Governance provides, the quality of those services, and the fees associated with those services during the fiscal year as well as consideration of the factors impacting independence that Nasdaq rules require and a review of Pay Governance’s independence policy. The Compensation Committee concluded that there were no conflicts of interest that prevented Pay Governance from serving as an independent consultant to the Compensation Committee on executive compensation matters.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Mara G. Aspinall, James A., Datin, David J. Shulkin, M.D., and Nancy J. Gagliano, M.D. each served as members of the Compensation Committee during 2023. None of these Directors has served or is currently serving as an officer or employee of the Company, nor have they engaged in any transactions involving the Company which would require disclosure as a transaction with a related person. There are no Compensation Committee interlocks between the Company and any other entity involving the Company’s or such entity’s executive officers or board members.

COMPENSATION COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material” or “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. This report shall not be deemed to be “incorporated by reference” into any document filed under the Securities Act or the Exchange Act, whether such filing occurs before or after the date hereof, regardless of any general incorporation language in such filing.
The Compensation Committee of OraSure Technologies, Inc. has reviewed and discussed with the Company’s management the CD&A, contained in this Proxy Statement. Based on that review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the foregoing CD&A be included in the Company’s 2023 Annual Report on Form 10-K Report and Proxy Statement for the 2024 Annual Meeting of Stockholders.
COMPENSATION COMMITTEE:
James A. Datin, Chairperson
Mara G. Aspinall
Nancy J. Gagliano, M.D.
David J. Shulkin, M.D.
April __, 2024

EXECUTIVE OFFICERS

The table below provides information about the executive officers of the Company as of March 22, 2024. Officers of the Company hold office at the discretion of the Board.

Name	Age	Position
Carrie Eglinton Manner	49	President and CEO
Kenneth J. McGrath	52	Chief Financial Officer
Kathleen G. Weber	57	Chief Product Officer

Carrie Eglinton Manner, CEO and Director

Carrie Eglinton Manner has been our President, CEO and a director on the Board since June 2022. Ms. Eglinton Manner brings more than 27 years of healthcare leadership and transformation expertise to the Company. Prior to joining the Company, Ms. Eglinton Manner was with Quest Diagnostics Inc. from January 2017 until June 2022 where she served as Senior Vice President, Advanced & General Diagnostics Clinical Solutions. In that role, she was responsible for bringing innovative diagnostic solutions to market in the areas of women’s health, neurology, oncology, cardiovascular, metabolic, endocrinology, infectious disease, and immunology testing services, as well as drug monitoring and toxicology. Ms. Eglinton Manner also led Quest’s pharmaceutical services, AmeriPath/Dermpath, and international businesses, as well as their molecular genetics team in pioneering next-generation sequencing innovation. Prior to Quest Diagnostics, Ms. Eglinton Manner served for 20 years in a variety of leadership roles at GE Healthcare, a division of General Electric (GE). Ms. Eglinton Manner has served as a director of Repligen Corporation since June 2020. Ms. Manner received a B.S. degree in mechanical engineering from University of Notre Dame.

Kenneth J. McGrath, Chief Financial Officer

Kenneth J. McGrath has served as our Chief Financial Officer since August 2022. Prior to joining the Company, Mr. McGrath served in various roles at Quest Diagnostics from January 2014 until July 2022, most recently as the Vice President, Finance. While in this position, he led Quest’s financial function for its clinical franchises, R&D, global markets, and information technology groups. Prior to his tenure at Quest, Mr. McGrath spent over 15 years at Johnson & Johnson, serving in various roles, including as the Senior Finance Director of Janssen R&D. Mr. McGrath began his career in 1993 as an engineer at Ford Motor Company. He holds a B.S. in mechanical engineering from the University of Notre Dame and an MBA from the Stephen M. Ross School of Business at the University of Michigan.

Kathleen G. Weber, Chief Product Officer

Kathleen G. Weber has served as our Chief Product Officer since November 2022. Previously, Ms. Weber served as our President of Molecular Solutions since December 2021. Prior to that, Ms. Weber served as our Executive Vice President, Business Unit Leader, Molecular Solutions at DNAG from January 2019 until December 2021 and as our Senior Vice President and General Manager, Consumer Products since joining us in November 2012 until December 2018. Prior to her time at the Company, Ms. Weber served in executive leadership roles at Pfizer, Johnson and Johnson, and Schering-Plough. Ms. Weber began her career in the finance industry at Chase Manhattan Bank (now known as JP Morgan Chase). Ms. Weber received a B.S. in business administration from Georgetown University and an M.B.A. from New York University’s Stern School of Business.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2023, there have been no transactions with related persons that would require disclosure in this Proxy Statement. The Audit Committee is required to review and approve in advance all transactions with related persons involving the Company. The Audit Committee may approve a related party transaction if the transaction is on terms comparable to those that could be obtained in arms’ length dealings with an unrelated third party. The Audit Committee also reviews any public disclosures of a related party transaction contained in our SEC filings. These responsibilities are described in the Audit Committee’s charter, a copy of which is available on our website at www.orasure.com.
Information regarding employment, severance and retirement agreements between our executive officers and the Company is set forth in the Section entitled, “Employment Agreements and Potential Payments Upon Termination or Change of Control,” in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS - TABLE OF CONTENTS

COMPENSATION TABLES - TABLE OF CONTENTS

Summary Compensation Table	53
Grants of Plan-Based Awards	54
Outstanding Equity Awards at December 31, 2023	55
Option Exercises and Stock Vested	56
Retirement Benefits	56
Nonqualified Deferred Compensation	56

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY
Overview
This CD&A describes the material elements of the compensation of our NEOs and describes the objectives and principles underlying the Company’s executive compensation program, the compensation decisions we have recently made under this program and the factors we considered in making these decisions.
Our NEOs for 2023 who are covered in this CD&A include:

Name	Position
Carrie Eglinton Manner	President and CEO
Kenneth McGrath	Chief Financial Officer
Kathleen G. Weber	Chief Product Officer

2023 Performance
The following charts describe our consolidated financial performance during the last three fiscal years, expressed in dollars (thousands).

2023 Business Highlights
Business highlights from 2023 and the principal factors driving our financial performance are summarized below:

•We continue to execute significant progress on our three pillars of our strategic transformation to: 1) STRENGTHEN our foundation; 2) ELEVATE our core growth, and 3) ACCELERATE profitable growth.
• Total net revenues in 2023 were $405 million, a 5% increase over 2022.
•COVID-19 revenues were $258 million and increased 6% over 2022 and largely was comprised of InteliSwab® shipments under our contracts with the U.S. Government.
•Total Core revenues, which excludes COVID-19 revenues, were $148 million and increased 2% compared to 2022. This increase was due to growth in sales of our HIV products, partially offset by lower sales of our Molecular Sample Management Solutions which are being impacted by macro-economic factors.

•We grew our cash and short-term investments by $180 million during the year to $290 million as of December 31, 2023. We generated $142 million of cash flow from operations in 2023.
•We continue to improve our operating efficiency, including gross margin expansion and reduced overhead expenses. Our gross margin increased 400 basis points to 42.3% in 2023 from 38.3% in 2022. Our operating expenses, excluding non-cash impairment losses, decreased by $25 million in 2023 as compared to 2022.

•We completed the milestones and collected the corresponding milestone payments included in our contract with the U.S. government related to our manufacturing capacity expansion at our Opus Way facility earlier than expected in 2023, and we made progress in streamlining our operational footprint in order to leverage our automation and infrastructure.

•With our stronger balance sheet, we are investing in our internal innovation roadmap and evaluating external opportunities to expand our product portfolio in order to accelerate our long-term growth rate.

•We expanded the portfolio of products that our sales teams can provide to our customers in several important segments through new distribution and strategic relationships.
•In January 2024, we invested in Sapphiros and also entered into a wide-ranging strategic distribution agreement with Sapphiros and certain of its related entities. Through this strategic relationship, we expect to be able to offer a more comprehensive range of low-cost diagnostic tests and molecular sample management solutions to our customers globally.

2023 NEO Compensation at a Glance
NEO compensation for 2023 was as follows:
•Base Salary: The base salaries paid to our senior management (including the NEOs) during 2023 increased from 2022 by 3% on average. Salary adjustments for 2023 were based on the performance of each executive and the Company during 2022, the marketplace compensation data provided to the Compensation Committee in 2022 by its compensation consultant and the Company-wide average salary merit increase budget of 3%. Generally, an executive’s annual salary adjustment tended to be at the higher end of the range budgeted by the Company if the executive received a performance rating of “Meets Expectations” or better and such executive’s pre-adjustment salary level was below the 50th percentile for his or her position as reflected in marketplace and the Peer Group compensation data.
•Annual Incentive Bonuses: Incentive cash bonus awards for 2023 performance were based on pre-established financial goals consistent with our operating plan. Payouts determined based on actual Company performance during 2023 were at 153% of target for each of the NEOs based on Company results. The Compensation Committee has implemented a policy that positive discretion will not be applied to individual objectives in determining payouts for our NEOs.

•Long-Term Incentive Awards: Incentive equity awards granted to the NEOs in March 2023 were based on the Company’s financial performance and/or each executive’s performance during 2022, as described under the “2023 Base Salaries” Section, above. The value of the awards ranged from 125% to 140%, (excluding CEO) of each executive’s base salary. The NEOs received equity awards consisting of 50% time-vested restricted shares (RS) and 50% performance-vested restricted units (PRUs). For the PRUs granted in 2023, a cumulative three-year revenue target for the period 2023-2025 and a rTSR target for the period 2023-2025 was established as the performance vesting criteria in September 2023 based on targets established in February 2023. See further discussion below in this CD&A.
Additional information regarding NEO compensation for 2023 is provided below in this CD&A and in the accompanying tables, including the Summary Compensation Table (“SCT”) set forth below.
Pay for Performance
We follow a pay-for-performance approach in compensating executives. Our program pays executives for performance by rewarding the achievement of predetermined financial and/or strategic objectives.
A significant portion of each NEO’s annual compensation opportunity is provided in variable and long-term compensation that is intended to align such compensation with the long-term interests of our stockholders. Both our annual and long-term compensation are tied to the Company’s overall performance in a variety of ways, including our financial results and share price performance. A further discussion of our pay mix for the NEOs is set forth in the “Pay Mix” Section, below.
One aspect of our compensation program is the use of performance targets to incentivize management to achieve financial objectives. A combination of financial and strategic objectives may also be considered, and in the past have been used, where the Compensation Committee and the Board desire to incentivize management to meet certain near-term strategic objectives which could help drive improved financial performance in a year with increased financial uncertainty. Each year the Compensation Committee and the Board evaluate whether financial objectives, strategic objectives, or some combination thereof, would provide the most appropriate near-term incentives for our NEOs to achieve improved financial performance.
In addition, for the past several years we have followed a policy of granting annual equity awards to executives that consist of 50% PRUs and 50% time-vested RS. The PRUs will only vest if (i) the NEO remains employed by the Company for three years following the date of grant and (ii) the performance criteria determined by the Compensation Committee and the Board are met. The time-vested RS portion of the award vests in equal annual installments over the three-year period following the grant date, subject to the NEO’s continued employment by the Company.
We believe the performance targets in the PRUs and the three-year service periods applicable to both the RS and PRU awards complement the short-term incentives in our annual bonus plan. We also believe the combination of the structure of our annual bonus plan and the structure of our equity award policy appropriately incentivize management to achieve financial performance objectives both on an annual basis and over a longer term period and help drive long-term growth in stockholder value.
The Compensation Committee has implemented a policy that NEO payouts be based solely on Company performance and, consistent with the policy, applied no positive discretion in determining performance and payouts for our NEOs.

Compensation Governance Practices
We are committed to maintaining good corporate governance and practices. As a result, and in response to input from stockholders, the Compensation Committee and the Board have adopted a number of changes over the past several years to specifically respond to stockholder concerns and better align our compensation program with performance. The most significant of these changes was the adoption of PRUs for 50% of the value of annual long-term equity awards for our executives. These changes and certain other important aspects of our compensation practices are summarized below:

Performance Mix – The vast majority of our NEOs’ compensation is performance-based. For example, for NEOs other than our CEO, 67% of their aggregate annual compensation consists of performance-based compensation.

Diversified and Performance Based Portfolio – Our executive compensation consists of a mix of cash/equity, fixed/ variable and short-term/long-term compensation.
Performance Vested Equity – 50% of our NEOs’ annual equity awards consist of PRUs that will not vest until three years after the grant date and only if certain performance measures are met during the three-year period.

Long-Term Focus – Equity awards are subject to long-term vesting requirements, with time-vested RS vesting over 3 years. PRUs also vest only after three years. Structuring our equity awards in this manner helps align the interests of our executives with the long-term interests of our stockholders.

Target Bonus Objectives – Our annual bonus plan is paid based on the achievement of annual financial objectives, strategic objectives or a combination thereof, in order to incentivize management to achieve financial performance objectives.

Limited Bonus Discretion – The aggregate bonus for annual cash bonuses is determined pursuant to a formula tied to the Company’s achievement of specific financial objectives. The Board and Compensation Committee can make discretionary adjustments to the performance factor, but such adjustments are limited to +/- 10% of the bonus amount determined under the plan’s self-funding formula. Furthermore, the Compensation Committee and Board can make further downward discretionary adjustments to the annual incentive bonus based on profitability and cash liquidity needs of the Company. The Compensation Committee has implemented a policy that positive discretion will not be applied to individual objectives in determining payouts for our NEOs.

Balanced Performance Metrics – Variable compensation is based on a combination of corporate and individual performance, measured over varying timeframes to help ensure balanced incentives for executives.

Change-in-Control Severance and Tax Gross Ups – Our policy is that employment agreements with our executives provide for “double trigger” change-in-control severance rather than “single trigger” change-in-control severance and do not provide for a 280G income tax gross up.

Strong Stock Ownership and Retention Conditions – We have implemented stock ownership requirements of six (6) times salary for our President and CEO, two (2) times salary for our Chief Financial Officer and one (1) times salary for other NEOs.

Prudent Benchmarking – The total compensation paid to our executives is targeted at the 50th percentile of our Peer Group of comparable companies based on achievement of performance objectives. We use a Peer Group consisting of companies in the medical diagnostic and healthcare industries comparable in size to the Company based on total revenues and market value.

Independent Compensation Consultants – The Compensation Committee regularly utilizes independent compensation consultants to provide compensation governance, design and benchmarking advice. During 2023, the Compensation Committee engaged Pay Governance as its independent consultant.

Recoupment Policy – The Company maintains a compensation recoupment or “clawback” policy, under which we will seek to recover excess compensation paid to an executive if our financial statements are restated due to misconduct by that executive.

No Repricing – Our LTIP prohibits both the repricing and repurchase of underwater stock options or other equity awards without stockholder approval.
No Perquisites – As a general matter, we do not provide executives with any perquisites that are not offered to all employees of the Company.

Risk Review Process – We periodically assess the risks associated with our compensation programs.
No Hedging – Our policy prohibits Directors and NEOs from engaging in hedging activities with respect to our stock.
No Pledging – Our Directors and NEOs are not permitted to pledge our stock.
Confidentiality/Non-Compete Agreements – Our NEOs are subject to confidentiality and non-compete agreements.
Say-on-Pay Results in 2023, Stockholder Feedback and the Company’s Response
2023 Stockholder Outreach
We regularly solicit input from our stockholders. Our executive leadership team and Board believe that engagement with our investors provides valuable feedback for consideration on a variety of important matters, including on governance, policy, and environmental initiatives. Additionally, at our 2023 Annual Meeting, 66% of stockholder votes cast were in favor of the "Say-on-Pay" (“SOP”) advisory vote on executive compensation. As a result, our executive leadership team and Board concluded that an even more robust stockholder engagement program should be initiated to seek additional feedback regarding our executive compensation program, as well as input regarding our efforts to build a stronger and more sustainable growth enterprise.
During 2023, we conducted a robust stockholder engagement effort.
•We contacted investors that, in total, own approximately 70% of our outstanding shares, including our 25 largest stockholders.
•We engaged in active dialogue with every stockholder who accepted our invitation. We met with 13 investors, and these investors own more than 50% of our outstanding shares, in total.

OraSure Participants in Stockholder Engagement
Our engagement team included the following participants:
•Mara Aspinall - Chair of the Board, Independent Director, and member of the Compensation Committee
•Carrie Eglinton Manner - CEO and Director
•Ken McGrath - Chief Financial Officer
•Management representatives from our investor relations team
Our Chair of the Board participated in more than 50% of these stockholder engagement meetings.
During each meeting, our CEO and CFO offered to recuse themselves during conversations regarding Executive Compensation, if requested by the stockholder.
We discussed the feedback from our investor outreach with the Compensation Committee in detail, as well as sharing highlights with the full Board. The table below summarizes some of the most frequent areas of feedback that we received from our stockholders and the actions taken in response to this input:

Topic	What we heard	Company Response & Actions
Executive Compensation	Payment of severance benefits in 2022 for a non-qualifying termination were a concern
We discussed the topic of severance benefits paid for non-qualifying terminations with stockholders throughout our engagement process, and a vast majority of stockholders did not consider it to be a cause for concern going forward.

In 2023, we did not pay any executive severance, and in the future, we plan to only pay executive severance benefits for qualified terminations.

Alignment of Pay-for-Performance with Key Measures of Success
We refined our OTIP and LTIP in 2023 to include additional performance objectives:

OTIP (annual incentive program): The Compensation Committee has implemented a policy that positive discretion will not be applied to individual objectives in determining payouts for our NEOs in 2023. We removed individual performance modifiers for NEOs in 2024.

LTIP (long-term incentive program) changes included:

•Increased the weight of the rTSR component to 50%

•Increased the rTSR target to 105% so that OraSure has to outperform the broader market to achieve 100% attainment

•Added a rTSR performance threshold so that attainment is capped if relative TSR is negative

•Added Revenue performance thresholds aligned with our operating cash flow targets

•50% of our LTIP is performance-based

Provide key measures of success for NEOs for the current year in the proxy statement
•Consistent with our current guidance practices, we will continue to share OTIP/LTIP resulting payouts through the proxy cycle, rather than through metrics ahead of time, because this is aligned with our public disclosures

	Equity grants should be a part of Pay-for-Performance rather than one-time or retention grants	•50% of our LTIP is performance-based •No issuance of one-time grants for employee retention in 2023

Governance	Disclose a Board skills matrix	•The board skills matrix is added to this Proxy Statement •As part of our ongoing governance process, we survey and collect information about the skills represented on our board on an annual basis
	Consider a de-classified board structure	•We reaffirmed our view that staggered, three-year terms provide governance continuity, and enable directors to focus as a group on the Company’s long-term performance for stockholder value creation
Sustainability	Identification of Sustainability-related topics that are Material to our Company	•We conducted a Materiality Assessment with an external consultant, and we plan to share the results in April as part of our 2024 ESG Report
Environmental	Disclosure of Scope 1 and Scope 2 Greenhouse Gas (GHG) emissions data	•We completed a study of our GHG emissions and plan to share the results as part of our 2024 ESG Report
Social and Human Capital	Disclosure of additional data regarding our workforce and Human Capital initiatives	•We plan to disclose additional data and discussion on this topic as part of our 2024 ESG Report
We believe our stockholder engagement program has been, and continues to be, beneficial for the Company and our stockholders. Our Board and management found our conversations with stockholders to be extremely constructive. We plan to continue to engage in these discussions in the future to ensure that our relevant programs are well understood by all stakeholders and that we remain responsive to stockholder input and concerns.

Compensation Risk Assessment
Management periodically conducts a risk assessment of the Company’s compensation policies and practices, including its executive compensation program. In its review, management considers the attributes of the Company’s policies and practices and other factors, including:
•The mix of fixed and variable compensation opportunities;
•The balance between annual and long-term performance opportunities;
•The corporate and individual performance objectives established for annual and long-term incentive compensation;
•The internal controls and procedures in place to mitigate risks facing the Company, including the Company’s “clawback” policy and stock ownership guidelines; and
•The risk that unintended consequences could result from various aspects of the Company’s compensation policies and practices.
Based on its consideration of the foregoing, management believes that the Company’s policies and practices are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not incentivize employees to take unnecessary or excessive risks. The Company has also concluded that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION PHILOSOPHY
The primary objectives of our compensation program for executive officers are to:

Set compensation opportunities at levels sufficient to attract and retain high quality executives, to motivate them to contribute to our success, and to reward them for performance.
Ensure the compensation opportunities provided align the interests of executives with the interests of our stockholders.
Focus our executives on both short and longer-term individual and Company priorities established by the Board and appropriately reward them for performance against these objectives.
The total direct compensation provided to each executive consists of an annual base salary, an annual incentive cash bonus and long-term incentive equity awards. The amount of the incentive cash bonus and the size of annual incentive equity awards are variable and depend on an executive’s and the Company’s achievement of predetermined financial and other objectives. As a result, a substantial portion of each executive’s annual compensation is based on performance.

BENCHMARKING
Among various other internal and external considerations, the Compensation Committee uses the practices and policies at other comparable medical diagnostic and healthcare companies as one piece of context in annually assessing the reasonableness and appropriateness of our executive compensation programs. With the assistance of Pay Governance, an independent compensation consultant engaged by the Compensation Committee, we annually review and select a Peer Group of companies using criteria primarily based on industry and company size.

No changes were made to the peer group during 2023. The following table provides information about the Peer Group used by the Compensation Committee in assessing the competitiveness of executive compensation (all dollars in millions):

Company	FY2023 Revenue[1]	Primary Industry
AngioDynamics, Inc.	$339	Health Care Equipment
AtriCure, Inc.	$399	Health Care Equipment
Atrion Corporation	$169	Health Care Supplies
Avanos Medical, Inc.	$673	Health Care Supplies
BioLife Solutions, Inc.	$143	Life Sciences Tools and Services
Cerus Corporation	$156	Health Care Supplies
CONMED Corporation	$1,245	Health Care Equipment
Haemonetics Corporation	$1169	Health Care Supplies
Heska Corporation	NA2	Health Care Equipment
Lantheus Holdings, Inc.	$1,296	Health Care Supplies
Meridian Bioscience, Inc.	NA3	Health Care Supplies
Merit Medical Systems, Inc.	$1,257	Health Care Supplies
Mesa Laboratories, Inc.	$219	Life Sciences Tools and Services
NanoString Technologies, Inc.[4]	$162	Life Sciences Tools and Services
Neogen Corporation	$822	Health Care Supplies
Quanterix Corporation	$122	Life Sciences Tools and Services
Standard BioTools Inc. (fka Fluidigm)	$98	Life Sciences Tools and Services
Surmodics, Inc.	$133	Health Care Equipment
Summary Statistics:
25th Percentile	$153
Median	$279
75th Percentile	$909
OraSure Technologies, Inc.	$405	Health Care Supplies
Percentile Rank	60%
___________________
1Data collected from Standard & Poor’s Capital I.Q. database.
2Heska Corporation was acquired in June 2023.
3Meridian Bioscience was acquired in January 2023.
4Reflects most recently available four quarters of revenue as of 9/30/2023.

The Compensation Committee seeks to set total direct compensation opportunity levels for each executive near the fiftieth (50th) percentile of amounts paid by the Peer Group of companies for performance consistent with the Company’s target financial and other business plans for the applicable year. Use of the fiftieth (50th) percentile is intended as a market-based reference and not as a strict target or limit. As a result, the total direct compensation opportunity and the value of specific compensation components for individual executives may fall below or exceed the fiftieth (50th) percentile depending on the experience and individual performance of the executive, the criticality of his or her role, the executive’s contribution to our business, and other factors.
In preparing its 2023 competitive assessment of executive compensation, Pay Governance compared the compensation of our NEOs with the pay practices of similar roles at companies within the Peer Group and using data for comparable positions reported in the 2023 Radford Global Life Sciences Survey. Since compensation market data can be volatile from year to year, the Compensation Committee considers both samples to ensure a thorough understanding of the competitive market.

2023 EXECUTIVE COMPENSATION COMPONENTS
Overview
Our compensation program consists of the following components:

Compensation	Form of Compensation	Purpose
Base Salary	Cash	Base salaries provide fixed compensation necessary to attract and retain key executives.
Annual Incentive Bonus Awards	Cash	Annual incentive bonus awards provide performance-based incentives to our executives to achieve both Company-wide financial and strategic goals and the executives’ individual performance objectives.
Long-Term Incentive Awards	Performance-Vested Restricted Units (PRU) and Time-Vested Restricted Stock (RS)	The largest component of our executive compensation is paid in equity. Annual LTIP awards for the NEOs consist of 50% PRUs and 50% time-vested RS in order to provide a strong link between pay and performance.
Benefits	401(k) Plan Health and Welfare Benefits	Retirement and health and welfare benefits provide a complete compensation package that is competitive with the market and addresses the needs of all employees and their families, including our executives.
Employment Agreements	Cash severance and accelerated equity vesting	Severance and accelerated equity vesting are provided to our executive officers upon qualifying terminations only in order to ensure continued focus on the strategic matters of the Company during potentially uncertain times.
Pay Mix
We follow a pay-for-performance approach to executive compensation, with a significant portion of our executives’ compensation consisting of annual incentive cash bonuses and long-term equity awards that are based on the executives’ and the Company’s achievement of predetermined performance objectives.

The following charts illustrate the relative proportion of 2023 base salaries compared to the performance-based elements of our executive compensation for Ms. Eglinton Manner and the other NEOs.

Approximately 89% of Ms. Eglinton Manner’s aggregate compensation and 67% of the other NEOs’ aggregate compensation for 2023 consisted of performance-based compensation.
Compensation Components in Detail
2023 Base Salaries
Annual base salaries paid in 2023 to our NEOs were established by the Compensation Committee at the beginning of 2023 based on a review of the Company’s performance and the individual contributions of each officer compared to pre-established performance objectives for 2022. The Compensation Committee also considered the Company’s budget for expected salary adjustments and salary levels for comparable roles in the annual benchmarking review prepared by the Committee’s independent compensation consultant.
Based on these factors, the Compensation Committee approved an annual base salary increase for our senior management averaging approximately 3%. Individual salary increases for 2023 were determined by using the following guidelines:

Performance Rating	Merit Increase Range
Outstanding	3.0% - 5.0%
Exceeds Requirements	2.5% - 4.0%
Meets Requirements	2.0% - 3.5%
Does Not Consistently Meet	0% - 1.5%
Does Not Meet Requirements	0%

The NEOs were evaluated based on Company performance and individual objectives established for their respective positions.
As a result of these performance ratings, the Compensation Committee approved the 2023 salary levels set forth below for the NEOs.

NEO	2022 Performance Rating	2022 Salary	2023 Salary	% Increase
Carrie Eglinton Manner President and CEO	Exceeds	$700,000	$721,000	3%
Kenneth McGrath Chief Financial Officer	Exceeds	$475,000	$483,000	2%
Kathleen G. Weber Chief Product Officer	Meets	$460,000	$473,800	3%

2023 Annual Incentive Cash Bonuses
Annual cash bonuses are included as part of executive compensation because the Compensation Committee and Board believe that a significant portion of each executive’s compensation should be structured as a variable incentive focused on short-term priorities relating to both the overall performance of the Company and the individual contributions of the executive. On an annual basis, the Compensation Committee has adopted, with approval of the Board, the OraSure Technologies Incentive Plan (“OTIP”), which is intended to be the principal vehicle for incentive cash bonus awards.
When establishing the terms of the OTIP, the Compensation Committee and the Board evaluate which funding objectives will provide the most appropriate incentives for our NEOs to improve our annual financial performance. In recent years, OTIP bonuses have been based solely on the achievement of annual financial objectives. Strategic objectives may also be (and in the past have been) used in combination with annual financial objectives where there is greater financial uncertainty facing the Company and the Compensation Committee and the Board desires to incentivize our NEOs to take near-term strategic steps required to drive annual financial growth and stability. In general, the Compensation Committee and the Board will choose those funding objectives, whether they be financial, strategic, or a combination thereof, which in their judgement provide the most appropriate incentive for management to drive improved financial performance on a year-over-year basis.
Individual bonus payments to executives are generally calculated using a formula that considers the executive’s achievement of individual performance objectives, company performance and the executive’s target bonus percentage. Bonuses are paid based on an assessment of each executive’s performance for the applicable year, using targets expressed as a percentage of the executive officer’s annual base salary.
If an executive has met or exceeded his or her individual performance objectives and/or the Company’s expectations for the applicable year, he or she may be eligible to receive up to 120% of his or her target bonus. The Compensation Committee and Board retain the discretion to adjust an individual executive’s performance evaluation and to increase or decrease the bonus paid to such individual to reflect the specific contributions of that executive, the Company’s overall performance, market conditions or other circumstances. The following guidelines are used to determine the multiple of an executive’s target bonus, or individual performance factor, to be used to calculate a bonus payout based on the executive’s performance rating for the applicable year:

Performance Rating	% Target Bonus
Outstanding	100% - 120%
Exceeds	100% - 110%
Meets	90 - 105%
Needs Improvement	0% - 90%
Unsatisfactory	0%
The Compensation Committee recommends for Board approval any bonus award for the CEO based on an assessment of the Company’s overall performance. The CEO recommends individual awards for the other executive officers for approval by the Compensation Committee based on an assessment of each executive’s performance against his or her applicable individual performance objectives. The Compensation Committee and Board have the right, in their sole discretion, to decrease or reject any or all of the recommended bonus awards, even if any or all applicable performance criteria have been satisfied, based on the business conditions of the Company or other factors deemed relevant by the Compensation Committee or the Board.
In establishing the 2023 OTIP, the Board and Compensation Committee decided that the bonus plan metrics should be based on the achievement of three key financial objectives: consolidated revenues, adjusted operating income, and cash and cash equivalents ending balance. Note, adjusted operating income is defined as our U.S. GAAP operating income adjusted for certain non-cash or non-recurring expenditures including: stock compensation, amortization of acquisition-related intangible assets, reduction in workforce severance, accelerated depreciation, inventory reserves for excess levels, impairment loss, transformation-related expenses, governmental grant accounting, and the change in fair value of acquisition-related contingent consideration.
Under the 2023 Incentive Plan, Threshold, Target and Maximum performance levels were established for the financial objectives. For each objective, the Company must attain a Threshold, as defined by a minimum level of achievement, to be eligible for any payout on that component of the plan. The Target levels for the objective were set at the performance reflected in our Operating Plan for 2023, which included challenging growth targets considering the uncertainty in the fourth year of the impact of COVID-19 on volume trends, particularly in our US Government contracts for InteliSwab® test kits.
The Threshold levels were established as follows:
•Consolidated Net Revenues: 80% of Target
•Adjusted Operating Income: Breakeven
•Cash and Cash Equivalents Ending Balance: 35% growth over year-end 2022 balance

The following sets forth the financial objectives and actual achievement under the 2023 Incentive Plan (amounts in millions):

Financial Objectives/Weight	Threshold (80%)	Target (100%)	Maximum[1] (200%)	Actual	Achieved	% Payout[2]
Consolidated Net Revenues (50%)	$300	$375-$400	$500	$406	106%	53%
Adjusted Operating Income (15%)	$0	$17- $32	$70	$74	200%	30%
Cash and Cash Equivalents Ending Balance (35%)	$150	$180-$220	$250	$290	200%	70%
Calculated Final Payout						153%
Actual Final Payout						153%
1 Maximum payout limited to 100% if core revenues in 2023 did not exceed 2022 core revenues of $144.2 million. 2023 core revenues were $147.7 million, and as such, maximum payout was not limited to 100%.
2 Payout % equals Weight multiplied by Achieved %.
During 2023, we recorded revenues totaling $405.5 million, adjusted operating income of $73.6 million, and ending cash and cash equivalents balance of $290.4 million. Revenue grew 5% on a year-over-year basis in 2023, which was above the upper range of the Target performance level of 3% growth, but below the Maximum performance level. Adjusted operating income exceeded the Maximum performance level, and cash and cash equivalent ending balance grew $180 million compared to year-end 2022, also exceeding the Maximum performance level. This financial performance resulted in a payout of 153% to Target, and no adjustment was made to the bonus amounts.
The Company's performance against its 2023 goals was approved by the Compensation Committee and the full Board and was used to determine bonus payouts to the Company’s NEOs and other members of our management team. The specific target payouts for NEO bonuses for 2023 (expressed as a percentage of annual base salary) are shown below:

Title	Target Payout Opportunities (% of Salary)
CEO	100%
Chief Financial Officer and Chief Product Officer	50%
In February 2024, the Compensation Committee authorized the payout of individual bonus awards to executive officers based on the target bonus amounts and an assessment based on the Company's overall performance. Individual performance of each of the officers, which is capped at 100%, was considered as described below.
Factors Considered in CEO & NEO Performance Evaluation
In evaluating Ms. Eglinton Manner’s and the Company’s performance, the Compensation Committee recognized that the Company delivered greater than 100% attainment on its targets for Revenue, Adjusted Operating Income, and cash balance for 2023. Additionally, management made significant progress in its strategic transformation, strengthening the Company's foundation while delivering the second-consecutive year of record financial performance. Consolidated revenues were $405.5 million in 2023, representing a 5% increase over 2022. The Compensation Committee noted that this increase was primarily driven by 10% increased sales of its InteliSwab® COVID-19 Rapid Test, while also growing its core (non-InteliSwab®) portfolio 2%, driven by strong HIV sales offsetting its molecular solutions revenue decline. The Company completed all milestones, and received payment for those milestones, included in its contract with the U.S. government related to manufacturing capacity expansion at its Opus Way facility earlier than expected while also streamlining its operational footprint, leveraging automation and infrastructure. Additionally, the Company built upon the strength of its government contracts, winning a new federal RFP for InteliSwab® in 2023.

The Compensation Committee also noted that the Company improved its operating efficiency and increased its gross margin 400 basis points through the course of the year to 42.3% in 2023 from 38.3% in 2022. Operating expenses, excluding non-cash impairment losses, also declined by $25 million in 2023 as compared to 2022.

The Compensation Committee further noted that the company generated $142 million in cash flow from operations in 2023 and grew its balance of cash and cash equivalents by $180 million during the year to $290 million as of December 31, 2023. Furthermore, with its stronger balance sheet the Company invested in its innovation pipeline while working to elevate its core and accelerate profitable growth, including by expanding the portfolio of products that its sales teams can offer to customers in several important segments through distribution and strategic agreements.

Finally, the Compensation Committee recognized that the Company delivered outstanding TSR, outperforming the Nasdaq Healthcare index and its peers with 54% TSR based on the average stock price for the last twenty trading days of the year in 2023 compared to the last twenty trading days of 2022. This compares to the Nasdaq Healthcare index TSR of 0.4% for the same period.

In view of the foregoing, the Compensation Committee determined that Ms. Eglinton Manner should receive an Outstanding performance rating for 2023.
The remaining NEOs were evaluated based on Company and individual objectives established for their respective positions.
The Compensation Committee changed its consideration of individual performance factors in 2023, determining that those ratings may not increase the bonuses for Ms. Eglinton Manner and the other NEOs. Based on strong performance ratings for each of them, the Compensation Committee determined that each would receive a bonus based on their target (% salary) level at the 2023 Company Performance Factor (153%) with no further individual adjustment.
Using the approach described above, a final 2023 incentive cash bonus was calculated for Ms. Eglinton Manner, representing approximately 153% of her target bonus, as follows:

2023 Salary	X	Bonus Target (% Salary)	X	2023 Company Performance Factor	X	2023 Individual Performance Factor[1]	=	2023 Bonus
$721,000		100%		153%		100%		$1,103,130
1 Individual performance factor for NEOs cannot exceed 100% which has the affect of limiting NEO payments to a maximum of the Company performance factor.

This same formula was used to calculate the 2023 bonus awards for all other NEOs, as follows:
2023 NEO Bonus Payments

NEO	2023 Salary	Bonus Target (% Salary)	2023 Company Performance Factor	2023 Individual Performance Factor[1]	2023 Bonus
Kenneth McGrath Chief Financial Officer	$483,000	50%	153%	100%	$369,495
Kathleen G. Weber Chief Product Officer	$473,800	50%	153%	100%	$362,457
1 Individual performance factor for NEOs cannot exceed 100% which has the affect of limiting NEO payments to a maximum of the Company performance factor.
2023 Long-Term Incentive Equity Awards
An additional way that we promote the long-term growth of the Company and align the interests of our executives with those of our stockholders is by compensating executives with equity in the Company that vests over a multi-year period and in part only on achievement against certain performance expectations. To accomplish this, the Compensation Committee administers the Company’s LTIP pursuant to which grants of RS and PRUs are made to executive officers.
Incentive equity awards under the LTIP are made on an annual basis, and are discretionary and subject to approval by the Compensation Committee and/or the Board. Awards to individual participants under the LTIP are based on an evaluation of a number of factors, including:
•Performance of the participant for the applicable year;
•The participant’s level of responsibilities and relative contribution to the Company’s business;
•A competitive assessment of awards at Peer Group companies;
•History of equity awards to the participant; and
•Other factors deemed relevant by the Compensation Committee and/or the Board.
Each participant’s individual performance for the applicable year is evaluated against his or her individual performance objectives for that year, except for our CEO who is evaluated based on total Company performance. A “Meets Expectations” performance is typically the threshold requirement to receive an equity award under the LTIP. Awards below this performance level may be considered on an exception basis at the discretion of the Compensation Committee and/or the Board.
The value of potential incentive equity awards that could have been granted in 2023 under the LTIP (expressed as a percentage of annual base salary) based on performance during 2022, are summarized below:

2023 LTIP Award Ranges (% of salary)
	Performance
Position	Lower End	Target	Maximum
President/CEO	Market Assessment	300%	Market Assessment
Chief Financial Officer	105%	140%	175%
Chief Product Officer	95%	125%	155%
The percentages set forth above were established at levels that the Compensation Committee believed represented an appropriate long-term incentive compensation value for each executive, based on the results of the benchmarking review prepared by its independent consultant. Once the aggregate dollar value of an award has been established by applying the Compensation Committee approved award percentage to a participant’s base salary, the value is converted into shares or units based on a valuation of the restricted stock and restricted unit portions of the award using the average of the high and low stock price on the grant date as reported on the Nasdaq Stock Market.
Under the LTIP, 50% of an executive’s total equity award consists of PRUs that will not vest until three years after the grant date and only if certain performance measures are met during that three-year period. The awards made in 2023 incorporate two performance metrics, each at 50% weighting and each with a performance threshold payout modifier:

Component (Weighting)	PRU Performance Metrics	PRU Performance Threshold Payout Modifier*
Revenue (50%)	Cumulative revenues during the three-year period beginning with 2023	Profitability: cash from operations (CFO) must be positive in 2025 to payout revenue > 100%
rTSR (50%)	Relative TSR performance vs NASDAQ Healthcare Index	TSR: If the Company's TSR is negative, the payout on rTSR cannot exceed 105%
With respect to each of the performance metrics, the Compensation Committee approved the following threshold, target, and maximum levels of achievement, with the performance threshold payout modifier set forth above:

Component (Weighting)	Threshold*	Target*	Maximum*
Revenue (50%)	$570.0 million	$677.0 - $749.0 million	$856.0 million
rTSR (50%)	50%	105%	150%
*To the extent performance falls between two levels, achievement shall be determined using linear interpolation
The remaining 50% of each executive’s incentive equity award consists of grants of time-vested RS that vest in equal annual installments over a three-year period. These vesting restrictions serve to promote the Company’s long-term growth by restricting executives’ ability to realize short-term gains from their awards. The Compensation Committee believes the terms of its incentive equity awards to executives are competitive with the terms of equity awards offered at comparable medical diagnostics and healthcare companies.
The structure of the equity awards reflects market-based good governance practices as well as historical input from our stockholders reflecting that a meaningful portion of the equity awards should have performance-based vesting. We believe 50% is a meaningful portion and is consistent with or exceeds the performance orientation of our Peer Group.
The adoption of performance-based vesting conditions with a three-year service requirement for 50% of an executive’s annual equity award substantially strengthens the link between pay and performance and creates an appropriate long-term incentive for our executives. At the same time, the use of time-based vesting conditions for the remaining 50% of each award achieves the equally important goal of share ownership/accumulation that directly promotes alignment with stockholders and further supports executive retention.

Overall, the Compensation Committee and Board believe that our approach represents a balanced performance-based approach to our executive compensation program that is appropriate for our Company, directly responds to feedback from our stockholders, and is consistent with executive pay governance best practices.
Equity awards are generally made by the Compensation Committee each year as part of the normal annual compensation cycle. The awards for a particular year generally occur in early February, or early March of the following year after the Company’s full year financial results are known and performance evaluations for the executive officers have been prepared. Equity awards approved by the Compensation Committee for the CEO are then reviewed and approved by the Board. In addition to the annual equity awards, the Compensation

Committee may approve equity awards for newly hired officers or in recognition of an executive’s promotion or expansion of responsibilities. These latter grants may have vesting or other terms that differ from the terms generally approved for annual equity awards. Notwithstanding the terms of the LTIP, equity awards are made at the discretion of the Compensation Committee or Board.
Effective March 1, 2023, the Compensation Committee approved equity awards for the NEOs under the LTIP based on the performance evaluations of such officers for 2022, as summarized below. A description of the basis for each of the NEO’s 2022 performance evaluation is set forth above under the Section entitled, “2023 Base Salaries,” in this CD&A.
The following summarizes the equity award provided to the NEOs during 2023 under the LTIP:

Executive Officer	2023 Performance Assessment	Time Vested Restricted Stock (in shs)	Performance-Vested Restricted Units (in shs)
Carrie Eglinton Manner President and CEO	Outstanding	258,065	—
Kenneth McGrath Chief Financial Officer	Outstanding	53,629	—
Kathleen G. Weber Chief Product Officer	Exceeds	46,371	—
2021 PRU Payout in 2023
Pay Out Under 2021 PRUs. The PRU portion of equity awards made to executives in early 2021 based on performance during 2020 did not vest until three years after the grant date, based on one performance metric: cumulative revenues during the three-year period beginning with 2021, subject to a modifier of up to +/- 15% based on relative TSR against the TSRs of each member of the Nasdaq Health Care Index. The three-year service period for these PRUs expired on February 1, 2024. The following table summarizes the potential range of shares that could be delivered based upon the degree of achievement of the applicable performance measures:

3-Year Cumulative Revenue	Payout Percentage*
$1,297.5 million	150%
$921.2 million	100%
$695.0 million	50%
below $695.0 million	0%
•intermediate results are interpolated on a straight line basis

OraSure's TSR Percentile Rank	PRU Payout Modifier
90th and Above	115%
55th	100%
25th and Below	85%
For the 2021 PRUs, the Company's cumulative three-year revenue was $1,026.6 million and exceeded the cumulative three-year revenue target by 114%. The Company's TSR for the three year measurement period was ranked at the 76th percentile relative to the TSR of each member of the Nasdaq Health Care Index. This resulted in a payout of 131%. The following summarizes the three-year cumulative revenue target for the 2021 PRUs and, our performance against this target and the resulting number of shares delivered to the NEOs upon settlement of the PRUs:

	Performance Target	Actual Performance	% of Target	% Vested
Revenue	$921.2 million	$1,026.6 million	114%	114%
rTSR Modifier				115%
Final Vesting				131%

2021 PRU’s Target and Actual Payout
	Revenue Target (# of shs)	Revenue Actual (# of shs)
Carrie Eglinton Manner[1]	N/A	N/A
Kenneth McGrath[1]	N/A	N/A
Kathleen G. Weber	18,218	23,866
___________________
1Ms. Eglinton Manner and Mr. McGrath did not receive any 2021 PRU’s because they joined the Company after these awards were made.

OTHER COMPENSATION
We provide minimal additional benefits outside of our primary elements of compensation, as follows:
Retirement Programs
All of our U.S. employees, including executive officers, are eligible to participate in our 401(k) profit sharing plan (the “401(k) Plan”). We make matching contributions for participants on a dollar-for-dollar basis up to $4,000 per year. Our subsidiary DNA Genotek, which is located in Canada, offers a registered retirement plan to its employees, which similarly allows employee contributions for retirement savings, with matching contributions by DNA Genotek of up to CAD $4,000 per year.
The Company also maintains the OraSure Technologies, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) for the benefit of the Company’s highly compensated employees, including all of the NEOs, and its non-employee Directors. The Deferred Compensation Plan allows participants to defer up to 100% of their annual base salaries (or fees in the case of non-employee Directors) and up to 100% of annual incentive cash bonuses and, upon vesting, restricted shares of the Company’s Common Stock awarded to the participant. The Company may also make discretionary contributions to the participants’ accounts that vest over one or more years as determined by the Company, as well as upon death, disability or a change of control. Since the Deferred Compensation Plan was put in place, the Company has made no discretionary contributions. Participants may elect to receive distributions of deferred amounts on a specified date, separation from service, a change of control, disability and/or death. A further description of these benefits is set forth in the Section entitled “Nonqualified Deferred Compensation.”
Perquisites and Other Compensation
As a general matter, the Compensation Committee and Board do not believe that executive officers should be treated differently than other employees by receiving special perquisites unrelated to our general compensation program. Therefore, our healthcare, disability, and other insurance programs and benefits are the same for all eligible employees, including executive officers. Executive officers generally do not receive any additional perquisites, except for Ms. Weber who receives certain benefits under her employment agreement in connection with her international assignment at our Canadian subsidiary, DNA Genotek, Inc. A further description of these benefits is set forth in the Section entitled, “Employment Agreements and Potential Payments Upon Termination or Change of Control.”
Potential Payments Upon Termination or Change of Control Pursuant to Employment Agreements
The Company has entered into employment agreements with each of the NEOs. In addition to the compensation elements discussed above, these agreements provide for post-employment severance payments and benefits in the event of termination of employment by the Company without “cause” or by the executive for “good reason” and provide enhanced severance payments upon such terminations in connection with a “change of control” of the Company. The terms of these arrangements are discussed in more detail under the Section entitled, “Employment Agreements and Potential Payments Upon Termination or Change of Control,” in this Proxy Statement. The Compensation Committee believes that these arrangements are generally consistent with industry practice at the Peer Group companies, provide an incentive to the applicable executive to remain with the Company, and serve to align the interests of stockholders and the executives in the event of a change of control of the Company.
Accounting and Tax Treatment of Compensation
In approving the amount and form of compensation for the NEOs, the Compensation Committee considers all elements of the cost to the Company of providing such compensation, including accounting and tax implications. In particular, it considers the potential impact of Section 162(m) of the Internal Revenue Code (the “Code”), which disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for certain covered employees. Notwithstanding these deductibility limitations, the Compensation Committee intends to maintain flexibility to pay compensation that is not entirely deductible when the best interests of the Company would make that advisable.

Compensation Recoupment Policy
The Board has adopted a compensation recoupment or “clawback” policy, applicable to all officers subject to Section 16 of the Exchange Act. Under this policy, the Company will pursue recoupment of any excess compensation, which was awarded to a covered officer based on financial statements of the Company where such statements are required to be restated. In addition to recoupment of any excess compensation, the Company will seek to recoup up to 100% of all incentive-based compensation in the case of (i) willful, knowing or intentional misconduct or a willful, knowing or intentional violation of any of the Company's rules or applicable legal or regulatory requirements or (ii) fraud in the course of a covered employee's employment. The recovery period for recoupment of any compensation is up to three fiscal years preceding the date on which the Company determines it is required to prepare and file the restated financial statements. This policy has been adopted to comply with the final guidance under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“the Dodd-Frank Act”).

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE
The following table summarizes the compensation of our CEO and the other NEOs, for the fiscal years ended December 31, 2023, 2022 and 2021:

Name & Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($) (4)	Total ($)
Carrie Eglinton Manner	2023	$721,000	—	$4,873,637	—	$1,103,130	—	$4,000	$6,701,767
President and Chief Executive Officer	2022	$376,923	—	$5,600,000	—	$770,000	—	—	$6,746,923
	2021	—	—	—	—	—	—	—	—
Ken McGrath	2023	$483,000	—	$672,104	—	$369,495	—	$4,000	$1,528,599
Chief Financial Officer	2022	$173,558	—	$400,000	—	$261,250	—	$4,000	$838,808
	2021	—	—	—	—	—	—	—	—
Kathleen G. Weber	2023	$473,800	—	$752,471	—	$362,457	—	$84,169	$1,672,897
Chief Product Officer	2022	$460,000	—	$801,778	—	$241,500	—	$172,920	$1,676,198
	2021	$416,246	—	$483,596	—	$233,098	—	$418,505	$1,551,445
___________________
1The 2022 salary shown for Ms. Eglinton Manner represents the amount paid to Ms. Eglinton Manner after she joined the Company on June 4, 2022 and the 2022 salary shown for Mr. McGrath represents the amount paid to Mr. McGrath after he joined the Company on August 8, 2022.
2The indicated amounts reflect the aggregate grant date fair value of RS and PRU awards made to the NEOs during the applicable year, computed in accordance with FASB ASC Topic 718. The value of the PRUs reflect the assumption that 100% of target will be achieved for each of the performance measures reflected in the terms of the PRUs. Certain assumptions used in the calculation of the indicated amounts are set forth for the applicable year of award in footnote 11 to the Company’s audited consolidated financial statements for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2024 (the “2023 10-K Report”). The maximum grant-date fair value of the PRU awards made in 2021, assuming the highest level of performance measures will be achieved (120% of target resulting in a 150% payout), are as follows: Ms. Weber $300,324. The indicated amount for Ms. Eglinton Manner in 2022 includes her Make Whole Award of $4,000,000. The indicated amounts in 2022 do not include the grant of 2022 PRU awards as the metrics were not finalized until 2023 and, accordingly, the grant-date fair value of the 2022 PRUs was not determined as of December 31, 2022. Accordingly, the amounts indicated in 2023 include both the value of the 2022 PRUs and the value of the 2023 PRUs. The maximum grant-date fair value of the 2022 PRU awards, assuming the highest level of performance measures will be achieved, are as follows: Ms. Eglinton Manner, $1,885,354 and Ms. Weber $197,026. The maximum grant-date fair value of the 2023 PRU awards made in 2023, assuming the highest level of performance measures will be achieved, are as follows: Ms. Eglinton Manner, $2,450,327, Mr. McGrath, $509,207, and Ms. Weber, $440,293.
3The indicated amounts reflect incentive cash bonuses paid to the NEOs pursuant to an Incentive Plan, based on performance during the applicable year. For a description of incentive cash bonus payments for performance during 2023, see the Section entitled, “2023 Annual Incentive Cash Bonuses,” in the CD&A.
4The indicated amounts of $4,000 in 2023 reflect cash contributed to a 401(k) profit sharing plan as an employer-matching contribution, which was offered to U.S. employees of the Company during each of the indicated years. Ms. Weber’s 2023 amount represents $4,000 in matching contributions to a 401(k) profit sharing plan, $15,828 for reimbursement of tax preparation fees, and $64,341 in tax equalization payments.

GRANTS OF PLAN-BASED AWARDS
The following table summarizes information concerning possible incentive cash bonuses and possible and actual RS and PRU awards for the NEOs during the fiscal year ended December 31, 2023:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Possible Payouts Under Equity Incentive Plan Awards[3]
Name & Principle Position	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (# Shs.)	Target (# Shs.)	Maximum (# Shs.)	All other Stock Awards: Number of Shares of Stock or Units[4] (#Shs.)		All other Option Awards: Number of Securities Underlying Options (#Shs.)	Exercise of Base Price of Option awards ($/Sh)	Grant Date Fair Value of Stock Awards[5] ($)
Carrie Eglinton Manner President and Chief Executive Officer	3/1/2023	[1]	—	—	—	—	—	—	258,065	RS	—	—	$1,600,648
	3/1/2023	[1]	—	—	—	129,033	258,065	387,098	—		—	—	$1,633,551
	6/4/2022	[6]	—	—	—	244,449	325,932	423,712	—		—	—	$1,639,438
	NA		$576,800	$721,000	$1,442,000	—	—	—	—		—	—	NA
	NA		—	—	—	—	—	—	—		—	—	NA
Ken McGrath Chief Financial Officer	3/1/2023	[1]	—	—	—	—	—	—	53,629	RS	—	—	$332,633
	3/1/2023	[1]	—	—	—	26,815	53,629	80,444	—		—	—	$339,471
	NA		$193,200	$241,500	$483,000	—	—	—	—		—	—	NA
	NA		—	—	—	—	—	—	—		—	—	NA
Kathleen G. Weber Chief Product Officer	3/1/2023	[1]	—	—	—	—	—	—	46,371	RS	—	—	$287,616
	3/1/2023	[1]	—	—	—	23,186	46,371	69,557	—		—	—	$293,528
	2/1/2022	[6]	—	—	—	25,546	34,061	44,279	—		—	—	$171,327
	N/A		$189,520	$236,900	$473,800	—	—	—	—		—	—	N/A
	N/A		—	—	—	—	—	—	—		—	—	N/A

1Annual incentive equity awards to NEOs consisted of a combination of time-vested RS and PRUs that were granted in 2023 pursuant to the LTIP based on performance during 2022. Annual equity awards made during 2023 were approved by the Compensation Committee effective on March 1, 2023. For a description of these equity awards and their terms, see the Section entitled, “2023 Long-Term Incentive Awards,” in the CD&A.
2The indicated amounts represent potential incentive cash bonus payments to the NEOs under the 2023 Incentive Plan. On February 15, 2024, bonus payments under the 2023 Incentive Plan were approved by the Compensation Committee for the NEOs (except for Ms. Eglinton Manner) and by the Board for Ms. Eglinton Manner, in each case based on performance during 2023. The Threshold and Target amounts assume the executive receives 80% and 100% of his or her target bonus if the Company achieves 80% and 100% for each performance objective in the 2023 Incentive Plan, respectively. The maximum amounts assume that the recipient receives 200% of his or her target bonus if the Company achieves 200% or the maximum level for each performance objective in the 2023 Incentive Plan . A further description of the payments approved under the 2023 Incentive Plan is set forth in the Section entitled, “2023 Annual Incentive Cash Bonuses,” in the CD&A.
3The indicated amounts represent the threshold, target, and maximum number of shares which could be earned under the PRU awards granted to the NEOs in 2023 pursuant to the LTIP, based on performance during 2022. The target share numbers for each potential award were calculated by dividing 50% of the long-term incentive targets for each NEO set forth in the LTIP by the mean between the high and low sales price of the Common Stock as reported by Nasdaq on the date of grant. The target number of shares corresponding to the PRUs were calculated based on the assumption that 100% of target is achieved for each of the performance measures set forth in the terms of such PRU awards. The actual number of shares received upon vesting of the PRUs could vary from 50% to 150% of target depending on the degree to which the performance measures are achieved.
4The indicated amounts represent the actual number of shares of RS granted to the NEOs in 2023 under the LTIP, based on performance during 2022. A further description of these equity awards and their terms is set forth in the Section entitled, “2023 Long-Term Incentive Awards,” in the CD&A.
5The indicated amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718.
6PRU's granted in 2022 to Ms. Eglinton Manner and Ms. Weber were not considered granted from an accounting perspective in 2022 and had no grant date value as of December 31, 2022. Grant date value was determined in 2023 and, accordingly, such awards are included herein. The indicated amounts represent the threshold, target, and maximum shares which could be earned under the PRU awards granted to the NEOs in 2022 pursuant to the LTIP, based on performance during 2021. The target share numbers for each potential awards were calculated by dividing 50% of the long-term incentive targets for each NEO set forth in the LTIP by the mean between the high and low sales price of the Common Stock as reported by Nasdaq on the date of grant. The target number of shares corresponding to the PRUs were calculated based on the assumption that 100% of the target is achieved for each of the performance measures set forth in the terms of the PRU awards. The actual number of shares received upon vesting of the PRUs could vary from 75% to 130% of target depending on the degree to which the performance measures are achieved.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2023
The following table summarizes information regarding unexercised stock options and unvested RS and PRUs held by the NEOs as of December 31, 2023:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options [1] (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh.)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[1](#)		Market Value of Shares or Units of Stock That Have Not Vested[5]($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested[1](#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested[5]($)
Carrie Eglinton Manner President and Chief Executive Officer	—	—	—	—	—	814,830	2(a)	$6,681,606	—		$—
	—	—	—	—	—	217,288	2(b)	$1,781,762	—		$—
	—	—	—	—	—	258,065	2(c)	$2,116,133	—		$—
	—	—	—	—	—	—		$—	407,415	2(d)	$3,340,803
	—	—	—	—	—	—		$—	258,065	2(e)	$2,116,133
Kenneth McGrath Chief Financial Officer	—	—	—	—	—	87,922	3(a)	$720,960	—		$—
	—	—	—	—	—	53,629	3(b)	$439,758	—		$—
	—	—	—	—	—	—		$—	53,629	3(c)	439,758
Kathleen Weber Chief Product Officer	10,404	—	—	$9.31	2/3/2025	—		$—	—		$—
	—	—	—	—	—	6,073	4(a)	$49,799	—		$—
	—	—	—	—	—	40,601	4(b)	$332,928	—		$—
	—	—	—	—	—	22,707	4(c)	$186,197	—		$—
	—	—	—	—	—	46,371	4(d)	$380,242	—		$—
	—	—	—	—	—	—		$—	23,866	4(e)	$195,698
	—	—	—	—	—	—		$—	42,576	4(f)	$349,125
	—	—	—	—	—	—		$—	46,371	4(g)	$380,242

1Stock options vest over four years, with the first 25% vesting on the first anniversary of the grant date and the remaining 75% vesting on a monthly basis over the next three years following the first anniversary of the grant date. Grants of RS vest over a three-year period, with one-third vesting on the first anniversary of the grant date, a second third vesting on the second anniversary and the final third vesting on the third anniversary. PRUs will not vest until three years from the grant date and only if certain performance measures are met during the three-year service period.
2The indicated RS and PRUs vest as follows:
(a)814,830 restricted shares cliff vest on June 4, 2024; and
(b)108,644 restricted shares each on June 4, 2024, and June 4, 2025, respectively.
(c)86,022 restricted shares each vest on March 1, 2024 and March 1, 2026, respectively, and 86,021 vest on March 1, 2025.
(d)407,415 PRUs cliff vesting on June 4, 2025, provided performance metrics have been achieved;
(e) 258,065 PRUs cliff vesting on March 1, 2026, provided performance metrics have been achieved.
3The indicated RS and PRUs vest as follows:
(a)43,961 restricted shares each on August 8, 2024, and August 8, 2025, respectively.
(b)17,876 restricted shares each on March 1, 2024 and March 1, 2026, respectively and 17,877 on March 1, 2025.
(c)53,629 PRUs cliff vesting on March 1, 2026, provided performance metrics have been achieved.

4The indicated RS and PRUs vest as follows:
(a)6,073 restricted shares on February 1, 2024;
(b)20,301 restricted shares on January 5, 2024 and 20,300 restricted shares on January 5, 2025;
(c)11,353 restricted shares on February 1, 2024 and 11,354 restricted shares on February 1, 2025;
(d)15,457 restricted shares vest on March 1, 2024, March 1, 2025, and March 1, 2026, respectively.
(e) 23,866 PRUs cliff vesting on February 1, 2024, provided performance metrics have been achieved;
(f) 42,576 PRUs cliff vesting on February 1, 2025, provided performance metrics have been achieved;
(g) 46,371 PRUs cliff vesting on March 1, 2026, provided performance metrics have been achieved.

5 The indicated values were determined by multiplying the number of unvested shares of RS and target number of unvested PRUs shown in this table by $8.20 per share, the closing price of the Company’s Common Stock as reported by Nasdaq on December 31, 2023.

OPTION EXERCISES AND STOCK VESTED
The following table summarizes information with respect to the exercise of stock options and vesting of restricted stock for each of the NEOs during the fiscal year ended December 31, 2023:

	Option Awards		Stock Awards[1]
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[2] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[3] ($)
Carrie Eglinton Manner	—	—	108,644	$595,369
President and Chief Executive Officer
Ken McGrath	—	—	43,961	$285,307
Chief Financial Officer
Kathleen G. Weber	4,129	$9,644	100,587	$536,125
Chief Product Officer

1Includes the vesting of restricted stock awards and performance-vested restricted units.
2The indicated amount represents the number of shares acquired upon the exercise of the options multiplied by the difference between the market value of the Company’s Common Stock on the applicable exercise date and the option exercise price.
3The indicated amounts were calculated by multiplying the number of restricted shares and performance-vested restricted shares acquired upon vesting by the market value of the Company’s Common Stock on the applicable vesting date. The market value was determined by calculating the mean between the high and low sales prices of the Common Stock as reported by Nasdaq on the vesting date.

RETIREMENT BENEFITS
The NEOs are eligible to participate in our 401(k) Plan on the same terms and conditions applicable to other employees. For a further description of the terms of the 401(k) Plan, see the Section entitled, “Retirement Programs,” in the CD&A.

NONQUALIFIED DEFERRED COMPENSATION
The OraSure Technologies, Inc. Deferred Compensation Plan (the “Plan”) is a non-qualified deferred compensation plan designed to provide deferred compensation benefits to a select group of the Company’s highly compensated employees, including all of the NEOs, and to non-employee members of the Board.
The Plan allows for deferrals by participants of up to 100% of their annual base salaries (or in the case of non-employee Directors, 100% of fees payable under the Company’s Non-Employee Director Compensation Policy), up to 100% of annual incentive cash bonuses and, upon vesting, restricted shares of the Company’s Common Stock and shares received in respect of PRUs awarded under the LTIP. The Company may also make discretionary contributions to the accounts of employees participating in the Plan. Cash balances in participants’ accounts may be invested in a list of investment options that are similar to the fund choices offered in the Company’s 401(k) plan. Participants will be permitted to sell vested shares in their accounts, subject to compliance with the Company’s Insider Trading Policy and applicable securities laws, and invest the proceeds of any such sale in the investment options available under the Plan. Participants will be 100% vested in their accounts and the restricted shares they defer, except that Company contributions will vest over one or more years as determined by the Company. In the event of death, disability or change of control, a participant will become 100% vested in any then unvested Company contributions.
A Participant may elect to receive a distribution from his or her account upon a specified date, separation from service, change of control, disability and/or death. Distributions will be made in a lump sum or installments, as allowed under the Plan.
Amounts contributed to a participant’s account through elective deferrals or through the Company’s discretionary contributions are generally not subject to income tax, and the Company does not receive a deduction until they are distributed pursuant to the Plan.
However, cash deferrals are subject to the Federal Insurance Contributions Act Tax imposed at the time of deferral (the “FICA tax”). Deferrals of restricted shares and shares received in respect of PRUs are subject to the FICA tax at the time the shares vest, but are not subject to income tax, and the Company does not receive the deduction until the shares are distributed pursuant to the Plan. The Company may amend or terminate the Plan at any time in accordance with applicable law.
None of the Company’s NEO’s participated in the Plan during 2023.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements
We have entered into employment agreements with all of our NEOs. We believe such agreements are necessary to attract and retain critical talent, and are in-line with market practices. The following summary describes certain of the material terms of the employment arrangements with Ms. Eglinton Manner, and the other NEOs.
Ms. Eglinton Manner
In May 2022, we entered into an employment agreement with Ms. Eglinton Manner in connection with her appointment as the Company’s President and CEO, effective June 4, 2022. Under the agreement, Ms. Eglinton Manner would receive (i) an annual base salary of at least $700,000, (ii) an annual cash bonus opportunity under the Company’s annual Incentive Plan with a bonus target of at least 100% of her base salary, (iii) a restricted stock (or restricted stock unit) award for a number of shares of the Company’s common stock determined by dividing $4,000,000 by the average closing price of the Company’s common stock for the 20 trading days immediately preceding the grant date (the “Trailing Average Price”), which award will vest on the second anniversary of the effective date and is intended to replace compensation from her prior employer that Ms. Eglinton Manner will forfeit to accept employment with the Company, (iv) a restricted stock (or restricted stock unit) award for a number of shares of the Company’s common stock determined by dividing $1,600,000 by the Trailing Average Price, which award will vest in three equal annual installments, on the first three anniversaries of the effective Date, and (v) a performance-based restricted stock unit award for a target number of shares of the Company’s common stock determined by dividing $1,600,000 by the Trailing Average Price, which award will be subject to the same vesting and performance conditions as are applicable to the 2022 performance-based restricted stock unit awards granted to the Company’s other executive officers. The agreement also provides that the Company will reimburse Ms. Eglinton Manner for reasonable car service fees incurred to commute between her home and the Company’s offices and, subject to the Company’s policies, other reasonable and necessary expenses incurred in the course of her employment.
Under the terms of Ms. Eglinton Manner’s employment agreement, upon the termination of Ms. Eglinton Manner’s employment due to death, disability, her unilateral termination without good reason (as such term is defined in her employment agreement), or the Company’s termination for cause (as such term is defined in her employment agreement), Ms. Eglinton Manner will be entitled to receive her salary through the date of termination. In the case of a termination upon her death, disability, or her unilateral termination without good reason, Ms. Eglinton Manner will be entitled to receive any annual bonus that has been earned, but not yet paid with respect to a year ending prior to the date of termination. In the case of a termination upon her death or disability or a unilateral termination by Ms. Eglinton Manner without good reason where in either case the termination were to occur after June 30 of any year, Ms. Eglinton Manner will also be entitled to receive a cash bonus for the year of termination prorated through the date of termination.
In addition, in the event of termination for good reason or without cause and not during a change of control period (as defined in her employment agreement), Ms. Eglinton Manner will be entitled to receive additional severance in the form of (i) a lump sum amount equivalent to 18 months of her annual salary (or 24 months if such termination occurs during a change of control period) period plus reimbursement of the costs of continuation coverage under the Company’s health plans (if Ms. Eglinton Manner elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985) for a period of 18 months after the date of termination and (ii) a lump sum cash payment equal to 150% (or 200% if such termination occurs during a change of control period) of her target bonus amount for the applicable calendar year in which such termination occurs. If Ms. Eglinton Manner is a “specified employee” within the meaning of Code Section 409A at the time of the termination of his employment and any of the foregoing payments would subject him to any tax, interest or penalty under Code Section 409A or regulation thereunder, then the payment shall not be made until the first day which is at least six months after the date of termination of his employment.
Under the terms of her agreement, all equity awards subject to time-based vesting conditions granted to Ms. Eglinton Manner were required to immediately vest if Ms. Eglinton Manner’s employment was terminated for good reason by Ms. Eglinton Manner or by the Company without cause during a change of control period, and 50% of such equity awards would vest in the event Ms. Eglinton Manner’s employment was terminated for good reason by Ms. Eglinton Manner or by the Company without cause during any period other than a change of control period, provided that 50% of any equity awards subject to performance-based vesting conditions would remain eligible to vest if such termination occurs not in connection with a change of control (or 100%, in the case of a termination during a change of control period).
Mr. McGrath
In August 2022, we entered into an employment agreement with Mr. McGrath, pursuant to which Mr. McGrath would receive (i) an annual base salary of at least $475,000, (ii) a target bonus opportunity under the Company’s annual Incentive Plan of 50% of his base salary, and (iii) 131,883 shares of restricted common stock of the Company, which amount was determined by dividing $400,000 by the average closing price of the Company’s common stock for the twenty (20) trading days immediately preceding Mr. McGrath’s commencement of employment. Such award will vest in three equal annual installments, on the first three anniversaries of Mr. McGrath’s commencement of employment, subject in each case to his continued service through the applicable vesting date.
If Mr. McGrath’s employment ceases due to a termination by the Company without cause or his resignation with good reason (as such terms are defined in his agreement), then, subject to his timely execution and non-revocation of a release of claims, he will receive: (i) payment of any otherwise earned but unpaid annual bonus for the preceding year, (ii) a lump sum cash payment equal to (x) 12 months of his annual base salary, plus (y) his target annual bonus amount, (iii) subsidized COBRA premiums for 12 months, (iv) accelerated vesting of 50% of outstanding and otherwise unvested time-based equity awards and (v) an opportunity to earn 50% of outstanding performance-based equity awards, based on actual performance through the end of the applicable performance period.
The severance payments and benefits described above will be provided if the applicable termination of Mr. McGrath’s employment does not occur within a change of control period (as defined in Mr. McGrath’s employment agreement). If Mr. McGrath’s employment ceases due to a termination by the Company without cause or his resignation with good reason, in either case during a change of control period, then in lieu of the above described severance payments and benefits and subject to his timely execution and non-revocation of a release of claims, Mr. McGrath will instead receive: (i) payment of any otherwise earned but unpaid annual bonus for the preceding year, (ii) a lump sum cash payment equal to (x) 24 months of his annual base salary, plus (y) his target annual bonus amount, (iii) subsidized COBRA premiums for 18 months, (iv) accelerated vesting of all outstanding and otherwise unvested time-based equity awards and (v) an opportunity to earn all outstanding performance-based equity awards, based on actual performance through the end of the applicable performance period (but at not less than the target level of performance, if such severance event occurs after the change of control).
Pursuant to the agreement, Mr. McGrath agreed to be restricted from (i) competing with the Company or its affiliates and (ii) soliciting their employees and customers, in each case during his employment and for 18 months thereafter.
Ms. Weber
In January 2019, we entered into an employment agreement with Ms. Weber, in connection with her move to Canada to head our Molecular Solutions business unit. Effective as of December 31, 2021, Ms. Weber’s employment agreement with the Company was amended and she was named President of Molecular Solutions. We promoted Ms. Weber again as our Chief Product Officer, effective November 14, 2022. Pursuant to the amended employment agreement, Ms. Weber will receive (i) an annual base salary of at least $471,000, (ii) a target bonus opportunity under the Company’s annual Incentive Plan of at least 50% of her base salary, and (iii) annual equity awards under the Company’s long-term incentive policy ranging from 125% to 150% of her base salary (with a target of 125%). In addition, Ms. Weber is entitled to receive benefits typical of international assignments, including:
•Legal services paid by the Company for visas and work permits for Ms. Weber and her husband;
•Relocation expenses reimbursed up to $10,000;

•A housing allowance of up to $3,438 per month;
•Tax equalization payments to the extent Ms. Weber’s Canadian income tax liability exceeds the income tax she would have paid in the United States;
•Reimbursement for tax preparation services;
•An annual expense allowance of $3,544;
•Home leave reimbursement for Ms. Weber and her husband to travel to the United States twice during each 12-month period; and
•Reimbursement for repatriation expenses for Ms. Weber and her husband to relocate back to the United States at the end of her assignment.
If Ms. Weber’s employment ceases due to a termination by the Company without cause or her resignation with good reason (as such terms are defined in her agreement), then, subject to her timely execution and non-revocation of a release of claims, she will receive: (i) any bonus that has been approved by the Board or Compensation Committee prior to the date of termination but not yet paid, (ii) a lump sum cash payment equal to (x) 12 months of her annual base salary, plus (y) her target annual bonus amount, (iii) subsidized COBRA premiums for 12 months, and (iv) accelerated vesting of 50% of outstanding and otherwise unvested equity awards.
The severance payments and benefits described above will be provided if the applicable termination of Ms. Weber’s employment does not occur within the change of control period (as defined in her employment agreement). If Ms. Weber’s employment ceases due to a termination by the Company without cause or her resignation with good reason, in either case during a change of control period, then in lieu of the above described severance payments and benefits and subject to her timely execution and non-revocation of a release of claims, Ms. Weber will instead receive: (i) any bonus that has been approved by the Board or Compensation Committee prior to the date of termination but not yet paid, (ii) a lump sum cash payment equal to (x) 24 months of her annual base salary, plus (y) her target annual bonus amount, (iii) subsidized COBRA premiums for 24 months, and (iv) accelerated vesting of all outstanding and otherwise unvested equity awards.
Such benefits ceased upon Ms. Weber’s relocation to the United States in 2022, except for the tax equalization payments and reimbursement for tax preparation services, which she is entitled to receive until she files her tax return for 2022 (as such benefits relate to the period on or prior to Ms. Weber’s relocation).

Termination and Severance Benefits
The following table provides estimates of the potential severance and other post-termination benefits the NEOs would receive assuming their employment was terminated as of December 31, 2023:

Name	Benefit	Voluntary Termination or Termination for Cause[1]	Termination for Death or Disability[2]	Termination for Good Reason or Without Cause Not Within Change of Control Period[2]	Voluntary Termination after Change of Control, or Termination for Good Reason or Without Cause Within Change of Control Period[2]
Carrie Eglinton Manner President and Chief Executive Officer	Salary Continuation Bonus Accelerated Option Vesting Accelerated Restricted Stock/Unit Vesting Health Care Benefits Total	—	—	$1,081,500	$1,442,000
		$721,000	$1,103,130	$1,081,500	$1,442,000
		—	—	—	—
		—	$15,368,276	$15,368,276	$15,368,276
		—	—	$25,512	$25,086
		721,000	$16,471,406	$17,556,788	$18,277,362
Kenneth McGrath Chief Financial Officer	Salary Continuation Bonus Accelerated Option Vesting Accelerated Restricted Stock/Unit Vesting Health Care Benefits Total	—	—	$483,000	$966,000
		$241,500	$369,495	$241,500	$241,500
		—	—	—	—
		—	$1,600,476	$800,238	$1,600,476
		—	—	$24,732	$25,810
		241,500	$1,969,971	1,549,470	$2,833,786
Kathleen G. Weber Chief Product Officer	Salary Continuation Bonus Accelerated Option Vesting Accelerated Restricted Stock/Unit Vesting Health Care Benefits Total	—	—	$473,800	$947,600
		$236,900	$362,457	$236,900	$236,900
		—	—	—	—
		—	$1,758,096	$879,048	$1,758,096
		—	—	$25,537	$36,180
		236,900	$2,120,553	$1,615,285	$2,978,776

1In the event of a unilateral termination by Ms. Weber after June 30, she would receive a prorated bonus for the year in which termination occurs.
2The indicated values for the accelerated vesting of stock options reflect (i) the number of option shares which would vest on an accelerated basis, multiplied by (ii) the excess, if any, of the $8.20 per share closing price for the Company’s Common Stock, as reported by Nasdaq on December 31, 2023, over the applicable exercise price for each option. The indicated values for the accelerated vesting of RS and PRUs reflect the $8.20 per share closing price on December 31, 2023 multiplied by the number of shares which would vest on an accelerated basis (assuming, in the case of PRUs, that the applicable performance measures for the PRUs are met at 100% of target).

CEO PAY RATIO

As required by applicable law and SEC regulations, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Carrie Eglinton Manner, our President and CEO.
For the 2023 fiscal year, (i) the median of the annual total compensation of all employees of the Company (other than Ms. Eglinton Manner) and its subsidiaries was $69,968; and (ii) the annual total compensation of Ms. Eglinton Manner, as reported in the SCT included immediately after this CD&A, was $6,701,767. Based on this information, for 2023 the ratio of the annual total compensation of Ms. Eglinton Manner, our President and CEO, to the median of the annual total compensation for employees was 96 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, we took the following steps:
•We determined that, as of December 31, 2023, our world-wide employee population consisted of 617 people.
•To identify the “median employee” from our employee population, we compared the amount of salary, wages, overtime, commissions and bonuses of our employees as reflected in our payroll records. In making this determination, we did not annualize the compensation of employees who were hired in 2023 but did not work for us for the entire fiscal year. Since we do not widely distribute annual equity awards to our employees, such awards were excluded from our compensation measure.
•Once we identified our median employee, we combined all of the elements of this employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation as described above.

PAY VERSUS PERFORMANCE

The information below presents the relationship between the compensation of the Company’s named executive officer and certain performance measures in accordance with Item 402(v) of Regulation S-K. For a discussion of the Company’s compensation programs and pay for performance philosophy, please refer to the section captioned “Compensation Discussion and Analysis,” above.
Fiscal Year 2023 Pay versus Performance Table

	Summary Compensation Table Total			Compensation Actually Paid					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Carrie Eglinton Manner ($)[1]	Nancy Gagliano, M.D. ($)[2]	Stephen S. Tang, Ph.D. ($)[3]	Carrie Eglinton Manner ($)[4]	Nancy Gagliano, M.D. ($)[4]	Stephen S. Tang, Ph.D. ($)[4]	Average Summary Compensation Table Total for Non-PEO NEOs ($)[5]	Average Compensation Actually Paid to Non-PEO NEOs ($)[6]	Total Stockholder Return ($)[7]	Peer Group Total Stockholder Return ($)[8]	Net Income (Loss) (thousands) ($)[9]	Total Revenue (millions) ($)[10]
2023	6,701,767	—	—	13,791,592	—	—	1,600,748	2,390,906	102.12	106.34	53,655	405.5
2022	6,746,923	940,292	2,769,508	6,645,396	347,561	714,651	1,457,621	751,486	60.02	99.31	(17,934)	387.5
2021	—	—	2,959,781	—	—	2,697,616	1,088,815	808,537	108.22	125.43	(22,998)	233.7
2020	—	—	3,085,421	—	—	3,888,690	1,601,825	1,595,129	131.82	130.04	(14,922)	171.1

1During fiscal year 2022, Ms. Eglinton Manner was appointed as our President and CEO effective June 4, 2022. Dr. Gagliano resigned effective June 4, 2022 from her position as the Company’s Interim CEO.
2During fiscal year 2022, Dr. Gagliano was appointed as our Interim CEO effective April 1, 2022 following Dr. Tang’s termination on March 31, 2022 and resigned from the position effective June 4, 2022.
3During fiscal years 2022, 2021 and 2020, Dr. Tang served as our President and CEO for all or a portion of the year. Dr. Tang’s employment with the Company as CEO ended on March 31, 2022.
4Represents amounts of “compensation actually paid” to each of our CEO’s in each of 2023, 2022, 2021, and 2020 as computed in accordance with Item 402(v) of Regulation S-K, not the actual amount of compensation earned by or paid to each of our CEO’s during fiscal year 2023. The table below reflects the adjustments made from the amounts reported in the “Total” column of the Summary Compensation Table for each year to calculate the amounts set forth in “Compensation Actually Paid to PEO” column in the table above.

	Carrie Eglinton Manner		Nancy Gagliano, M.D.		Stephen S. Tang, Ph.D.
	2023 ($)	2022 ($)	2022 ($)		2022 ($)	2021 ($)(a)	2020 ($)(a)
Summary Compensation Table Total	6,701,767	6,746,923	940,292		2,769,508	2,959,781	3,085,421
Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(4,873,637)	(5,600,000)	(770,000)	(b)	(834,913)	(1,946,860)	(1,218,000)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	8,377,123	5,498,473	—		—	1,337,758	1,799,376
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	3,488,559	—	(40,879)		—	132,795	237,531
Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	218,148		664,350	—	—
Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	97,780	—	—		(1,387,479)	214,142	(15,638)
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—		(496,815)	—	—
Compensation Actually Paid to PEOs	13,791,592	6,645,396	347,561		714,651	2,697,616	3,888,690
(a)The fair values of time-based equity awards and performance-based restricted share units granted in 2020 are based on the closing price of the Company’s common shares as reported on the NASDAQ on the relevant valuation date. Performance-based restricted share units granted in 2021 were valued on the relevant valuation date using a Monte Carlo simulation model in accordance with the provisions of ASC Topic 718 using the following assumptions: (A) for valuations as of December 31, 2021, a risk free interest rate of 0.73% and share price volatility of 75.82%, for valuations on December 31, 2022, a risk free interest rate of 4.67% and share price volatility of 60.57%.” Note that the reference to valuations on December 31, 2022 is appropriate as this relates to the valuation of the 2021 PRUs as of December 31, 2022.
(b)Dr. Gagliano received, as part of her Interim CEO agreement, a sign-on equity grant consisting of $100,000 of fully vested shares (14,815 shares) and $670,000 of restricted stock units (99,259 restricted stock units) which vest in equal monthly installments beginning on April 30, 2022, subject to continued employment as Interim CEO. Dr. Gagliano vested in 24,815 units of the 99,259 restricted stock units granted prior to her resignation as Interim CEO in June 2022, and accordingly, 74,444 units of her restricted stock unit award were forfeited.
5Our non-PEO NEOs includes the individuals indicated in the table below for each fiscal year:

Year	Non-PEO NEOs
2023	Kenneth McGrath, Kathleen Weber
2022	Kenneth McGrath, Kathleen Weber, Lisa Nibauer, Agnieszka Gallagher, Scott Gleason
2021	Kathleen Weber, Jack Jerrett, Roberto Cuca, Agnieszka Gallagher, Scott Gleason
2020	Kathleen Weber, Jack Jerrett, Roberto Cuca, Anthony Zezzo, Lisa Nibauer
6Represents amounts of average “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K, not the actual average amount of compensation earned by or paid to the Company’s named executive officers, except for Dr. Tang with respect to fiscal years 2022, 2021, and 2020, Ms. Gagliano with respect to fiscal year 2022, and Ms. Eglinton Manner with respect to fiscal years 2023 and 2022. The table below reflects the adjustments made from the amounts reported in the “Total” column of the Summary Compensation Table for the named executive officers as a group (excluding Dr. Tang and Mses. Gagliano and Eglinton Manner, as applicable) each year to calculate the amounts set forth in “Compensation Actually Paid to non-PEO NEOs” column in the table above, using the same methodology as set forth in footnote 4, above.

	NEO Averages
	2023 ($)	2022 ($)	2021 ($)(a)	2020 ($)(a)
Summary Compensation Table Total	1,600,748	1,457,621	1,088,815	1,601,825
Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(712,288)	(729,670)	(552,646)	(766,909)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,127,865	293,934	353,108	625,180
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	316,490	(102,310)	43,223	59,438
Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	85,437	29,005	80,708
Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	58,090	(103,440)	59,492	(5,113)
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	(150,086)	(212,460)	—
Compensation Actually Paid to NEOs	2,390,906	751,486	808,537	1,595,129
(a)The fair values of time-based equity awards and performance-based restricted share units granted in 2020 are based on the closing price of the Company’s common shares as reported on the NASDAQ on the relevant valuation date. Performance-based restricted share units granted in 2021 were valued on the relevant valuation date using a Monte Carlo simulation model in accordance with the provisions of ASC Topic 718 using the following assumptions: (A) for valuations on December 31, 2021, a risk free interest rate of 0.73% and share price volatility of 75.82%. The fair value of non-qualified stock options granted to Ms. Gallagher as of December 31, 2021 were valued using a Black-Scholes model in accordance with the provision of ASC Topic 718 using the following assumptions: an expected term of 2 years, a risk-free interest rate of 0.73%, a dividend yield of 0% and share price volatility of 75.82%.
7For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of OraSure Technologies, Inc. for the measurement periods ending on December 31 of each of 2023, 2022, 2021, and 2020, respectively.
8For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of NASDAQ Health Care Index for the measurement periods ending on December 31 of each of 2023, 2022, 2021, and 2020, respectively.
9Reflects GAAP “Net Income (Loss)” in the Company’s Consolidated Statement of Operations included in the Company’s Annual Report on Form 10-K for each of the years ended December 31, 2023, 2022, 2021, and 2020.
10Represents “Net Revenues” in the Company’s Consolidated Statement of Operations included in the Company’s Annual Report on Form 10-K for each of the years ended December 31, 2023, 2022, 2021, and 2020.
Relationship Between Compensation Actually Paid and Financial Performance
As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” while the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table above. Moreover, the Company’s executive compensation program includes components designed to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the following graphs illustrate the relationship across the Company’s last three completed fiscal years between the amounts disclosed in the Pay Versus Performance Table, above, as “Compensation Actually Paid” to the Company’s First PEO, Second PEO, and Third PEO respectively, and the “Average Compensation Actually Paid” to the Company’s non-PEO named executive officers and Total Stockholder Return, Peer Group Total Stockholder Return, Net Income (Loss) and Total Revenue.

OSUR & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
$14.00
$13.00
$12.00
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Value of $100 Investment From 12/31/2019
$140.00
$130.00
$120.00
$110.00
$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$130
$131.82
$125
$108.22
$100
$60.02
$106
$102.12
$3.89
$1.60
$2.70
$0.82
$0.71
$0.75
$0.35
$6.65
$2.30
$12.96
12/31/2020
12/31/2021
12/31/2022
12/31/2023
PEO CAP ($M)
Average NEO CAP ($M)
PEO 2 CAP ($M)
PEO 3 CAP ($M)
OSUR TSR
Nasdaq Health Care TSR

Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Net Income (in thousands)
$60,000.00
$40,000.00
$20,000.00
$0.00
($20,000.00)
($40,000.00)
($60,000.00)
12/31/2020
12/31/2021
12/31/2022
12/31/2023
$3.89
$1.60
$2.70
$0.82
$0.71
$0.75
$0.35
$6.65
$2.30
$12.96
($14,920)
($23,000)
($17,930)
$53,655
PEO CAP ($M)
Average NEO CAP ($M)
PEO 2 CAP ($M)
PEO 3 CAP ($M)
Net Income (in thousands)

Total Revenue vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Total Revenue ($M)
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
$450.00
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
$166
$227
$378
$405
$3.89
$1.60
$2.70
$0.82
$0.71
$0.75
$0.35
$6.65
$2.30
$12.96
12/31/2020
12/31/2021
12/31/2022
12/31/2023
PEO CAP ($M)
Average NEO CAP ($M)
PEO 2 CAP ($M)
PEO 3 CAP ($M)
Total Revenue ($M)

Tabular List of Performance Measures
The following table lists the financial performance measures that the Company considers to be the most important financial performance measures used by the Company to link compensation actually paid to its named executive officers for the most recently completed fiscal year to performance of the Company.

Important Financial Performance Measures
Net Revenues
Adjusted Operating Income
Income Before Interest and Taxes
Stock Price

STOCK AWARD PLAN INFORMATION

The following table provides information as of December 31, 2023 about the shares of Common Stock that may be issued upon the exercise of options under the OraSure Technologies, Inc. Stock Award Plan (the “Stock Award Plan” or the “Plan”). Additional grants of equity compensation may only be made under the Stock Award Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)[1]
Equity compensation plans approved by security holders	2,070,085	$9.27	4,581,158
Equity compensation plans not approved by security holders	—	—	—
Total	2,070,085		4,581,158

1Represents shares remaining available for future issuance as of December 31, 2023 under the Stock Award Plan.

DIRECTOR COMPENSATION

ANNUAL FEES
Under our Non-Employee Director Compensation Policy (“Director Policy”), non-employee members of the Board receive fixed annual fees for service on the Board and Committees of the Board during 2023, as set forth below. The fees were paid quarterly in arrears.

Position	Annual Fee
Board Member (Base Fee)	$55,000
Board Chairperson (Additional Fee)	$25,000
Audit Chairperson	$20,000
Compensation Chairperson	$20,000
Nominating & Corporate Governance Chairperson	$20,000
Non-Chairperson Committee member	$5,000
Each non-employee Director has the option to receive shares of the Company’s Common Stock in lieu of cash fees, as described above. Prior to the end of each calendar year, each non-employee Director shall make an annual election with respect to cash fees for the following calendar year, indicating whether he or she elects to receive the fees in cash, or in Company Common Stock in lieu of the cash fees. If no election has been made as of the first day of the year, the non-employee Director shall receive all fees in cash, as set forth above, or, if a previous election has been made to receive Common Stock in lieu of the cash fees, such election shall remain in effect for subsequent calendar years until such election is changed by the completion, signature and delivery to the Company of a new election form. Each newly elected or appointed non-employee Director shall make an election prior to, or within 30 days of, his or her initial appointment or election to the Board, for the remainder of the year of such appointment or election, whether to receive the fees in cash or in Common Stock.
In the event an election is made by a non-employee Director to receive Common Stock in lieu of cash fees, such Director shall automatically be granted on the applicable fee payment date a number of shares of Common Stock having an aggregate fair market value equal to the aggregate amount of such non-employee Director’s cash fee for such fiscal quarter, determined by dividing (A) the aggregate amount of the fee by (B) the average of the high and low sales price of the Company’s Common Stock as reported on Nasdaq on the applicable fee payment date (rounded down to the nearest whole share) (the “Quarterly Grant”). Non-employee Directors are permitted to direct the Company to withhold shares of stock in order to pay tax withholding obligations arising upon the receipt of a Quarterly Grant.

INITIAL AND ANNUAL EQUITY AWARDS
Upon joining the Board, non-employee Directors receive an initial grant of restricted shares of the Company’s Common Stock having an aggregate value of $100,000 (the “Initial Grant”). The Initial Grant will cliff vest two (2) years after the Director joins the Board. In addition, non-employee Directors will receive an annual grant of restricted shares (the “Annual Grant”) on the date of the Company’s Annual Meeting of Stockholders, which will vest on or prior to the Company’s next Annual Meeting of Stockholders. The value of Annual Grants for Board members are as follows:

Board Position	Award Grant Value
Board Member (Base)	$105,000
Board Chairperson (Additional Value)	$25,000
The dollar value of each Initial Grant and Annual Grant is converted into restricted stock by dividing the above values by the average of the high and low sales prices of the Company’s Common Stock, as reported on the Nasdaq Stock Market, on the grant date. Non-employee Directors are permitted to direct the Company to withhold restricted stock in order to pay tax withholding obligations arising upon the vesting of such shares.

EQUITY AWARD TERMS
Each Initial Grant, Annual Grant and Quarterly Grant shall be made under the terms of the Company’s Stock Award Plan or a successor plan and will be subject to the terms and conditions of such plan and the applicable award agreement.
Any unvested restricted stock granted to non-employee Directors will vest in their entirety immediately upon the occurrence of a “change of control” of the Company. A “change of control” means a change of control that would be required to be reported under the Exchange Act, as amended, and would be deemed to have occurred at such time as (i) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; (ii) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Company possessing 30 percent or more of the total voting power of the Company’s stock; (iii) a majority of the members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (iv) a person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions. In addition, if a non-employee Director leaves the Board for any reason other than a change of control, prior to the end of the vesting period for the Annual Grant of restricted stock, such award shall immediately vest on a pro-rata basis based on the actual duration of such Director’s service to the Board during such vesting period.

DEFERRED COMPENSATION
Non-employee Directors are permitted to defer all or a portion of the fees and grants of restricted stock under the Company’s Non-Qualified Deferred Compensation Plan, on terms similar to those applicable to our officers.

DIRECTOR COMPENSATION DURING 2023
The following table summarizes information related to compensation of non-employee Directors during the fiscal year ended December 31, 2023:

Name[1,2]	Fees Earned or Paid in Cash[3] ($)	Stock Awards[4] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Mara G. Aspinall	$98,992	$130,000	—	—	—	—	$228,992
James A. Datin	$80,000	$105,000	—	—	—	—	$185,000
David J. Shulkin, M.D.	$65,000	$105,000	—	—	—	—	$170,000
Lelio Marmora	$65,000	$105,000	—	—	—	—	$170,000
Nancy Gagliano, M.D.	$78,122	$105,000	—	—	—	—	$183,122
Anne Whitaker[5]	$22,667	$—	—	—	—	—	$22,667
Robert W. McMahon	$30,927	$105,000	—	—	—	—	$135,927
__________________________
1Because Ms. Eglinton Manner was an officer of the Company, she was not entitled to any separate compensation for service on the Board or any Committee thereof and has not been included in this table.
2Non-employee Directors held the following number of unvested shares of restricted stock (“RS”) at December 31, 2023: Ms. Aspinall: 24,517 RS; Mr. Datin: 19,802 RS; Dr. Shulkin: 19,802 RS; Mr. Marmora: 19,802 RS; Dr. Gagliano: 19,802 RS; and Mr. McMahon: 22,703 RS. The aggregate number of performance stock units and restricted shares held by Ms. Eglinton Manner are set forth in the table in the Section entitled, “Outstanding Equity Awards,” in this Proxy Statement.
3Mr. Datin elected to receive all his cash board fees in shares of the Company’s Common Stock in lieu of cash fees in accordance with the Director compensation policy described above. During 2023, Mr. Datin received 13,514 shares of restricted stock in lieu of cash payment.
4The indicated amounts reflect the aggregate grant date fair value of restricted stock awards made to non-employee Directors during 2023, computed in accordance with FASB ASC Topic 718.
5Ms. Whitaker did not stand for re-election at our 2023 Annual Stockholder Meeting.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1. ELECTION OF DIRECTORS
Background
At the Annual Meeting, you will be asked to vote on the election of two Directors. A majority of the independent members of the Board have nominated Nancy J. Gagliano, M.D., and Lelio Marmora for election as the Class III Directors, for terms expiring at the Annual Meeting of Stockholders in 2027. The Board has determined that Mr. Datin, a current Class III member of the Board, will not stand for re-election at the Annual Meeting, and his service as a member of the Board will end effective as of the Annual Meeting. Accordingly, Mr. Datin's seat shall remain vacant until such seat is filled or the size of the Board is reduced, in each case in accordance with our Bylaws. We extend our deepest gratitude to Mr. Datin for his distinguished service to the Board.
We do not know of anything that would preclude any of the nominees from serving. However, should any nominee for any reason become unable or unwilling to serve as a Director, the persons named in the enclosed Proxy Card will vote the shares represented by each Proxy for such substitute nominee as the Board may approve.
Each of the nominees for election as Directors is currently a member of our Board and has consented to continue to serve if re-elected to the Board. Mr. Datin joined the Board in 2019 and serves as the Chairperson of the Compensation Committee and a member of the Audit Committee. Dr. Gagliano joined the Board in 2021 and serves as the Chairperson of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Mr. Marmora joined the Board in 2020 and serves as a member of the Audit Committee and the Nominating and Corporate Governance Committee.
Any vacancy that occurs on the Board that results from an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, and any other vacancy on the Board may be filled by the affirmative vote of a majority of the Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director.
Certain information with respect to each person nominated for election as a Director and each person whose term of office as a Director will continue after the Annual Meeting, including the particular experience, qualifications, attributes and skills they possess that led to the conclusion that they should serve as a Director, is set forth below.

Name	Principal Occupation	Age	Director Since
Class III (Nominees Whose Terms Expire in 2024):
Nancy J. Gagliano, M.D.	Managing Director, Granite Healthcare Advisors	64	2021
Lelio Marmora	Former Executive Director, Unitaid	57	2020
Class I (Directors For Terms Expiring in 2025):
Carrie Eglinton Manner	President and CEO, OraSure Technologies, Inc.	49	2022
David J. Shulkin, M.D.	President and CEO, Shulkin Solutions, Inc.	64	2020
Class II (Directors For Terms Expiring in 2026):
Mara G. Aspinall	Partner, Illumina Ventures	61	2017
Robert W. McMahon	Senior Vice President and Chief Financial Officer, Agilent Technologies	55	2023

Nancy J. Gagliano, M.D.

Independent Director Director since: 2021 Class III Nominee Term Expires: 2024 Age: 64 Other Current Public Company Directorships: None
Nancy J. Gagliano, M.D. became a member of the Board in November 2021 and is the chair of the Nominating and Corporate Governance Committee and member of the Compensation Committee. Dr. Gagliano also served as interim CEO from March to June 2022. Dr. Gagliano has more than 35 years of experience as a senior healthcare physician executive and practicing physician in internal medicine. Dr. Gagliano most recently served as an executive leader of the National Institute of Health’s RADx Tech, Rapid Acceleration of Diagnostics program, from May 2020 to November 2021. In this position she has helped oversee over one billion dollars of sponsored programs to bring millions of new COVID-19 tests to market. Prior to her work for the National Institute of Health, Dr. Gagliano was the Chief Medical Officer of Culbert Healthcare Solutions from September 2016 to May 2020, providing strategic guidance on healthcare consulting services. Before joining Culbert Healthcare, Dr. Gagliano spent six years with CVS Health holding senior leadership positions including as the Chief Medical Officer of Minute Clinic, and as a Senior Vice President overseeing key programs such as the enterprise smoking cessation program and the development of the company’s telemedicine program. Prior to her leadership roles at CVS Health, Dr. Gagliano was a practicing internal medicine physician and held numerous leadership positions at Massachusetts General Hospital and Massachusetts General Physicians Organization. Dr. Gagliano holds an M.D. from Harvard Medical School, an MBA from Northeastern University, and a Bachelor’s of Science Degree from Union College in Computer Science and Biology.
Skills and Qualifications leading to conclusion that she should serve on the Board:
•Extensive medical and healthcare experience.
• Executive leadership experience.
•Strong background managing public health programs.

Lelio Marmora

Independent Director Director since: 2020 Class III Nominee Term Expires: 2024 Age: 57 Other Current Public Company Directorships: None
Lelio Marmora became a member of the Board in June 2020 and serves as a member of the Audit Committee and as a member of the Nominating and Corporate Governance Committee. Since June 2020, he has served as the President of The Management Lab. Prior to that, Mr. Marmora served as Executive Director of Unitaid in Geneva, Switzerland, from 2014 to 2020, overseeing a portfolio of $1.5 billion in 100 countries. Prior to Unitaid, Mr. Marmora was a member of the board of directors for The Global Fund to Fight AIDS, Tuberculosis and Malaria from 2016 to 2019, overseeing a $4 billion portfolio. Earlier in his career, Mr. Marmora served in various capacities at a range of international organizations, including the World Bank, the Inter-American Development Bank and the United Nations Development Program, managing modernization of the State programs. Mr. Marmora graduated from the Universite Pantheon-Assas (Paris II) with a Master’s degree in International Law and Administration of International Organizations.
Skills and Qualifications leading to conclusion that he should serve on the Board:
• Extensive experience in international public health.
•  Expertise in public funding.
• Executive leadership experience.

Carrie Eglinton Manner

Director Director since: 2022 Class I Director Term Expires: 2025 Age: 49 Other Current Public Company Directorships: 1
For biographical information on Ms. Eglinton Manner, see the Section entitled, “Executive Officers,” in this Proxy Statement.
Skills and Qualifications leading to conclusion that he should serve on the Board:
•Extensive experience in the healthcare industry.
•Extensive experience managing business operations in areas such as diagnostic imaging, lab services and medical devices.
•Extensive leadership experience.

David J. Shulkin, M.D.

Independent Director Director since: 2020 Class I Director Term Expires: 2025 Age: 64 Other Current Public Company Directorships: 1
David J. Shulkin, M.D. became a member of the Board in April 2020 and serves as a member of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee. Since 2018, he has served as President and CEO of Shulkin Solutions, Inc., a company that promotes innovation in healthcare and advocates for veterans and underserved populations. From July 2015 through March 2018, Dr. Shulkin served in various capacities at the U.S. Department of Veterans Affairs (the “VA”), including as Secretary of the VA from February 2017 to March 2018 and as Under Secretary for Health from July 2015 to February 2017. Prior to his tenure at the VA, he served in executive leadership positions at Morristown Medical Center, Beth Israel Medical Center, Temple University Hospital, Drexel University School of Medicine, Doctor Quality, Inc. and the University of Pennsylvania Health System and Hospital of the University of Pennsylvania. Dr. Shulkin received a B.A. from Hampshire College and his M.D. from the Medical College of Pennsylvania (Drexel College of Medicine). He also completed residencies in Internal Medicine at Yale University School of Medicine and University of Pittsburgh School of Medicine, was a Fellow in General Medicine at the University of Pittsburgh School of Medicine and was a Robert Wood Johnson Foundation Clinical Scholar at the University of Pennsylvania School of Medicine. Dr. Shulkin is certified by the American Board of Internal Medicine. He currently serves on the board of directors of Cactus Acquisition Corp. 1 Ltd.
Skills and Qualifications leading to conclusion that he should serve on the Board:
• Expertise in medical matters and public health.
• Expertise in government affairs.
•Executive-level management experience.

Mara G. Aspinall

Independent Director Director since: 2017 Class II Director Term Expires: 2026 Age: 61 Other Current Public Company Directorships: 1
Mara G. Aspinall joined the Board in June 2017 and serves as a member of the Audit Committee and as a member the Compensation Committee. Ms. Aspinall is Partner at Illumina Ventures, a venture capital firm focused on investing in innovative, genomics-related companies. Since 2014, she has served as the Managing Member of Health Catalysts Group, a consulting firm that focuses on growth of life science and technology companies. Ms. Aspinall has also served as Managing Director of BlueStone Venture Partners, a venture capital firm dedicated to investing in life sciences and healthcare related companies. Prior to these positions, Ms. Aspinall served as President and CEO, Global Head of Roche Tissue Diagnostics/Ventana Medical Systems, a division of The Roche Group that provides tissue-based cancer diagnostic instruments, products and services. Prior to that, she co-founded and served as CEO and Director of On-Q-ity, Inc., a diagnostic research company focused on improving cancer treatment through the capture of circulating tumor cells in a patient’s blood. Ms. Aspinall also spent 12 years with Genzyme Corporation, serving as President of the Genzyme Genetics division, a leading provider of esoteric and genetic tests for the reproductive, oncology and personalized medicine markets, and as President of the Genzyme Pharmaceuticals division, a custom pharmaceutical intermediates provider. Ms. Aspinall began her career as a management consultant with Bain & Company. Ms. Aspinall holds an M.B.A. from Harvard Business School and a B.A. in International Relations from Tufts University. Ms. Aspinall is certified in Cybersecurity Oversight from Carnegie Mellon University. Ms. Aspinall currently serves on the board of directors of Castle Biosciences, Inc.
Skills and Qualifications leading to conclusion that she should serve on the Board:
• Executive-level experience as a CEO.
• Executive experience in the life sciences industry.
•Extensive experience in molecular diagnostics.

Robert W. McMahon

Independent Director Director since: 2023 Class II Director Term Expires: 2026 Age: 55 Other Current Public Company Directorships: None
Robert W. McMahon became a member of the Board in July 2023 and is the chair of the Audit Committee. Mr. McMahon has served as the Senior Vice President and Chief Financial Officer, since August 2018 and September 2018, respectively, of Agilent Technologies, Inc., a leading life sciences tools and diagnostics company, where he is responsible for Finance, Audit, Treasury, Tax, and Investor Relations. Prior to his work for Agilent, Mr. McMahon spent four years serving as Chief Financial Officer for Hologic, Inc., a medical technology company, where he helped reshape the product portfolio and significantly improved company performance and profitability. He also spent 20 years at Johnson & Johnson, a producer of medical devices and pharmaceuticals, and the owner of many well- known consumer brands, most recently as Worldwide Vice President of Finance and Business Development for Ortho Clinical Diagnostics, a division of Johnson & Johnson’s Medical Device and Diagnostics group. Mr. McMahon holds an MBA in Finance from the University of Central Florida and a bachelor’s degree in Finance from the University of Florida.

Skills and Qualifications leading to conclusion that he should serve on the Board:
• Extensive leadership experience in life sciences industry.
• Executive-level experience as a CFO.
•Executive-level management experience.

Vote Required; Board Recommendation
If a quorum is present, each nominee will be elected if he or she receives a majority of the votes cast by shares present in person or by Proxy and entitled to vote on the election of directors. This means that each nominee shall be elected to the Board if the votes validly cast “for” such nominee’s election exceed the votes validly cast “against” such nominee’s election. Abstention and broker non-votes will have no effect on the required vote. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed Proxies will be voted for nominees, each whom has consented to be named and to serve if elected.
Your Board recommends that you vote FOR the election of the Director nominees.

PROPOSAL NO. 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Background
The Audit Committee of the Board of Directors has approved the appointment of Grant Thornton (“GT”) as our independent registered public accounting firm for the 2024 fiscal year after a competitive selection process conducted by the Audit Committee. The Audit Committee has also recommended that the Board submit the appointment of GT for ratification by stockholders at the Annual Meeting. Although action by the stockholders on this matter is not legally required, the Audit Committee and the Board believe it is appropriate to seek stockholder ratification of this appointment in light of the important role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. If this appointment is not ratified by stockholders, the Audit Committee may reconsider its appointment of GT for the 2024 fiscal year or in the future.
One or more representatives of GT are expected to attend the Annual Meeting electronically. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

Vote Required; Board Recommendation
Ratification of the appointment of GT requires the affirmative vote of a majority of shares present in person or by proxy and entitled to vote on this proposal. Abstentions will have the effect of voting against this proposal. Broker non-votes, if any, will have no effect on this proposal. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed Proxies will be voted for ratification of the appointment of GT as our independent registered public accounting firm for the 2024 fiscal year.
Your Board recommends that the stockholders vote FOR ratification of the appointment of GT.

PROPOSAL NO. 3. ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION
Background
Section 14A of the Exchange Act, enacted pursuant to the Dodd-Frank Act, requires that stockholders be given the opportunity to vote to approve, on an advisory (non-binding) basis, no less frequently than once every three years, the compensation of our NEOs. Based on feedback received at our 2023 Annual Meeting, the Board determined that such a vote will continue to be held on an annual basis until the next advisory vote on frequency.
The vote on the resolution recommended below is not intended to address any specific element of compensation, but rather relates to the overall compensation of our NEOs. As described more fully under the CD&A Section of this Proxy Statement and the related tables and narrative, our compensation program is performance-based and is designed to pay executives for performance by offering rewards for the achievement of pre-determined objectives. In addition, our program is designed to align the interests of executives with the interests of our stockholders, provide long-term incentives and set compensation at levels sufficiently competitive to attract, retain and motivate high quality executives, and meet strong corporate governance principles. You are urged to carefully review the CD&A Section of this Proxy Statement which contains a detailed discussion of our executive compensation program, including the 2023 compensation of our NEOs.
Compensation Program Features
As described more fully in the CD&A, there are many important features to our compensation program that illustrate our commitment to pay-for-performance and good corporate governance. A summary of some of the more significant of these features is set forth below:

•Compensation is market driven and performance -based.	•Total compensation targeted at 50th percentile of Peer Group.
•Balanced mix of cash/equity, fixed/variable, short-term/ long-term compensation components.	•Use of peer company benchmarking.
•Threshold financial performance objectives for annual bonus meet or exceed certain elements of fiscal performance for the prior fiscal year.	•Compensation recoupment policy.
•Equity awards provide long-term incentive with three year vesting.	•No hedging or pledge of our Common Stock.
•50% of annual equity is performance-based vesting.	•Robust stockholder outreach on compensation/ governance matters.
Vote Required; Board Recommendation
If a quorum is present, the affirmative vote of a majority of shares present, in person or by Proxy and entitled to vote on this proposal, is required to approve, on an advisory (non-binding) basis, the compensation paid to NEOs. Abstentions will have the effect of voting against this proposal. Broker non-votes will not count toward the determination of whether this proposal is approved and will have no impact on the vote. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed Proxies will be voted for approval of our executive compensation, as disclosed in this Proxy Statement. Because this stockholder vote is advisory, it will not be binding on the Company or the Board of Directors. However, the Compensation Committee and Board will take into account the outcome of the vote when considering future executive compensation programs and arrangements.
Based on the foregoing, the Board is requesting that stockholders vote on the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Your Board recommends that the stockholders vote FOR the approval of our executive compensation as described in the preceding resolution.

PROPOSAL NO. 4. APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
Background
    The State of Delaware, which is the Company’s state of incorporation, enacted legislation, effective August 1, 2022, that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). Amended DGCL Section 102(b)(7) only permits exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.
The Board believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current directors from accepting or continuing membership on corporate boards and prospective or current officers from serving corporations. In the absence of such protection, qualified directors and officers might be deterred from serving as directors or officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, the Board took into account the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of the Company’s officers that would be impacted, and the benefits the Board believes would accrue to the Company by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.

The Board balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of the Company and our stockholders to amend our Certificate of Incorporation to adopt amended DGCL Section 102(b)(7) and extend exculpation protection to our officers in addition to our directors. We refer to this proposed amendment to our certificate of incorporation as the “Charter Amendment” in this Proxy Statement.
Text of Proposed Charter Amendment
Our Certificate of Incorporation currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. To ensure the Company is able to attract and retain key officers and in an effort to reduce litigation costs associated with frivolous lawsuits, we propose to amend our certificate of incorporation to amend Article IX, which would state in its entirety as follows:

“Article IX

No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such Director as a Director; provided, however, that this ARTICLE IX shall not eliminate or limit the liability of a Director to the extent provided by applicable law: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the

General Corporation Law of Delaware; or (iv) for any transaction from which the Director derived an improper personal benefit.
To the fullest extent permitted by the General Corporation Law of Delaware, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the General Corporation Law of Delaware is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. For purposes of this Article IX, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).
No amendment to or repeal of this ARTICLE IX shall apply to or have any effect on the liability or alleged liability of any Director or Officer of the Corporation for or with respect to any acts or omissions of such Director or Officer occurring prior to such amendment or repeal.”

The proposed Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”), reflecting the foregoing Charter Amendment is attached as Exhibit A to this Proxy Statement.
Reasons for the Proposed Charter Amendment
The Board believes it is appropriate for public companies in states that allow exculpation of officers to have exculpation clauses in their certificates of incorporation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed Charter Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

For the reasons stated above, on March 19, 2024, the Board determined that the proposed Charter Amendment is advisable and in the best interest of the Company and our stockholders and authorized and approved the proposed Charter Amendment and directed that it be considered at the Annual Meeting. The Board believes the proposed Charter Amendment would better position the Company to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability.

Additionally, it would align the protections for our officers with those protections currently afforded to our directors.

The proposed Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.

Timing and Effect of the Charter Amendment
If the proposed Charter Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. Other than the proposed amendment of Article IX, the remainder of our certificate of incorporation will remain unchanged after effectiveness of the Charter Amendment. If the proposed Charter Amendment is not approved by our stockholders, our certificate of incorporation will remain unchanged. In accordance with the DGCL, the Board may elect to abandon the proposed Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Charter Amendment.

Vote Required; Board Recommendation

If a quorum is present, the affirmative vote of a majority of all of our issued and outstanding shares of common stock is required for approval of the proposed Charter Amendment. Abstentions and broker non-votes will have the effect of voting against this proposal.
Your Board recommends that the stockholders vote FOR the amendment to the Company's Certificate of Incorporation.

PROPOSAL NO. 5. AMENDMENT AND RESTATEMENT OF STOCK AWARD PLAN
General
Effective September 29, 2000, in connection with the merger of Epitope and STC Technologies, Inc. into the Company (the “Merger”), the Company adopted the Epitope, Inc. 2000 Stock Award Plan, which was subsequently renamed the OraSure Technologies, Inc. Stock Award Plan (the “Stock Award Plan” or the “Plan”).
The Board has approved and recommended for submission to stockholders an amendment and restatement of the Stock Award Plan to increase in the number of shares of Common Stock authorized for grant under the Plan. A description of the proposed Amendment and Restatement of the Stock Award Plan are set forth below.
Amendment and Restatement of Stock Award Plan
In order to enable the Company to continue to attract qualified officers, employees, directors and outside advisors, and to compensate these individuals in a manner that is competitive with compensation provided by other medical diagnostic and healthcare companies, the Board has determined that additional shares of Common Stock are needed to be available for grants under the Plan. In addition, the Board wants to ensure that sufficient shares are available, if needed, to provide retention or other equity awards in connection with potential acquisitions or other business development activities. In determining the amount of the increase to our share reserve under the Stock Award Plan, the Board and Compensation Committee considered a number of factors, including the following:
•Shares Available for Grant. Currently, a maximum of 10,168,183 shares of our common stock may be granted under the Stock Award Plan. As of March 25, 2024,          shares remained available for grant under the Stock Award Plan. The proposed amendment and restatement of the Stock Award Plan would increase the number of shares available for grant under the Amended and Restated Stock Award Plan by 3,000,000 shares, bringing the total that will be available to be granted under the Amended and Restated Stock Award Plan to          shares. As of March 25, 2024, no benefits or amounts relating to the additional 3,000,000 shares have been received by, or allocated to, any individuals.
•Shares Underlying Outstanding Awards. As of March 25, 2024, under the Stock Award Plan there were:
(a)         shares of the Company’s Common Stock remaining available for grant under the Plan as stock options or other equity awards;
(b)         stock options issued and outstanding, with a weighted-average exercise price of $         per share and a weighted average remaining contractual term of          years;
(c)         restricted shares issued and unvested, with a weighted-average grant date fair value of $         per share; and
(d)        performance restricted units issued and unvested, with a weighted-average grant date for value of $         per share.

•Overhang. As of March 25, 2024, our overhang is         %. For this purpose we calculated overhang as (i)          shares remaining available for grant, plus (ii)          stock options issued and outstanding, plus (iii)          restricted shares issued and unvested, plus (iv)          performance restricted units issued and unvested, divided by         weighted average number of shares outstanding, plus (i)          shares remaining available for grant, plus (ii)          stock options issued and outstanding, plus (iii)          restricted shares issued and unvested, plus (iv)         performance restricted units issued and unvested.
•Burn Rate. Burn rate measures our usage of shares for the Amended and Restated Stock Award Plan as a percentage of the total outstanding shares of our Common Stock. For 2023 and 2022, our burn rates were 3.0% and 5.7%, respectively. The rates were calculated by dividing the number of options, restricted shares and performance restricted stock units that were granted during the year, by the weighted average number of shares outstanding during the year. Our average annual burn rate over this period was 4.3%.
•Forecasted Grants. Our Board anticipates that the proposed share increase under the Amended and Restated Stock Award Plan, based on currently projected share use, will be sufficient for the granting of equity awards under the Amended and Restated Stock Award Plan for approximately one additional year, i.e. for grants through 2025. The forecasted projected share use assumes we will make awards (less cancellations and forfeitures) based on our historical averages. Despite the projected share use described above, future circumstances and business needs may result in a significant increase in projected awards.
Accordingly, subject to stockholder approval, the Board approved an Amendment and Restatement of the Stock Award Plan to increase the number of shares to be authorized for grant under the Plan by 3,000,000 shares. As a result of this increase there will be a total of      shares available in the Amended and Restated Stock Award Plan for future issuance on and after March 25, 2024, subject to stockholder approval. A copy of the Amended and Restated Stock Award Plan reflecting this amendment is attached as Exhibit B to this Proxy Statement.
Summary of Amended and Restated Stock Award Plan
A summary description of certain terms and provisions of the Stock Award Plan, as amended, follows. Defined terms that are not otherwise defined herein are as defined in the Plan. To the extent the description below differs from the text of the Stock Award Plan, the text of the Plan will control.
Purpose. The purpose of the Stock Award Plan is to promote and advance the interests of the Company and its stockholders by enabling the Company to attract, retain, and reward employees, outside advisors, and Directors of the Company and any subsidiaries. The Stock Award Plan is intended to strengthen the mutuality of interests between employees, advisors, and Directors and the Company’s stockholders by offering equity-based incentives to promote the long-term growth, profitability and financial success of the Company.
Eligibility. The Stock Award Plan provides for stock-based awards (“Awards”) to (i) employees of the Company and any subsidiaries, (ii) members of advisory committees or other consultants to the Company or its subsidiaries (“Advisors”), and (iii) non-employee Directors of the Company. Persons who help the Company raise money by selling securities or who promote or maintain a market for the Company’s securities are not eligible to participate in the Stock Award Plan as Advisors. In addition, only Advisors who, in the judgment of the Compensation Committee of the Board (the “Committee”), are or will be contributors to the long-term success of the Company, will be eligible to receive Awards (as defined below). As of March 25, 2024, the Company and its subsidiaries had          employees,          Advisors and          non-employee Directors, all of whom are eligible to receive Awards under the Plan.
The Stock Award Plan will continue in effect until February 21, 2027 or until the Plan is otherwise terminated by the Board. Termination or expiration of the Plan will not affect outstanding Awards.
Administration of the Stock Award Plan. The Committee administers the Stock Award Plan and determines the persons who are to receive Awards and the types, amounts, and terms of Awards. For example, the Committee may determine the exercise price, the form of payment of the exercise price, the number of shares subject to an Award, and the date or dates on which an Award becomes exercisable. The Committee may delegate to one or more officers of the Company the authority to determine the recipients of and the types, amounts and terms of Awards granted to participants who are not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. It is our policy that Awards made by the Committee for the Company’s CEO are also reviewed and approved by the full Board. The Stock Award Plan permits the Board to amend, suspend or terminate the Plan or any portion of the Plan. Notwithstanding the foregoing, Awards granted under the Plan are subject to a minimum vesting period of one year following the date of grant of the Award, provided, that Awards representing 5% of the shares authorized for issuance under the Plan may be subject to a shorter vesting period, and further that the Committee shall retain authority to accelerate vesting or exercisability upon the death, disability or retirement of the participant or upon a change in control of the Company, or as may be required pursuant to an employment agreement.
Shares Subject to the Stock Award Plan. If the Amendment is approved by our stockholders at our 2024 Annual Meeting, there will be          shares available for issuance under the Stock Award Plan as of March 25, 2024. Any shares granted in connection with restricted awards, performance awards or other stock-based awards will be counted against this limit on the basis of one and a half shares for every one share granted in connection with such Awards.
If an Award under the Plan is cancelled or expires for any reason prior to becoming fully vested or exercised or is settled in cash in lieu of shares, or is exchanged for other Awards under the Plan, then all shares covered by such Awards will be made available for future Awards under the Plan. Shares retained or reacquired by the Company in payment of an option price or in satisfaction of a withholding tax obligation in connection with any Award, shares repurchased by the Company with option proceeds and shares covered by a stock appreciation right, to the extent the stock appreciation right is exercised and settled in shares and whether or not shares are actually issued to the participant, will not be made available for future Awards under the Plan. In the event of a change in the Company’s capitalization affecting the Common Stock, including a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, the Committee shall make such proportionate adjustments as it may determine, in its sole discretion to be appropriate as a result of such change, to the aggregate number of shares for which Awards may be granted under the Plan, the maximum number of shares which may be sold or awarded to any participant, the number of shares covered by each outstanding Award, and the price per share in respect of outstanding Awards.
Awards. Awards that may be granted under the Stock Award Plan include stock options, stock appreciation rights, restricted awards, performance awards, and other stock-based awards. The following is a brief summary of the various types of Awards that may be granted under the Plan.
Stock Options. Options granted under the Stock Award Plan may be either incentive stock options (“ISOs”), a tax-favored form of Award meeting the requirements of Section 422 of the Code, as amended, or nonqualified options (“NQOs”), which are not entitled to special tax treatment. The Stock Award Plan limits the maximum term of any option granted to a period not longer than ten years from the date of grant. The exercise price of any option granted under the Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant, except that in the case of an option granted to holders of 10% or more of the Company’s voting securities, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant.
The agreement evidencing the grant of a stock option (the “Option Agreement”) will specify, as determined by the Committee, the time or times when the option is exercisable, in whole or in part, and the extent to which the option remains exercisable after the option holder ceases to be an employee, Advisor or non-employee Director of the Company. The Option Agreement may, in the discretion of the Committee, provide whether the option will become fully exercisable upon the death, disability or retirement of the option holder or upon a change in control of the Company. As a general matter, the option holder may not transfer an option except by testamentary will or the laws of descent and distribution. An option may be exercised by payment of the exercise price in cash or, at the discretion of the Committee, with previously held shares of Common Stock or share equivalents, with proceeds from the sale of shares subject to the option or in any combination of the foregoing.

Options granted to employees under the Stock Award Plan generally vest over four years, with 25% of the grant vesting on the first anniversary of the grant date and the remaining 75% vesting ratably on a monthly basis over the next three years. Options granted to non-employee Directors in the past have generally vested ratably on a monthly basis over either a 12- or 24-month period, depending on the type of grant. Options granted under the Plan generally provide for accelerated vesting upon a “change in control.” The Committee may provide for different vesting for any option granted under the Plan. In no event may options for more than 500,000 shares of Common Stock be granted to any individual under the Stock Award Plan during any fiscal year period.
Stock Appreciation Rights. A recipient of stock appreciation rights (“SARs”) will receive, upon exercise, a payment (in cash or in shares of Common Stock) based on the increase in the fair market value of a share of Common Stock between the date of grant and the date of exercise. SARs may be granted in connection with options or other Awards granted under the Stock Award Plan or may be granted as independent Awards. The Plan limits the maximum term for the exercise of a SAR to a period not longer than ten years from the date of grant. In no event may SARs for more than 500,000 shares of Common Stock be granted to any individual under the Plan during any fiscal year period.
Restricted Awards. Restricted Awards may take the form of restricted shares or restricted units. Restricted shares are shares of Common Stock that may be subject to forfeiture if the recipient terminates employment or service as an Advisor or non-employee Director during a specified period (the “Restriction Period”). Stock certificates representing restricted shares are issued in the name of the recipient, but are held by the Company until the expiration of the Restriction Period. From the date of issuance of restricted shares, the recipient is entitled to the rights of a stockholder with respect to the shares, including voting and dividend rights. Any right to receive dividends on restricted shares shall be subject to the same forfeiture requirements applicable to the restricted shares. Restricted units are Awards that entitle the recipient to receive a share of Common Stock or the fair market value of a share at some future date, which similarly may be subject to forfeiture if the recipient terminates employment or service as an Advisor or non-employee Director during the applicable Restriction Period. Unvested Restricted Awards may not be sold, assigned, transferred, pledged, encumbered or otherwise transferred, voluntarily or involuntarily, by the recipient.
At the expiration of the Restriction Period, payment with respect to restricted units is made in an amount equal to the fair market value of the number of shares of Common Stock covered by the restricted units. Payment may be in cash, unrestricted shares of Common Stock, or any other form approved by the Committee.
Performance Awards. Performance Awards are designated in units equivalent in value to a share of Common Stock. A Performance Award is subject to forfeiture if or to the extent that the Company, a subsidiary, an operating group, or the recipient, as specified by the Committee in the Award, fails to meet performance goals established for a designated performance period, which must have a duration of at least one year. Performance Awards earned by attaining performance goals are paid at the end of a performance period in cash, shares of Common Stock, or any other form approved by the Committee. The number of shares of Common Stock issuable with respect to Performance Awards granted to any individual executive officer may not exceed 150,000 shares for any calendar year.
Other Stock-Based Awards. The Committee may grant other Awards that involve payments or grants of shares of Common Stock or are measured by or in relation to shares of Common Stock.
Change in Control. The Committee, in its discretion, may provide in any Award agreement that in the event of a “change in control” of the Company, (i) all, or a specified portion of, Awards requiring exercise will become fully and immediately exercisable, notwithstanding any other limitations on exercise; (ii) all, or a specified portion of, Awards subject to restrictions will become fully vested; and/or (iii) all, or a specified portion of, Awards subject to performance goals will be deemed to have been fully earned. The Committee, in its discretion, may include change in control provisions in some Award agreements and not in others, may include different change in control provisions in different Award agreements, and may include change in control provisions for some Awards or some participants and not for others. A “change in control” generally is defined to take place when disclosure of such a change would be required by the proxy rules promulgated by the SEC or when:
•any person, or more than one person acting as a group within the meaning of Section 409A of the Code and the regulations issued thereunder, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;
•any person, or more than one person acting as a group within the meaning of Code Section 409A and the regulations issued thereunder, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Company possessing 30 percent or more of the total voting power of the Company’s stock;
•a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or
•a person, or more than one person acting as a group within the meaning of Code Section 409A and the regulations issued thereunder, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions.
No Repricing or Exchanges. Stockholder approval of an action is required if (i) such action would increase the number of shares of Common Stock subject to the Plan, (ii) such action would result in the repricing, replacement or repurchase of out-of-the money options, stock appreciation rights or other Awards, (iii) such action would result in an Award becoming fully vested, exercisable or earned in the event of a change in control prior to the consummation of the change in control or (iv) such approval is required by law or regulation or the rules of a stock exchange or over-the-counter trading system. Since the Merger, neither the Board nor the Committee has taken any action that resulted in the repricing, replacement or repurchase of out-of-the-money Options, SARs or other Awards.
Federal Income Tax Consequences. The following discussion summarizes the principal anticipated federal income tax consequences of Awards granted under the Stock Award Plan, to participants and to the Company. The following information is only a summary and does not address all aspects of taxation that may be relevant to a particular participant in light of his or her personal circumstances. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards and the ownership and disposition of any underlying securities. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws. Tax laws are subject to change. Under Section 162(m), the Company cannot deduct compensation paid to certain covered employees in excess of $1 million per year.
Incentive Stock Options. A recipient of an option does not recognize taxable income upon the grant or exercise of an ISO. If no disposition of shares occurs within two years from the date of grant or within one year from the date of exercise, then (a) upon the sale of the shares, any amount realized in excess of the exercise price is taxed to the option recipient as long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction is allowed to the Company for federal income tax purposes. For purposes of computing alternative minimum taxable income, an ISO is treated as an NQO.
If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), then (a) the recipient will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of the shares) over the exercise price thereof and (b) the Company would be entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain, as applicable, and does not result in any deduction for the Company.
Nonqualified Options. No income is recognized by an option recipient at the time an NQO is granted. Upon exercise, (a) ordinary income is recognized by the option recipient in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation in the value of the shares after the date of exercise is treated as a short-term or long-term capital gain or loss, as applicable, and will not result in any deduction to the Company.
Stock Appreciation Rights. The grant of a SAR to a participant will not cause the recognition of income by the participant. Upon exercise of a SAR, the participant will recognize ordinary income equal to the amount of cash payable to the participant plus the fair market value of any shares of Common Stock delivered to the participant. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of a SAR.
Restricted Awards and Performance Awards. Generally, a participant will not recognize any income upon issuance of a Restricted Award or Performance Award that is subject to forfeiture. Generally, a participant will recognize ordinary income upon the vesting of Restricted Awards or Performance Awards in an amount equal to the amount of cash payable to the participant plus the fair market value of shares of Common Stock delivered to the participant. Dividends paid with respect to Awards during the Restriction Period will be subject to the same restrictions and will be taxable as ordinary income to the participant when, and if, the restrictions lapse. However, a participant may elect to recognize compensation income upon the grant of restricted shares, based on the fair market value of the shares of Common Stock subject to the Award at the date of grant. If a participant makes such an election, dividends paid with respect to the restricted shares will not be treated as compensation, but rather as dividend income at the time when the restricted shares vest. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant. If a participant who receives an Award of restricted shares makes the special election described above, the Company will not be entitled to deduct dividends paid with respect to the restricted shares. When shares of common stock or cash with respect to restricted unit Awards are delivered to the participant, the value of the shares or cash is then taxable to the participant as ordinary income and the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
New Plan Benefits. All awards to executive officers in future periods are made at the discretion of the Compensation Committee and our Board. Therefore, the benefits and amounts that will be received or allocated under the Plan to such persons are not determinable at this time.
Vote Required; Board Recommendation
If a quorum is present, the affirmative vote of a majority of shares present, in person or by proxy and entitled to vote on this proposal, is required for approval of the proposed Amendment. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the vote for this proposal.
Your Board recommends that stockholders vote FOR approval of the Company’s Amended and Restated Stock Award Plan.

PROPOSAL NO. 6. ADJOURNMENT OF ANNUAL MEETING

Background

If, at the Annual Meeting, the number of shares of Common Stock present or represented and voting in favor of the approval of any of Proposal 1, 2, 3, 4 or 5 (collectively, the “Proposals”) is not sufficient to approve the Proposals, our management may move to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in favor of the Proposals.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Annual Meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve this proposal, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.

Vote Required; Board Recommendation

If a quorum is present, the affirmative vote of a majority of shares present, in person or by proxy and entitled to vote on this proposal, is required for approval of the proposal. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the vote for this proposal.

Your Board recommends that the stockholders vote FOR the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in favor of the Proposals if there are insufficient votes to adopt the Proposals at the Annual Meeting.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the Company’s records and written representations by the persons required to file such reports, management believes that all filing requirements of Section 16(a) were satisfied with respect to the 2023 fiscal year.
ANNUAL REPORT

Our Annual Report to Stockholders for the year ended December 31, 2023 accompanies this Proxy Statement. Following receipt of a written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of our Common Stock on March 22, 2024, the record date for the Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Corporate Secretary of the Company at our address set forth in the Notice of Annual Meeting of Stockholders immediately preceding this Proxy Statement.

DEADLINE FOR STOCKHOLDER PROPOSALS

You may submit proposals for inclusion in the proxy materials for the Company’s 2025 Annual Meeting of Stockholders. Any such proposals must meet the stockholder eligibility and other requirements imposed by rules issued by the SEC and must be received by the Company at 220 East First Street, Bethlehem, Pennsylvania 18015, Attention: Corporate Secretary, in accordance with Rule 14a-8 promulgated under the Exchange Act, not later than December 4, 2024.
In addition, our Bylaws provide that a stockholder proposal must meet certain predetermined requirements in order to be considered at the Annual Meeting. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder proposal included in the proxy materials pursuant to the SEC’s rules and regulations. In order to be considered, a stockholder’s proposal must be made in writing to the Company’s Secretary and must be delivered to or received at our principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the meeting. However, if less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The notice to the Secretary must set forth, with respect to each matter the stockholder proposes to bring before the meeting, a brief description of the matter and the reasons for considering that matter at the Annual Meeting. The notice must also include, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf notice of the proposed business is made: (i) the name and address of the stockholder and such beneficial owner; (ii) any material interest of such stockholder and such beneficial holder in such business; (iii) the class and number of shares of capital stock of the Company which are held of record or beneficially owned by the stockholder and such beneficial owner and any other direct or indirect pecuniary or economic interest in any capital stock of the Company of such stockholder and such beneficial owner, including without limitation, any derivative instrument, swap, option, warrant, short interest, hedge, profit sharing arrangement or borrowed or loaned shares; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to propose the business described in its notice; and (v) any other information relating to such business matter that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. To the extent the Board of Directors or the SEC, or a court of competent jurisdiction, deems these Bylaw provisions to be inconsistent with the right of stockholders to request inclusion of a proposal in the Company’s proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act, such rule shall prevail. To comply with the universal proxy rules, stockholders who intend to solicit proxies for the 2025 Annual Meeting in support of director nominees other than the Company’s nominees must provide notice by the same deadline noted herein to submit notice of mattes for consideration at an annual meeting. Such notice must comply with the additional requirements of Rule 14a-19(b).
The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board. If a stockholder intends to present a proposal at our 2025 Annual Meeting without inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Secretary of the Company by February 17, 2025 (the date that is 45 days before the one-year anniversary of the date on which the Company first sent its proxy materials for the Annual Meeting), or if the Company meets other requirements of the applicable SEC rules and regulations, the proxies solicited by the Board for use at the 2025 Annual Meeting will confer discretionary authority to vote on the proposal should it then be raised at the 2025 Annual Meeting.
BY ORDER OF THE BOARD OF DIRECTORS
Stefano Taucer
Secretary
April __, 2024

EXHIBIT A
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
ORASURE TECHNOLOGIES, INC.

OraSure Technologies, Inc. (the “Corporation”), a corporation organized and existing under the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that:

1. The name of this corporation is OraSure Technologies, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 5, 2000 under the name Edward Merger Subsidiary, Inc. The Certificate of Incorporation was previously amended on May 23, 2000 pursuant to Sections 242 of the General Corporation Law. Pursuant to Section 242 of the General Corporation Law, this Certificate of Amendment (this “Amendment”) amends certain provisions of the Company’s Certificate of Incorporation, as amended (the “Charter”).

2. This Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the General Corporation Law.

3. The Charter is hereby amended by amending and restating Article IX thereof to read in its entirety as follows:

Article IX

A. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such Director as a Director; provided, however, that this ARTICLE IX shall not eliminate or limit the liability of a Director to the extent provided by applicable law: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the Director derived an improper personal benefit.

B. To the fullest extent permitted by the General Corporation Law of Delaware, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the General Corporation Law of Delaware is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. For purposes of this ARTICLE IX, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).

C. No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any Director or Officer of the Corporation for or with respect to any acts or omissions of such Director or Officer occurring prior to such amendment or repeal.

4. All other provisions of the Charter shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this [___] day of [_____], 2024.

ORASURE TECHNOLOGIES, INC.

By:
Carrie Eglinton Manner
President and Chief Executive Officer

EXHIBIT B
AMENDED AND RESTATED
ORASURE TECHNOLOGIES, INC. 2000 STOCK AWARD PLAN
1

ORASURE TECHNOLOGIES, INC.
STOCK AWARD PLAN
ARTICLE 1 ESTABLISHMENT AND PURPOSE

(Amended and Restated Effective as of March 25, 2024)

Establishment. Epitope, Inc. established this Plan as the Epitope, Inc. 2000 Stock Award Plan, effective as of February 15, 2000, and the Plan was approved by shareholders of Epitope, Inc. at the 2000 annual shareholders meeting. Effective September 29, 2000, in connection with the merger of Epitope, Inc. with and into OraSure Technologies, Inc., the name of the Plan was changed to the OraSure Technologies, Inc. 2000 Stock Award Plan and the Plan was adopted as a stock award plan of OraSure Technologies, Inc. The Plan was amended and restated, subject to shareholder approval, effective May 16, 2006. The Plan was amended further, subject to shareholder approval, effective May 13, 2008. The Plan again was amended and restated in its entirety, subject to shareholder approval, effective May 17, 2011 and February 12, 2013. The Plan was amended further, subject to shareholder approval, effective May 22, 2014. The Plan was again amended and restated in its entirety, subject to shareholder approval, effective May 16, 2017, April 2, 2020, April 1, 2022 and March 31, 2023.

1.1 Purpose. The purpose of the Plan is to promote and advance the interests of Corporation and its shareholders by enabling Corporation to attract, retain, and reward employees, outside advisors, and directors of Corporation and its subsidiaries. It is also intended to strengthen the mutuality of interests between such employees, advisors, and directors and Corporation’s shareholders. The Plan is designed to meet this intent by offering stock options and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Corporation.

ARTICLE 2
DEFINITIONS

2.1 Defined Terms. For purposes of the Plan, the following terms have the meanings set forth below:

“Advisor” means a natural person who is a consultant to or member of an Advisory Committee of Corporation or a Subsidiary, who provides bona fide services to Corporation and who is neither an employee of Corporation or a Subsidiary nor a Non-Employee Director. “Advisor” excludes any person who provides services to Corporation in connection with the offer or sale of securities in a capital raising transaction or to promote or maintain a market for Corporation’s securities, and any other person excluded from the class of persons to whom securities may be offered pursuant to a registration statement on Form S-8 or any successor form of registration statement.

“Advisory Committee” means a scientific advisory committee to Corporation or a Subsidiary.

“Award”‘ means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Awards, Performance Awards, or Other Stock-Based Awards pursuant to the Plan.

“Award Agreement” means an agreement as described in Section 6.4.

“Board” means the Board of Directors of Corporation.

“Change in Control” means, unless otherwise provided in the applicable Award Agreement, a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Exchange Act; provided, however, that a change of control shall only be deemed to have occurred at such time as (i) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Corporation; (ii) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Corporation possessing 30 percent or more of the total voting power of the Corporation’s stock; (iii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (iv) a person, or more than one person acting as a group
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within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Corporation immediately before such acquisition or acquisitions.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

“Committee” means the committee appointed by the Board to administer the Plan as provided in Article 3 of the Plan.

“Common Stock” means the Common Stock, par value $0.000001 per share, of Corporation or any security of Corporation issued in substitution, in exchange, or in lieu of such stock.

“Continuing Restriction” means a Restriction contained in Sections 6.7, 6.8, and 15.4 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

“Corporation” means OraSure Technologies, Inc., a Delaware corporation, or any successor corporation. As to awards granted or other action taken prior to September 29, 2000, “Corporation” includes Epitope, Inc., as predecessor to OraSure Technologies, Inc.

“Disability” means the condition of being “disabled” within the meaning of Section 422(c)(6) of the Code. However, the Committee may change the foregoing definition of “Disability” or may adopt a different definition for purposes of specific Awards.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, shall be construed to refer to successor provisions to such section or rule.

“Fair Market Value” means with respect to Common Stock, on a particular day, without regard to any restrictions (other than a restriction which, by its terms, will never lapse):

(1) if the Common Stock is at the time listed or admitted to trading on any stock exchange, the mean between the highest and lowest prices of the Common Stock on the date in question on the principal national securities exchange on which it is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Common Stock on such date on the principal exchange shall be determinative of “Fair Market Value;”

(2) if the Common Stock is not at the time listed or admitted to trading on a stock exchange, the mean between the highest reported asked price and lowest reported bid price of the Common Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Common Stock in such market; or

(3) if the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, an amount as determined in good faith by the Committee and which shall comply with Section 409A of the Code.

“Incentive Stock Option” or “ISO” means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code.

“Minimum Vesting Period” means the one-year period following the date of grant of an Award.

“Non-Employee Director” means a member of the Board who is not an employee of Corporation or any Subsidiary.
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“Nonqualified Option” or “NQSO” means any Option granted pursuant to the Plan that is not an Incentive Stock Option.

“Option” means an ISO or an NQSO.

"Other Stock-Based Award” means an Award as defined in Section 11.1.

“Participant” means an employee of Corporation or a Subsidiary, an Advisor, or a Non-Employee Director who is granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to the provisions of Article 10 of the Plan, the Vesting of which is contingent on performance attainment.

“Performance Cycle” means a designated performance period pursuant to the provisions of Section 10.3 of the Plan.

“Performance Goal” means a designated performance objective pursuant to the provisions of Section 10.4 of the Plan.

“Plan” means this OraSure Technologies, Inc. 2000 Stock Award Plan, as set forth herein and as it may be amended from time to time.

“Reporting Person” means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Restricted Award” means a Restricted Share or a Restricted Unit granted pursuant to Article 9 of the Plan.

“Restricted Share” means an Award described in Section 9.1(a) of the Plan.

“Restricted Unit” means an Award of units representing Shares described in Section 9.1(b) of the Plan.

“Restriction” means a provision in the Plan or in an Award Agreement which limits the exercisability or transferability, or which governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.

“Retirement” means:
(a) For Participants who are employees, retirement from active employment with Corporation and its Subsidiaries at or after age 50, or such earlier retirement date as approved by the Committee for purposes of the Plan;

(b) For Participants who are Non-Employee Directors, termination of membership on the Board after attaining age 50, or such earlier retirement date as approved by the Committee for purposes of the Plan; and

(c) For Participants who are Advisors, termination of service as an Advisor after attaining age 50, or such earlier retirement date as approved by the Committee for purposes of the Plan.

However, the Committee may change the foregoing definition of “Retirement” or may adopt a different definition for purposes of specific Awards.

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Article 8 of the Plan.

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“Subsidiary” means any “subsidiary corporation” of Corporation within the meaning of Section 424 of the Code, namely any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

“Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or any Subsidiary under Section 424(f) of the Code.

“Vest” or “Vested” means:
(a) In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);

(b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

(c) In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

(d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, exercise, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

2.2 Gender and Number. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan shall also include the opposite gender; and the definition of any term in Section 2.1 in the singular shall also include the plural, and vice versa.

ARTICLE 3
ADMINISTRATION

3.1 General. Except as provided in Section 3.7, the Plan will be administered by a Committee composed as described in Section 3.2.

3.2 Composition of the Committee. The Committee will be appointed by the Board from among its members in a number and with such qualifications as will meet the independence and other requirements for (i) approval by a committee pursuant to Rule 16b-3 under the Exchange Act, (ii) establishing, administering and certifying performance goals pursuant to Section 162(m) of the Code and (iii) trading or listing securities on the securities exchange or association on which the Common Stock is then traded or listed. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, will be filled by the Board. The initial members of the Committee will be the members of Corporation’s existing Executive Compensation Committee. The Board may at any time replace the Executive Compensation Committee with another Committee. In the event that the Executive Compensation Committee ceases to satisfy the requirements of Rule 16b-3, Section 162(m) of the Code or a securities exchange or association described above in 3.2(iii), the Board will appoint another Committee satisfying such requirements.

3.3 Authority of the Committee. The Committee will have full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board) to administer the Plan in its sole discretion, including the authority to:
(a) Construe and interpret the Plan and any Award Agreement;

(b) Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

(c) With respect to employees and Advisors:

(i) Select the employees and Advisors who shall be granted Awards;

(ii) Determine the number and types of Awards to be granted to each such Participant;

(iii) Determine the number of Shares, or Share equivalents, to be subject to each Award;

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(iv) Determine the option price, purchase price, base price, or similar feature for any Award; and

(v) Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, shall be final, conclusive, and binding on all Participants.

3.4 Action by the Committee. A majority of the members of the Committee will constitute a quorum for the transaction of business. Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by all the members of the Committee, will be the valid acts of the Committee.

3.5 Delegation. Notwithstanding the foregoing, the Committee may delegate to one or more officers of Corporation the authority to determine the recipients, types, amounts, and terms of Awards granted to Participants who are not Reporting Persons or “covered employees” within the meaning of Section 162(m) of the Code.

3.6 Liability of Committee Members. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

3.7 Awards to Non-Employee Directors. The Board or Committee may grant Awards from time to time to Non-Employee Directors.

3.8 Costs of Plan. The costs and expenses of administering the Plan will be borne by Corporation.

3.9 Minimum Vesting Period. The vesting period for each Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 3.9 shall limit the Committee’s authority to accelerate vesting or exercisability upon a Change in Control, or upon the death, Disability or retirement of the Participant, or as may be required pursuant to an employment agreement between the Participant and the Corporation; provided, however, notwithstanding the foregoing, up to 5% of the Shares authorized for issuance under the Plan may be utilized for Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”). Notwithstanding the foregoing, in addition to Excepted Awards, the Committee may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period (i) if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (ii) if such Awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the Minimum Vesting Period.

ARTICLE 4
DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

4.1 Duration of the Plan. This amendment and restatement of the Plan is effective March 25, 2024. The Plan shall remain in full force and effect until February 21, 2027, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan as provided in Article 14. Termination of the Plan under Article 14 shall not affect Awards outstanding under the Plan at the time of termination.

4.2 Shares Subject to the Plan.

4.2.1 General. The shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. No fractional Shares may be issued under the Plan.

4.2.2 Number of Shares; Limits.

(a) The maximum number of Shares for which Awards may be granted under the Plan on or after March 25, 2024, is          Shares, plus any Shares that become available as the result of the cancellation or expiration of any Award, subject to adjustment for changes in capitalization affecting the Corporation’s Common Stock pursuant to Section 13.2 of the Plan. Any Shares granted in connection with Options and Stock Appreciation Rights shall be counted against this limit on the basis of one Share for each Share subject to such Option or Stock Appreciation Right. Any Shares granted in connection with Restricted Awards, Performance
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Awards or Other Stock-Based Awards shall be counted against this limit on the basis of one and a half Shares for every one Share granted in connection with such Awards.

(b) The maximum number of Shares that may be issued pursuant to paragraph (a) above on or after March 25, 2024, pursuant to Incentive Stock Options, is          Shares, subject to adjustment for changes in capitalization affecting the Corporation’s Common Stock pursuant to Section 13.2 of the Plan.

4.2.3 Availability of Shares for Future Awards. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards will be made available for future Awards under the Plan. In no event shall the following be made available for future awards under the Plan: (a) Shares retained or reacquired by the Corporation in payment of an option price or satisfaction of a withholding tax obligation by a Participant in connection with any Award, (b) Shares repurchased by the Corporation with Option proceeds and (c) Shares covered by an SAR, to the extent the SAR is exercised and settled in Shares and whether or not Shares are actually issued to the Participant upon exercise of the SAR.

ARTICLE 5 ELIGIBILITY

5.1 Employees and Advisors. Officers and other employees of Corporation and any Subsidiaries (who may also be directors of Corporation or a Subsidiary) and Advisors who, in the Committee’s judgment, are or will be contributors to the long-term success of Corporation will be eligible to receive Awards under the Plan.

5.2 Non-Employee Directors. All Non-Employee Directors will be eligible to receive Awards as provided in Section 3.7 of the Plan.

ARTICLE 6 AWARDS

6.1 Types of Awards. The types of Awards that may be granted under the Plan are:

(a) Options governed by Article 7 of the Plan;

(b) Stock Appreciation Rights governed by Article 8 of the Plan;

(c) Restricted Awards governed by Article 9 of the Plan;

(d) Performance Awards governed by Article 10 of the Plan; and

(e) Other Stock-Based Awards or combination awards governed by Article 11 of the Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

6.2 General. Subject to the limitations of the Plan, the Committee may cause Corporation to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, deems appropriate. Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan.

6.3 Nonuniform Determinations. The Committee’s determinations under the Plan or under one or more Award Agreements, including without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

6.4 Award Agreements. Each Award will be evidenced by a written Award Agreement between Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

6.5 Provisions Governing All Awards. All Awards will be subject to the following provisions:
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(a) Alternative Awards. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award automatically will cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.

(b) Rights as Shareholders. No Participant will have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

(c) Employment Rights. Neither the adoption of the Plan nor the granting of any Award will confer on any person the right to continued employment with Corporation or any Subsidiary or the right to remain as a director of Corporation or a member of any Advisory Committee, as the case may be, nor will it interfere in any way with the right of Corporation or a Subsidiary to terminate such person’s employment or to remove such person as an Advisor or as a director at any time for any reason or for no reason, with or without cause.

(d) Termination of Employment. The terms and conditions under which an Award may be exercised or will continue to Vest, if at all, after a Participant’s termination of employment or service as an Advisor or as a Non-Employee Director will be determined by the Committee and specified in the applicable Award Agreement.

(e) Change in Control. The Committee, in its discretion, may provide in any Award Agreement that in the event of a Change in Control of the Corporation:

(i) All, or a specified portion of, Awards requiring exercise will become fully and immediately exercisable, notwithstanding any other limitations on exercise;

(ii) All, or a specified portion of, Awards subject to Restrictions will become fully Vested; and

(iii) All, or a specified portion of, Awards subject to Performance Goals will be deemed to have been fully earned.

The Committee, in its discretion, may include Change in Control provisions in some Award Agreements and not in others, may include different Change in Control provisions in different Award Agreements, and may include Change in Control provisions for some Awards or some Participants and not for others.

(f) Service Periods. At the time of granting Awards, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

6.6 Tax Withholding

(a) General. Corporation will have the right to deduct from any settlement, including the delivery or Vesting of Shares, made under the Plan any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan will make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligations. Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

(b) Stock Withholding. The Committee, in its sole discretion, may permit a Participant to satisfy all or a part of the withholding tax obligations incident to the settlement of an Award involving payment or delivery of Shares to the Participant by having Corporation withhold a portion of the Shares that would otherwise be issuable to the Participant. Such Shares will be valued based on their Fair Market Value on the date the tax withholding is required to be made. Any stock withholding with respect to a Reporting Person will be subject to such limitations as the Committee may impose to comply with the requirements of the Exchange Act. Notwithstanding the foregoing, Reporting Persons shall be permitted to elect to satisfy all or a portion of the withholding tax obligations incident to the settlement of an Award involving payment or delivery of Shares to such Participant by having Corporation withhold a portion of the Shares that would otherwise be issuable to the Participant.

6.7 Annulment of Awards. Any Award Agreement may provide that the grant of an Award payable in cash is provisional until cash is paid in settlement thereof or that grant of an Award payable in Shares is provisional until the Participant becomes entitled to the Shares in settlement thereof. In the event the employment (or service as an Advisor or membership on the Board) of a Participant is terminated for cause (as
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defined below), any Award that is provisional will be annulled as of the date of such termination for cause. For the purpose of this Section 6.7, the term “for cause” has the meaning set forth in the Participant’s employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of Corporation or for other job performance or conduct which is materially detrimental to the best interests of Corporation, as determined by the Committee.

6.8 Engaging in Competition With Corporation. Any Award Agreement may provide that, if a Participant terminates employment with Corporation or a Subsidiary for any reason whatsoever, and within 18 months after the date thereof accepts employment with any competitor of (or otherwise engages in competition with) Corporation, the Committee, in its sole discretion, may require such Participant to return to Corporation the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is six months prior to the date of such Participant’s termination of employment with Corporation.

ARTICLE 7
OPTIONS

7.1 Types of Options. Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Options. The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQSO. In the event the Code is amended to provide for tax-favored forms of stock options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of options.

7.2 General. Options will be subject to the terms and conditions set forth in Article 6 and this Article 7 and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

7.3 Option Price. Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which will not be less than 100 percent (100%) of the Fair Market Value of a Share on the date of grant for all Options (ISOs or NQSOs); provided, however, that in the case of any ISO granted to a Ten Percent Shareholder, the option exercise price per Share shall not be less than 110 percent (110%) of the Fair Market Value of a Share on the date of grant

7.4 Option Term. The Award Agreement for each Option will specify the term of each Option, which shall have a specified period during which the Option may be exercised which is no longer than ten years, as determined by the Committee.

7.5 Time of Exercise. The Award Agreement for each Option will specify, as determined by the Committee:

(a) The time or times when the Option will become exercisable and whether the Option will become exercisable in full or in graduated amounts over a period specified in the Award Agreement;

(b) Such other terms, conditions, and restrictions as to when the Option may be exercised as determined by the Committee; and

(c) The extent, if any, to which the Option will remain exercisable after the Participant ceases to be an employee, Advisor, or director of Corporation or a Subsidiary.

An Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the Option will become immediately and fully exercisable (i) in the event of the death, Disability, or Retirement of the Participant, or (ii) upon the occurrence of a Change in Control of Corporation.

7.6 Method of Exercise. The Award Agreement for each Option will specify the method or methods of payment acceptable upon exercise of an Option. An Award Agreement may provide that the option price is payable in full in cash or, at the discretion of the Committee:

(a) In previously acquired Shares (including Restricted Shares);

(b) By surrendering outstanding Awards under the Plan denominated in Shares or in Share-equivalent units;

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(c) By delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee:

(i) To sell Shares subject to the Option and to deliver all or a part of the sales proceeds to Corporation in payment of all or a part of the option price and withholding taxes due; or

(ii) To pledge Shares subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the option price and withholding taxes due; or

(d) In any combination of the foregoing or in any other form approved by the Committee.

If Restricted Shares are surrendered in full or partial payment of an Option price, a corresponding number of the Shares issued upon exercise of the Option will be Restricted Shares subject to the same Restrictions as the surrendered Restricted Shares.

7.7 Special Rules for Incentive Stock Options. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement must be in conformance with the statutory and regulatory requirements specified in Section 422 of the Code, as in effect on the date such ISO is granted. ISOs may be granted only to employees of Corporation or a Subsidiary. ISOs may not be granted under the Plan after February 21, 2027, unless the ten-year limitation of Section 422(b)(2) of the Code is removed or extended.

7.8 Restricted Shares. In the discretion of the Committee, the Shares issuable upon exercise of an Option may be Restricted Shares if so provided in the Award Agreement.

7.9 Limitation on Number of Shares Subject to Options. In no event may Options for more than 500,000 Shares be granted to any individual under the Plan during any fiscal year period.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1 General. Stock Appreciation Rights will be subject to the terms and conditions set forth in Article 6 and this Article 8 and may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

8.2 Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or if the Committee determines at the time of grant, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR has been exercised. The base price will be designated by the Committee in the Award Agreement for the SAR and shall be not less than 100 percent (100%) of the Fair Market Value of a Share on the grant date of the SAR.

8.3 Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that an SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions. In the case of SARs granted to Reporting Persons, exercise of the SAR will be limited by the Committee to the extent required to comply with the applicable requirements of Rule 16b-3 under the Exchange Act.

8.4 Term. The Award Agreement for each SAR shall have a specified period during which the SAR may be exercised, which is no longer than ten years, as determined by the Committee.
8.5 Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in installments, in Shares, or in any combination of the foregoing, or in any other form as the Committee determines.

8.6 Limitation on Number of Shares Subject to SARs. In no event may SARs for more than 500,000 Shares be granted to any individual under the Plan during any fiscal year period.

ARTICLE 9
RESTRICTED AWARDS
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9.1 Types of Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Shares or Restricted Units.

(a) Restricted Shares. A Restricted Share is an Award of Shares transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such Restricted Shares and may include a requirement that the Participant forfeit such Restricted Shares back to Corporation upon termination of Participant’s employment (or service as an Advisor or Non-Employee Director) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Shares. Each Participant receiving a Restricted Share will be issued a stock certificate in respect of such Shares, registered in the name of such Participant, or such certificate, registered in the name of such Participant, will be placed in a restricted stock account (including an electronic account) with a transfer agent. If such certificate is issued to the Participant, the Participant will be required to execute a stock power in blank with respect to the Shares evidenced by such certificate, and such certificate and the stock power will be held in custody by Corporation until the Restrictions thereon will have lapsed.

(b) Restricted Units. A Restricted Unit is an Award to receive a Share or the Fair Market Value of a Share at some date in the future, which is granted to a Participant subject to such terms and conditions as the Committee deems appropriate, and may include a requirement that the Participant forfeit such Restricted Units upon termination of Participant’s employment (or service as an Advisor or Non-Employee Director) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Units.

9.2 General. Restricted Awards will be subject to the terms and conditions of Article 6 and this Article 9 and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

9.3 Restriction Period. Restricted Awards will provide that such Awards, and the Shares subject to such Awards, may not be transferred, and may provide that, in order for a Participant to Vest in such Awards, the Participant must remain in the employment (or remain as an Advisor or Non-Employee Director) of Corporation or its Subsidiaries, subject to relief for reasons specified in the Award Agreement, for a period commencing on the date of the Award and ending on such later date or dates as the Committee designates at the time of the Award (the “Restriction Period”). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under or governed by a Restricted Award grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant shall be entitled to settlement of the Restricted Award or portion thereof, as the case may be. Although Restricted Awards will usually Vest based on continued employment (or service as an Advisor or Non-Employee Director) and Performance Awards under Article 10 shall usually Vest based on attainment of Performance Goals, the Committee, in its discretion, may condition Vesting of Restricted Awards on attainment of Performance Goals as well as continued employment (or service as an Advisor or Non-Employee Director). In such case, the Restriction Period for such a Restricted Award will include the period prior to satisfaction of the Performance Goals.

9.4 Forfeiture. If a Participant ceases to be an employee, Advisor of Corporation or a Subsidiary or Non-Employee Director during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death, Disability, or Retirement), the Award Agreement may require that all non-Vested Restricted Awards previously granted to the Participant be forfeited and returned to Corporation.

9.5 Settlement of Restricted Awards.

(a) Restricted Shares. Upon Vesting of a Restricted Share Award, the legend on such Shares will be removed and the Participant’s stock power, if any, will be returned and the Shares will no longer be Restricted Shares. The Committee may also, in its discretion, permit a Participant to receive, in lieu of unrestricted Shares at the conclusion of the Restriction Period, payment in cash, installments, or in any other manner or combination of such methods as the Committee, in its sole discretion, determines.

(b) Restricted Units. Upon Vesting of a Restricted Unit Award, a Participant will be entitled to receive payment for Restricted Units in an amount equal to the aggregate Fair Market Value of the Shares covered by such Restricted Units at the expiration of the Applicable Restriction Period. Payment in settlement of a Restricted Unit will be made as soon as practicable following the conclusion of the applicable Restriction Period
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in cash, in installments, in Shares equal to the number of Restricted Units, or in any other manner or combination of such methods as the Committee, in its sole discretion, determines, subject to the applicable restrictions contained in Section 409A of the Code.

9.6 Rights as a Shareholder. A Participant will have, with respect to unforfeited Shares received under a grant of Restricted Shares, all the rights of a shareholder of Corporation, including the right to vote the Shares and the right to receive any cash dividends. The right to receive cash dividends on Restricted Shares shall be subject to the Restrictions applicable to the Restricted Shares. Stock dividends issued with respect to Restricted Shares will be treated as additional Shares covered by the grant of Restricted Shares and will also be subject to the same Restrictions.

ARTICLE 10
PERFORMANCE AWARDS

10.1 General. Performance Awards will be subject to the terms and conditions set forth in Article 6 and this Article 10 and may contain such other terms and conditions not inconsistent with the express provisions of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

10.2 Nature of Performance Awards. A Performance Award is an Award of units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such Performance Award or a portion thereof in the event specified performance criteria are not met within a designated period of time.

10.3 Performance Cycles. For each Performance Award, the Committee will designate a performance period (the “Performance Cycle”) with a duration of at least one (1) year, as may be determined by the Committee in its discretion within which specified Performance Goals are to be attained. There may be several Performance Cycles in existence at any one time and the duration of Performance Cycles may differ from each other.

10.4 Performance Goals. The Committee will establish Performance Goals for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals may be based on performance criteria for Corporation, a Subsidiary, or an operating group, or based on a Participant’s individual performance. Performance Goals may include objective and subjective criteria. During any Performance Cycle, the Committee may adjust the Performance Goals for such Performance Cycle as it deems equitable in recognition of unusual or nonrecurring events affecting Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

10.5 Determination of Awards. As soon as practicable after the end of a Performance Cycle, the Committee will determine the extent to which Performance Awards have been earned on the basis of performance in relation to the established Performance Goals.

10.6 Timing and Form of Payment. Settlement of earned Performance Awards will be made to the Participant as soon as practicable after the expiration of the Performance Cycle and the Committee’s determination under Section 10.5, in the form of cash, installments, Shares, or any combination of the foregoing or in any other form as the Committee determines.

10.7 Performance Goals for Executive Officers. The performance goals for Performance Awards granted to executive officers of Corporation may relate to corporate performance, business unit performance, or a combination of both.

(a) Corporate performance goals will be based on financial performance goals related to the performance of Corporation as a whole and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders such as earnings per share, operating profit, stock price, costs of production, or other measures.

(b) Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a Participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introductory products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one
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or more objective measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures.

(c) Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

10.8 Award Limitations. The maximum number of Shares issuable with respect to Performance Awards granted to any individual executive officer may not exceed 150,000 Shares for any calendar year.

ARTICLE 11
OTHER STOCK-BASED AND COMBINATION AWARDS

11.1 Other Stock-Based Awards. The Committee (or the Board with respect to Awards to Non-Employee Directors) may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. Such Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

11.2 Combination Awards. The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Corporation, including the plan of any acquired entity. No action authorized by this section may reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant’s consent.

ARTICLE 12
DEFERRAL ELECTIONS

The Committee may permit a Participant to elect to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, earn-out, or Vesting of an Award made under the Plan. If any such election is permitted, the Committee will establish rules and procedures for such payment deferrals, including, but not limited to: (a) payment or crediting of reasonable interest on such deferred amounts credited in cash or (b) the payment or crediting of dividend equivalents in respect of deferrals credited in Share equivalent units. Such deferrals, if permitted, shall to the extent possible, comply with Section 409A of the Code and the regulations and other guidance promulgated thereunder.

ARTICLE 13
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

13.1 Plan Does Not Restrict Corporation. The existence of the Plan and the Awards granted hereunder will not affect or restrict in any way the right or power of the Board or the shareholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation’s capital structure or its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation’s capital stock or the rights thereof, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

13.2 Adjustments by the Committee. In the event of any change in capitalization affecting the Common Stock of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, will be made with respect to the aggregate number of Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the price per Share in respect of outstanding Awards. The Committee may also make such adjustments in the number of Shares covered by, and price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of Corporation assets to shareholders.

ARTICLE 14
AMENDMENT AND TERMINATION
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The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time; provided that no such action may be taken without shareholder approval if (i) such action would increase the number of shares subject to the Plan; (ii) such action would result in the repricing, replacement or repurchase of out-of-the money Options, Stock Appreciation Rights or other Awards; (iii) such action would result in an Award being fully Vested, exercisable or earned in the event of a Change in Control prior to the consummation of the Change in Control; or (iv) such approval is required by applicable law or regulation or the applicable requirements of a stock exchange or over-the-counter stock trading system; provided further that the Board may, in its discretion, determine to submit any other changes to the Plan to the shareholders for approval; provided further that no amendment, suspension or termination of the Plan may materially and adversely affect the rights of a Participant under any outstanding Award without such Participant’s consent, unless such action is necessary to ensure a deduction under Section 162(m) of the Code or to avoid the additional tax described in Section 409A of the Code.

ARTICLE 15
MISCELLANEOUS

15.1 Unfunded Plan. The Plan will be unfunded and Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Corporation to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Corporation will be deemed to be secured by any pledge of, or other encumbrance on, any property of Corporation.

15.2 Payments to Trust. The Committee is authorized (but has no obligation) to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

15.3 Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan will not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any state or country and shall not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Corporation or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Corporation or Subsidiary plans, arrangements, or programs. The Plan notwithstanding, Corporation or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees and directors for their service with Corporation and its Subsidiaries.

15.4 Securities Law Restrictions. No Shares may be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.5 Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Delaware.

ARTICLE 16
SHAREHOLDER APPROVAL

The Plan, as amended and restated, is expressly subject to the approval of the Plan by the shareholders at the 2024 annual meeting of Corporation’s shareholders.

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OraSure Technologies, Inc.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OSUR2024**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38990-P04380 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ORASURE TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following nominees:

1. ELECTION OF DIRECTORS
Class III (Expiring 2027)

Nominees:	**For**	**Against**	**Abstain**
1a. Nancy J. Gagliano, M.D.	☐	☐	☐
1b. Lelio Marmora	☐	☐	☐

The Board of Directors recommends you vote FOR items 2, 3, 4, 5 and 6.	**For**	**Against**	**Abstain**
2. Ratification of Appointment of Grant Thornton LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2024.	☐	☐	☐
3. Advisory (Non-Binding) Vote to Approve Executive Compensation.	☐	☐	☐
4. Approval of an Amendment to the Company's Certificate of Incorporation.	☐	☐	☐
5. Approval of Amendment and Restatement of the Company's Stock Award Plan to Increase the Shares Authorized for Issuance Thereunder.	☐	☐	☐
6. Approval to Adjourn Annual Meeting to a Later Date or Dates, if Necessary, or Appropriate, to Permit Further Solicitation and Vote of Proxies in the Event that there are Insufficient Votes for, or Otherwise, in Connection with the Approval of the Foregoing Proposals.	☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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